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                  BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                        NATIONSBANC MORTGAGE CORPORATION,

                                  as Servicer,

                              BANK OF AMERICA, FSB,

                                  as Servicer,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                              Dated August 26, 1999

                           -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 1999-9








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





                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENT........................................................1


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms..................................................2
Section 1.02  Interest Calculations.........................................26


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans..................................26
Section 2.02  Acceptance by the Trustee of the Mortgage Loans...............30
Section 2.03  Representations, Warranties and Covenants of the NMC
               Servicer.....................................................31
Section 2.04  Representations, Warranties and Covenants of the BAFSB
               Servicer.....................................................33
Section 2.05  Representations, Warranties and Covenants of the BANA
               Servicer.....................................................34
Section 2.06  Representations and Warranties of the Depositor as to the
               Mortgage Loans...............................................35
Section 2.07  Designation of Interests in the REMIC.........................42
Section 2.08  Designation of Start-up Day...................................43
Section 2.09  REMIC Certificate Maturity Date...............................43
Section 2.10  Execution and Delivery of Certificates........................43


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicers to Service Mortgage Loans...........................43
Section 3.02  Subservicing; Enforcement of the Obligations of Servicers.....44
Section 3.03  Fidelity Bond; Errors and Omissions Insurance.................45
Section 3.04  Access to Certain Documentation...............................45
Section 3.05  Maintenance of Primary Mortgage Insurance Policy; Claims......46
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicers....................................................47
Section 3.07  Trustee to Act as Servicer....................................47
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Accounts; and Certificate Account............................48
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts..............................................51
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans...........................................52
Section 3.11  Permitted Withdrawals from the Servicer Custodial
               Accounts and Certificate Account.............................52
Section 3.12  Maintenance of Hazard Insurance...............................54
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements.....55
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property.......56
Section 3.15  Trustee to Cooperate; Release of Mortgage Files...............59
Section 3.16  Documents, Records and Funds in Possession of the
               Servicers to be Held for the Trustee.........................60
Section 3.17  Servicing Compensation........................................61
Section 3.18  Annual Statement as to Compliance.............................61
Section 3.19  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements..............................61
Section 3.20  Advances......................................................61
Section 3.21  Modifications, Waivers, Amendments and Consents...............62
Section 3.22  Reports to the Securities and Exchange Commission.............63


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate........................................64


                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions.................................................64
Section 5.02  Priorities of Distribution....................................64
Section 5.03  Allocation of Losses..........................................69
Section 5.04  Statements to Certificateholders..............................71
Section 5.05  Tax Returns and Reports to Certificateholders.................73
Section 5.06  Tax Matters Person............................................74
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee....74
Section 5.08  REMIC Related Covenants.......................................74


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates..............................................75
Section 6.02  Registration of Transfer and Exchange of Certificates.........76
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates.............80
Section 6.04  Persons Deemed Owners.........................................80


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICERS

Section 7.01  Respective Liabilities of the Depositor and the Servicers.....80
Section 7.02  Merger or Consolidation of the Depositor or a Servicer........81
Section 7.03  Limitation on Liability of the Depositor, the Servicers
               and Others...................................................81
Section 7.04  Depositor and Servicers Not to Resign.........................82


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default.............................................82
Section 8.02  Remedies of Trustee...........................................83
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default......................................84
Section 8.04  Action upon Certain Failures of a Servicer and upon Event of Default...................................................84
Section 8.05  Trustee to Act; Appointment of Successor......................84
Section 8.06  Notification to Certificateholders............................85


                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee.............................................86
Section 9.02  Certain Matters Affecting the Trustee.........................87
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans.........88
Section 9.04  Trustee May Own Certificates..................................89
Section 9.05  Eligibility Requirements for Trustee..........................89
Section 9.06  Resignation and Removal of Trustee............................89
Section 9.07  Successor Trustee.............................................90
Section 9.08  Merger or Consolidation of Trustee............................91
Section 9.09  Appointment of Co-Trustee or Separate Trustee.................91
Section 9.10  Authenticating Agents.........................................92
Section 9.11  Trustee's Fees and Expenses...................................93
Section 9.12  [Reserved]....................................................93
Section 9.13  Paying Agents.................................................93
Section 9.14  Limitation of Liability.......................................94
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates.................................................94
Section 9.16  Suits for Enforcement.........................................94
Section 9.17  Waiver of Bond Requirement....................................94
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement.....95
Section 9.19  Year 2000 Compliance..........................................95


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans........................................95
Section 10.02 Additional Termination Requirements...........................97


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment.....................................................97
Section 11.02 Recordation of Agreement......................................99
Section 11.03 Limitation on Rights of Certificateholders....................99
Section 11.04 Governing Law................................................100
Section 11.05 Notices......................................................100
Section 11.06 Severability of Provisions...................................100
Section 11.07 Certificates Nonassessable and Fully Paid....................100
Section 11.08 Access to List of Certificateholders.........................101
Section 11.09 Recharacterization...........................................101

EXHIBITS

Exhibit A-1       -     Form of Face of Class A-1 Certificate
Exhibit A-2       -     Form of Face of Class A-2 Certificate
Exhibit A-3       -     Form of Face of Class A-3 Certificate
Exhibit A-4       -     Form of Face of Class A-4 Certificate
Exhibit A-5       -     Form of Face of Class A-5 Certificate
Exhibit A-6       -     Form of Face of Class A-6 Certificate
Exhibit A-7       -     Form of Face of Class A-7 Certificate
Exhibit A-8       -     Form of Face of Class A-8 Certificate
Exhibit A-9       -     Form of Face of Class A-9 Certificate
Exhibit A-10      -     Form of Face of Class A-10 Certificate
Exhibit A-PO      -     Form of Face of Class A-PO Certificate
Exhibit A-R       -     Form of Face of Class A-R Certificate
Exhibit B-1       -     Form of Face of Class B-1 Certificate
Exhibit B-2       -     Form of Face of Class B-2 Certificate
Exhibit B-3       -     Form of Face of Class B-3 Certificate
Exhibit B-4       -     Form of Face of Class B-4 Certificate
Exhibit B-5       -     Form of Face of Class B-5 Certificate
Exhibit B-6       -     Form of Face of Class B-6 Certificate
Exhibit C         Form of Reverse of all Certificates......................C-1
Exhibit D-1       BAFSB Mortgage Loan Schedule...........................D-1-1
Exhibit D-2       NMC Mortgage Loan Schedule.............................D-2-1
Exhibit D-3       BANA Mortgage Loan Scheduled...........................D-3-1
Exhibit E         Request for Release of Documents.........................E-1
Exhibit F         Form of Certification of Establishment of Account........F-1
Exhibit G-1       Form of Transferor's Certificate.......................G-1-1
Exhibit G-2A      Form 1 of Transferee's Certificate....................G-2A-1
Exhibit G-2B      Form 2 of Transferee's Certificate....................G-2B-1
Exhibit H         Form of Transferee Representation Letter
                  for ERISA Restricted Certificates........................H-1
Exhibit I         Form of Affidavit Regarding Transfer of Residual Certificate
                  .........................................................I-1
Exhibit J         Contents of Servicing File...............................J-1
Exhibit K         Form of Special Servicing Agreement......................K-1

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated August 26, 1999, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), NATIONSBANC MORTGAGE CORPORATION, as servicer (together with its permitted successors and assigns, the "NMC Servicer"), BANK OF AMERICA, FSB, as servicer (together with its permitted successors and assigns, the "BAFSB Servicer"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "BANA Servicer" and, collectively with the NMC Servicer and the BAFSB Servicer, the "Servicers"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                        W I T N E S S E T H   T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the NMC Servicer, the BAFSB Servicer, the BANA Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular
Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

                 Initial Class                                Integral Multiples
                 Certificate        Pass-Through   Minimum        in Excess
Classes          Balance            Rate           Denomination   of Minimum
Class A-1        $  20,000,000.00   7.000%           $1,000           $1
Class A-2        $  50,000,000.00   7.000%           $1,000           $1
Class A-3        $ 129,861,000.00   7.000%           $1,000           $1
Class A-4        $  23,528,000.00   7.000%           $1,000           $1
Class A-5        $  39,333,000.00   7.000%           $1,000           $1
Class A-6        $  20,000,000.00   7.000%           $1,000           $1
Class A-7        $  14,647,000.00   7.000%           $1,000           $1
Class A-8        $  40,000,000.00   7.000%           $1,000           $1
Class A-9        $  39,000,000.00   7.000%           $1,000           $1
Class A-10       $   1,000,000.00   7.000%           $1,000           $1
Class A-PO       $   4,948,738.00   (1)              $25,000          $1
Class A-R        $         100.00   7.000%           $100             N/A
Class B-1        $  10,609,000.00   7.000%           $25,000          $1
Class B-2        $   3,003,000.00   7.000%           $25,000          $1
Class B-3        $   1,602,000.00   7.000%           $25,000          $1
Class B-4        $   1,202,000.00   7.000%           $25,000          $1
Class B-5        $     801,000.00   7.000%           $25,000          $1
Class B-6        $     801,392.09   7.000%           $25,000          $1

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(1) The Class A-PO Certificates will be Principal-Only Certificates and will not bear interest.


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Class Certificate Balance of the Class A-4 Certificates has been reduced to zero or (ii) the Senior Credit Support Depletion Date.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Pool Amount:  With respect to any  Distribution  Date,  the
Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance:  A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Accounts at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            BAFSB Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated August 26, 1999, between the BAFSB Seller, as seller, and the Depositor, as purchaser.

            BAFSB Mortgage Loans: The Mortgage Loans serviced by the BAFSB Servicer and identified on Exhibit D-1 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

            BAFSB Seller: Bank of America, FSB, a federal savings bank, or its successor in interest, as seller of the BAFSB Mortgage Loans under the BAFSB Mortgage Loan Purchase Agreement.

            BAFSB Servicer: Bank of America, FSB, a federal savings bank, or its successor in interest, in its capacity as servicer of the BAFSB Mortgage Loans, or any successor servicer appointed as herein provided.

            BAFSB Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the BAFSB Servicer pursuant to Section 3.08(b).

            BANA Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated August 26, 1999, between the BANA Seller, as seller, and the Depositor, as purchaser.

            BANA Mortgage Loans: The Mortgage Loans serviced by the BANA Servicer and identified on Exhibit D-3 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

            BANA Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the BANA Mortgage Loans under the BANA Mortgage Loan Purchase Agreement.

            BANA   Servicer:   Bank  of  America,   N.A.,  a  national   banking
association, or its successor in interest, in its capacity as servicer of the BANA Mortgage Loans, or any successor servicer appointed as herein provided.

            BANA Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the BANA Servicer pursuant to Section 3.08(b).

            Bankruptcy   Loss:   Any  Deficient   Valuation  or  Debt  Service
Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date, the Initial Bankruptcy Loss Amount less the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of California, the State of Virginia, the state in which the servicing offices of any of the Servicers is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-9 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-9." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate   Register:   The  register   maintained  pursuant  to
Section 6.02.

            Certificate   Registrar:   The  registrar  appointed  pursuant  to
Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, any of the Servicers or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-PO and Class A-R Certificates.

            Class A-6 Accrual Distribution Amount: For any Distribution Date and the Class A-6 Certificates prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of (i) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (i) of the definition of "Interest Distribution Amount," and (ii) the amount allocated but not currently distributable as interest to such Class pursuant to Section 5.02(a)(i) that is attributable to clause (ii) of the definition of "Interest Distribution Amount."

            Class A-6 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class A-6 Certificates would be reduced as a result of the allocation of any Realized Loss (other than an Excess Loss) to such Class pursuant to Section 5.03(a)(ii)(1) or the allocation of any reduction pursuant to Section 5.03(b) to such Class, in each case without regard to the operation of Section 5.03(e).

            Class A-8 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class A-8 Certificates would be reduced as a result of the allocation of any Realized Loss (other than an Excess Loss) to such Class pursuant to Section 5.03(a)(ii)(1) or the allocation of any reduction pursuant to Section 5.03(b) to such Class, in each case without regard to the operation of Section 5.03(e).

            Class A-10 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class A-10 Certificates with respect to such Distribution Date prior to any reduction for the Class A-10 Loss Allocation Amount and (b) the sum of the Class A-6 Loss Amount and the Class A-8 Loss Amount with respect to such Distribution Date.

            Class A-PO Deferred Amount: As to any Distribution Date prior to the Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, to be allocated to the Class A-PO Certificates on such Distribution Date or previously allocated to the Class A-PO Certificates and not yet paid to the Holders of the Class A-PO Certificates pursuant to Section 5.02(a)(iii).

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class (plus, in the case of the Class A-6 Certificates, any Class A-6 Accrual Distribution Amounts previously added thereto) minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a), (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iv) in the case of the Class A-10 Certificates, any reduction allocated thereto pursuant to Section 5.03(e).

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class (or, in the case of the Class A-6 Certificates prior to the Accretion Termination Date, the amount included in the Class A-6 Accrual Distribution Amount pursuant to clause (i) of the definition thereof, but not distributed as interest on the Class A-6 Certificates) on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class (or, in the case of the Class A-6 Certificates prior to the Accretion Termination Date, the amount included in the Class A-6 Accrual Distribution Amount pursuant to clause (ii) of the definition thereof, but not distributed as interest on the Class A-6 Certificates) on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date:  August 26, 1999.

            Code:  The Internal Revenue Code of 1986, as amended.

            Compensating Interest:  As defined in Section 3.17.

            Co-op  Shares:   Shares  issued  by  private   non-profit  housing
corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS (Fax: (212) 815-5309).

            Custodian: Any Custodian appointed by the Trustee in accordance with the terms of this Agreement.

            Customary Servicing Procedures: With respect to any Servicer, procedures (including collection procedures) that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date:  August 1, 1999.

            Cut-Off  Date  Pool  Principal  Balance:   The  aggregate  of  the
Cut-Off   Date   Principal   Balances   of  the   Mortgage   Loans   which  is
$400,336,230.49.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.06.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates:  As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is less than 7.000% per annum.

            Distribution Date: The 25th day of each month beginning in September 1999 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account:  Any of (i) an account or accounts maintained with
(a) Bank of America, FSB, (b) Bank of America, N.A., or (c) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA  Restricted  Certificates:   The  Class  A-10  and  Class  B
Certificates.

            Escrow Account:  As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default:  As defined in Section 8.01.

            Excess Losses: For any Distribution Date, the amount of any (i) Fraud Losses in excess of the Fraud Loss Amount, (ii) Special Hazard Losses in excess of the Special Hazard Loss Amount or (iii) Bankruptcy Losses in excess of the Bankruptcy Loss Amount.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the related Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC:  The  Federal   Deposit   Insurance   Corporation,   or  any
successor thereto.

            FHLMC:  The  Federal  Home  Loan  Mortgage  Corporation,   or  any
successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to
Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA:   The   Financial   Institutions   Reform,   Recovery  and
Enforcement Act of 1989, as amended.

            Fitch:  Fitch IBCA, Inc., or any successor thereto.

            FNMA:  Fannie Mae, or any successor thereto.

            Fractional Interest:  As defined in Section 5.02(d).

            Fraud Loss:  Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates. Thereafter, the Fraud Loss Amount shall be equal to the lesser of (i) the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance, and
(c) after the fifth anniversary of the Cut-Off Date, zero.

            Holder:  A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicers,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or any Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Bankruptcy Loss Amount: $150,011.00.

            Initial   Class   Certificate   Balance:   As  to  each  Class  of
Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Initial Fraud Loss Amount: $4,003,362.30.

            Initial Special Hazard Amount: $4,005,442.00.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS:  As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: Each of the BAFSB Mortgage Loan Purchase Agreement, the BANA Mortgage Loan Purchase Agreement and the NMC Mortgage Loan Purchase Agreement.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the applicable Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit D-2 and Exhibit D-3, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date;
(viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the related Servicing Fee Rate and the Trustee Fee Rate.

            NMC Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated August 26, 1999, between the NMC Seller, as seller, and the Depositor, as purchaser.

            NMC Mortgage Loans: The Mortgage Loans serviced by the NMC Servicer and identified on Exhibit D-2 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

            NMC Seller: NationsBanc Mortgage Corporation, a Texas corporation, or its successor in interest, as seller of the NMC Mortgage Loans under the NMC Mortgage Loan Purchase Agreement.

            NMC Servicer: NationsBanc Mortgage Corporation, a Texas corporation, or its successor in interest, in its capacity as servicer of the NMC Mortgage Loans, or any successor servicer appointed as herein provided.

            NMC Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the NMC Servicer pursuant to Section 3.08(b).

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 7.000%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal
Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person:  A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the related Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant
Secretaries, or any other duly authorized officer of the Depositor or any Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or a Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original  Fractional  Interest:   With  respect  to  each  of  the
following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.87%
                       Class B-2               1.11%
                       Class B-3               0.71%
                       Class B-4               0.41%
                       Class B-5               0.20%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $18,018,392.09.

            OTS:  The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.06.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through   Rate:   As  to  each   Class  of   interest-bearing
Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent:  As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) serviced by such Servicer that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that such Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments:  One or more of the following:

               (i)obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (v)investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

               (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by any Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone  cooperatives  described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by any Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan:  As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicers in respect of such Distribution Date deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Accounts deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Accounts pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and (ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the only Class of Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the sum of the Class Certificate Balances of the Class A-9 and Class A-10 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Priority Percentage and (c) the Senior Principal Distribution Amount.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the sum of the Class Certificate Balances of the Class A-9 and Class A-10 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Senior Certificates (other than the Class A-PO Certificates) immediately prior to such date.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro  Rata  Share:  As to any  Distribution  Date  and any  Class  of
Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.09.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period:  As defined in Section 3.14.

            REO Proceeds:  Proceeds,  net of any related expenses of the related
Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.06, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request  for  Release:  The Request  for  Release  submitted  by a
Servicer  to  the  Trustee  or  the   Custodian  on  behalf  of  the  Trustee,
substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate:  The Class A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes:  As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: With respect to the BAFSB Loans, the BAFSB Seller, with respect to the BANA Loans, the BANA Seller, and with respect to the NMC Loans, the NMC Seller.

            Senior Certificates:  The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO
Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                                Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance

September 2004 through August 2005                   30%

September 2005 through August 2006                   35%

September 2006 through August 2007                   40%

September 2007 through August 2008                   45%

September 2008 and thereafter                        50%

            Servicer: With respect to the BAFSB Mortgage Loans, the BAFSB Servicer, with respect to the BANA Loans, the BANA Servicer and, with respect to the NMC Mortgage Loans, the NMC Servicer.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The NMC Servicer Custodial Account, the BAFSB Servicer Custodial Account or the BANA Servicer Custodial Account, as applicable.

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by any Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to such Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the related Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. Any Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by such Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 7.000% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by such Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:


Distribution Date Occurring In                    Shift Percentage
------------------------------                    ----------------
September 1999 through August 2004.............   0%
September 2004 through August 2005.............   30%
September 2005 through August 2006.............   40%
September 2006 through August 2007.............   60%
September 2007 through August 2008.............   80%
September 2008 and thereafter..................   100%

            Similar Law:  As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

            (a)    (i)   wear   and   tear,   deterioration,    rust   or
corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

            (ii)  settling,   subsidence,   cracking,   shrinkage,  building  or
      expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b)...errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c)...nuclear   or  chemical   reaction  or  nuclear   radiation  or
radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d)...(i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date, the lesser of (a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates:  The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which a Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing  Agreement:  Any subservicing  agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between a Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount:  As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury   Regulations:   The  final  and  temporary   regulations
promulgated under the Code by the U.S. Department of the Treasury.

            Trust:  The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Accounts or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0040% per annum.

            Underwriting Guidelines: The underwriting guidelines of the Bank of America, FSB, Bank of America, N.A., or NationsBanc Mortgage Corporation, as applicable.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01      Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New
      York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

               (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

               (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-9" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
      designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

               (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

               (v) the  original  or   duplicate   original   mortgagee   title
      insurance policy and all riders thereto;

               (vi) the original of any guarantee executed in connection with the Mortgage Note;

               (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

               (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

               (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement;

                  (F) The executed  UCC-1  financing  statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing  statements or other  appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the related Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in  connection  with any Mortgage  Loans,  the  Depositor  cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the related Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or any Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the related Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicers shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which a Servicer has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required if the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the related Servicer to deposit in the related Servicer Custodial Account the portion of such payment that is required to be deposited in such Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the related Servicer and the Depositor, or shall cause the Custodian to promptly so notify the related Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The applicable Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan serviced by such Servicer that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and such Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to
Section 2.06. Upon any such substitution and the deposit to the related Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into such Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the NMC Servicer.

            The NMC Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i)The NMC Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the NMC Servicer. The NMC Servicer has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the NMC Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the NMC Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the NMC Servicer to make this Agreement valid and binding upon the NMC Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the NMC Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the NMC Servicer and will not result in the breach of any term or provision of the charter or by-laws of the NMC Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the NMC Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the NMC Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the NMC Servicer, threatened against the NMC Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the NMC Servicer, or in any material impairment of the right or ability of the NMC Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the NMC Servicer contemplated herein, or which would materially impair the ability of the NMC Servicer to perform under the terms of this Agreement.

               (v)The NMC Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the NMC Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            The representations and warranties made or assigned pursuant to this
Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations, Warranties and Covenants of the BAFSB Servicer.

            The BAFSB Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i)The BAFSB Servicer is a federal savings bank duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the BAFSB Servicer. The BAFSB Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the BAFSB Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the BAFSB Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the BAFSB Servicer to make this Agreement valid and binding upon the BAFSB Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the BAFSB Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the BAFSB Servicer and will not result in the breach of any term or provision of the charter or by-laws of the BAFSB Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the BAFSB Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the BAFSB Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the BAFSB Servicer, threatened against the BAFSB Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the BAFSB Servicer, or in any material impairment of the right or ability of the BAFSB Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the BAFSB Servicer contemplated herein, or which would materially impair the ability of the BAFSB Servicer to perform under the terms of this Agreement.

               (v)The BAFSB Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the BAFSB Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            The  representations  and  warranties  made pursuant to this Section
2.04 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.05 Representations, Warranties and Covenants of the BANA Servicer.

            The BANA Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i)The BANA Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the BANA Servicer. The BANA Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the BANA Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the BANA Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the BANA Servicer to make this Agreement valid and binding upon the BANA Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the BANA Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the BANA Servicer and will not result in the breach of any term or provision of the charter or by-laws of the BANA Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the BANA Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the BANA Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the BANA Servicer, threatened against the BANA Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the BANA Servicer, or in any material impairment of the right or ability of the BANA Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the BANA Servicer contemplated herein, or which would materially impair the ability of the BANA Servicer to perform under the terms of this Agreement.

               (v)The BANA Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the BANA Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            The  representations  and  warranties  made pursuant to this Section
2.05 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.06 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

               (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

               (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

               (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

               (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

               (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

               (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

               (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

               (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

               (ix) The Mortgage  Note and the related  Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

               (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

               (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

               (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

               (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

               (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

               (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

               (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

               (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

               (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

               (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

               (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

               (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

               (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

               (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

               (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

               (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

               (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

               (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

               (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

               (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

               (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

               (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

               (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

               (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

               (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

               (xxxviii)Each  Mortgage Loan is a "qualified  mortgage"  within
      Section 860G(a)(3) of the Code.

               (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.06 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, any Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.06 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The
Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.07 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.08 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.09 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is September 25, 2029.

            Section 2.10 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicers to Service Mortgage Loans. For and on behalf of the Certificateholders, the NMC Servicer shall service and administer the NMC Mortgage Loans, the BAFSB Servicer shall service and administer the BAFSB
Mortgage Loans and the BANA Servicer shall service and administer the BAFSB Mortgage Loans, all in accordance with the terms of this Agreement, Customary
Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. Each Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans it services to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the related Servicer, shall promptly execute such documents and deliver them to the related Servicer.

            In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicers, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of each Servicer (and of any successor to any Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of Servicers.

            (a) Any of the Servicers may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the related Servicer with the same force and effect as if performed directly by such Servicer.

            (b) For purposes of this Agreement, each Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to such Servicer.

            (c) As part of its servicing activities hereunder, each Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by such Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the related Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The related Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by a Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of such Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of such Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the related Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03      Fidelity Bond; Errors and Omissions Insurance.

            Each Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure such Servicer against losses resulting from dishonest or fraudulent acts committed by such Servicer's personnel, any employees of outside firms that provide data processing services for such Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure such Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve such Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to such Servicer by express waiver of FNMA or FHLMC.

            Section 3.04      Access to Certain Documentation.

            Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans serviced by such Servicer. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this Section 3.04 shall limit the obligation of such Servicer to observe any applicable law and the failure of such Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05      Maintenance  of  Primary  Mortgage   Insurance
Policy; Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The related Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the related Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the related Servicer shall notify the Trustee in writing, it being understood that such Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If such Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, such Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. A Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of such Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the related Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan serviced by such Servicer. Pursuant to Section 3.09(a), any amounts collected by a Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            Each Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicers.

            The Depositor may, but is not obligated to, enforce the obligations of each Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of any Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of such Servicer hereunder; provided that a Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by a Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of a Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the applicable Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether each Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07      Trustee to Act as Servicer.

            If any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of such Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If any Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of such Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the related Servicer's interest therein and to have replaced such Servicer as a party to any Subservicing Agreement entered into by such Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that such Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            Each Servicer that is no longer a Servicer hereunder shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Accounts; and Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, each Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, each Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, any Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that a Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer permitting such arrangement shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. A Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The NMC Servicer shall establish and maintain the NMC Servicer Custodial Account. The BAFSB Servicer shall establish and maintain the BAFSB Servicer Custodial Account. The BANA Servicer shall establish and maintain the BANA Servicer Custodial Account. The NMC Servicer shall deposit or cause to be deposited into the NMC Servicer Custodial Account, the BAFSB Servicer shall deposit or cause to be deposited into the BAFSB Servicer Custodial Account and the BANA Servicer shall deposit or cause to be deposited into the BANA Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by such Servicer in respect of Mortgage Loans it services subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off
Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

               (i) all payments on account of principal of such Mortgage Loans, including Principal Prepayments;

               (ii) all payments on account of interest on such Mortgage Loans, net of the Servicing Fee;

               (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

               (iv) any amount required to be deposited by such Servicer pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to such Servicer Custodial Account;

               (v)any amounts required to be deposited by such Servicer pursuant to Section 3.14;

               (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by such Servicer;

               (vii) Periodic Advances made by such Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

               (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Accounts by the Servicers shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicers. If a Servicer shall deposit in the related Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining such Servicer Custodial Account to withdraw such amount from such Servicer Custodial Account, any provision herein to the contrary notwithstanding. Each Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the applicable Servicer or serviced by such Servicer on behalf of others. Notwithstanding such commingling of funds, each Servicer shall keep records that accurately reflect the funds on deposit in the applicable Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in a Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

               (i) the aggregate amount remitted by each Servicer to the Trustee pursuant to Section 3.11(a)(viii);

               (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

               (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If a Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

            (d) Each institution at which any Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the NMC Servicer (with respect to the NMC Servicer Custodial
Account),  the BAFSB  Servicer  (with  respect to the BAFSB  Servicer  Custodial
Account), the BANA Servicer (with respect to the BANA Servicer Custodial Account) or the Trustee (with respect to the Certificate Account) in Permitted Investments, which shall mature not later than (i) in the case of any Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain (net of any losses) realized from any such investment of funds on deposit in the NMC Servicer Custodial Account shall be for the benefit of the NMC Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the BAFSB Servicer Custodial Account shall be for the benefit of the BAFSB Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the BANA Servicer Custodial Account shall be for the benefit of the BANA Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the NMC Servicer Custodial Account, the BAFSB Servicer Custodial Account, the BANA Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the NMC Servicer in the NMC Servicer Custodial Account, the BAFSB Servicer in the BAFSB Servicer Custodial Account, the BANA Servicer in the BANA Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) A Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by such Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicers, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of any Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, each Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan serviced by such Servicer which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-9 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. Each Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans serviced by such Servicer, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require any Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the related Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse such Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by such Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the related Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account,
(vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan it services, each Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. Each Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by such Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the related Servicer shall determine that any such payments are made by the Mortgagor. The related Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The related Servicer shall advance any such payments that are not timely paid, but such Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            Each Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans serviced by said Servicer and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the applicable Servicer.

            Upon reasonable advance notice in writing, each Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans serviced by such Servicer sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that such Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access.

            Section 3.11      Permitted   Withdrawals   from  the   Servicer
Custodial Accounts and Certificate Account.

            (a) The NMC Servicer may from time to time make withdrawals from the NMC Servicer Custodial Account, the BAFSB Servicer may from time to time make withdrawals from the BAFSB Servicer Custodial Account and the BANA Servicer may from time to time make withdrawals from the BANA Servicer Custodial Account, for the following purposes:

               (i) to pay to the related Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to
      Section 3.17, and to pay to the related Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the related Servicer Custodial Account;

               (ii) to reimburse the related Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the related Servicer for any Nonrecoverable Advance previously made;

               (iv) to reimburse the related Servicer for Insured Expenses from the related Insurance Proceeds;

               (v)to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.06, all amounts received thereon after the date of such purchase;

               (vi) to reimburse the related Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to
      Section 7.03;

               (vii) to withdraw any amount deposited in the related Servicer Custodial Account and not required to be deposited therein;

               (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

               (ix) to clear and terminate the related Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Servicer Custodial Account pursuant to clauses (i),
(ii), (iv) and (v). Prior to making any withdrawal from the related Servicer Custodial Account pursuant to clause (iii), each Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

               (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

               (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

               (iii) to withdraw and return to the related Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

               (iv)  to  clear  and  terminate  the  Certificate   Account  upon
      termination of the Agreement pursuant to Section 10.01.

            Section 3.12      Maintenance of Hazard Insurance.

            Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the related Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. Each Servicer shall also maintain on REO Property serviced by such Servicer, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by a Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the related Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by a Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the related Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to such Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, any Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans serviced by such Servicer in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the related Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the related Servicer shall deposit in the related Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the related Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, a Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the related Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the related Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the related Servicer enters such agreement) by the applicable Required Insurance Policies. The related Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section
3.13 by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to a Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the related Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of a Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the related Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. Each Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement may be retained by such Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of any Servicer, the Trustee shall execute and deliver to such Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14      Realization Upon Defaulted  Mortgage Loans; REO
Property.

            (a) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans serviced by such Servicer as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy;
provided, however, that any Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans serviced by such Servicer and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, a Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the related Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of any Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, such Servicer may rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. Each Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property serviced by such Servicer that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that a Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the related Servicer Custodial Account no later than the close of business on each Determination Date. Each Servicer shall perform, with respect to the Mortgage Loans serviced by such Servicer, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. Each Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by such Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on the REMIC (as defined in Section 860F of the Code) or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at such Servicer's expense) or such Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. Each Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan serviced by such Servicer held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by such Servicer have been made. After delivery of such identification, the related Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the related Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the related Servicer for any unreimbursed Periodic Advances and to reimburse the related Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the related Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.17.

            (b) Each Servicer shall promptly notify the Depositor of any Mortgage Loan serviced by such Servicer which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if, in the Depositor's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the applicable Mortgage Loan Purchase Agreement the applicable Seller requests the Depositor to repurchase and to sell to such Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the applicable Servicer shall provide to the Trustee the notification required by
Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15      Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the related Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to such Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the related
Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the related Servicer. The Trustee shall at the related Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the related Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Custodial Account, in which case the related Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to any Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of such Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the related Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the applicable Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the related Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicers to be Held for the Trustee.

            Each Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan serviced by such Servicer coming into the possession of such Servicer from time to time and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by such Servicer. The documents constituting the Servicing File shall be held by the related Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, any Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the related Servicer Custodial Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the related Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by such Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that each Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

            Section 3.17      Servicing Compensation.

            Each Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) serviced by such Servicer and included in the Trust Estate to retain or withdraw from the related Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the related Servicer to the extent not required to be deposited in the related Servicer Custodial Account pursuant to Section 3.08(b). Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for each Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans serviced by such Servicer and
(b) one-twelfth of 0.25% of the aggregate Scheduled Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18      Annual Statement as to Compliance.

            Each Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of such Servicer's fiscal year, commencing with its 1999 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19      Annual   Independent   Public    Accountants'
Servicing Statement; Financial Statements.

            Each Servicer shall, at its own expense,  on or before 90 days after the end of such Servicer's fiscal year, commencing with its 1999 fiscal year, cause a firm of independent public accountants (who may also render other services to such Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to such Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20      Advances.

            Each Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If any Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the related Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the related Servicer Custodial Account that any portion of the Amount Held for Future Distribution in such Servicer Custodial Account has been used by such Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by such Servicer by deposit in the related Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. Each Servicer shall be entitled to be reimbursed from the related Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. Each Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by such Servicer on each Servicer Advance Date no later than the related Remittance Date.

            Each Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by such Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the related Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21      Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, each Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan serviced by such Servicer without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) A Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

               (ii) in such Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

               (iii) otherwise constitutes a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless,  in either case,  (A) such  Mortgage Loan is 90 days or more past due or
(B) such Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, any Servicer may permit a forbearance for a Mortgage Loan serviced by such Servicer which in such Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) Any Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within such Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by such Servicer, which amount shall be retained by such Servicer as additional servicing compensation.

            (e) Each Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan serviced by such Servicer and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the related Servicer (i) shall deliver to the Trustee a copy thereof and (ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22      Reports  to  the   Securities   and   Exchange
Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, each of the Servicers and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01      Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, each Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to such Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans serviced by the Servicer providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.


                                    ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicers or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02      Priorities of Distribution.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicers no later than the related Determination Date, and shall apply such funds from the Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

               (i) to each Class of Senior Certificates (other than the Class A-PO Certificates), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that until the Accretion Termination Date, amounts that would have been distributed pursuant to this clause to the Class A-6 Certificates will instead be distributed in reduction of the Class Certificate Balances of the Classes of Certificates specified in Section 5.02(b)(i);

               (ii) concurrently to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates (other than the Class A-PO
      Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates in an aggregate amount up to the PO Principal Amount;

               (iii) to the Class A-PO Certificates, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5 Certificates pursuant to clause (iv)(J) below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3
      Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

               (iv) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class B-1  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

               (v) to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

            On any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the Class A-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            (b) (1)On each Distribution Date occurring prior to the Accretion Termination Date, based solely on the information contained in the Servicer's Certificate, the Class A-6 Accrual Distribution Amount will be allocated sequentially as follows:

                  first, to the Class A-4 Certificates, until their Class Certificate Balance has been reduced to zero; and

                  second, to the Class A-6 Certificates, until their Class Certificate Balance has been reduced to zero.

               (i) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-PO Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, to the Class A-R Certificate, until the Class Certificate Balance thereof has been reduced to zero;

                  second, to the Class A-9 and Class A-10 Certificates, pro rata, up to the Priority Amount for such Distribution Date, until their Class Certificate Balances have been reduced to zero;

                  third, concurrently:

                        (a)  10.7976957921% to the Class A-1 Certificates;

                        (b)  25.1613315443% to the Class A-2 Certificates; and

                        (c)  64.0409726636% to the Class A-3 Certificates;

            until the Class Certificate Balance of the Class A-1 Certificates has been reduced to zero;

                  fourth, concurrently:

                        (a)   4.8201388854%   sequentially   to  the  Class  A-4
            Certificates, until the Class Certificate Balance thereof has been reduced to zero, and then to the Class A-6 Certificates;

                        (b)  5.9775569067% to the Class A-5 Certificates;

                        (c)  25.1613315443% to the Class A-2 Certificates; and

                        (d)  64.0409726636% to the Class A-3 Certificates;

            until the Class Certificate Balance of the Class A-2 Certificates has been reduced to zero;

                  fifth, concurrently:

                        (a)   16.0522679360%   sequentially  to  the  Class  A-4
            Certificates, until the Class Certificate Balance thereof has been reduced to zero, and then to the Class A-6 Certificates;

                        (b)  19.9067594005% to the Class A-5 Certificates; and

                        (c)  64.0409726636% to the Class A-3 Certificates;

            until the Class Certificate Balance of the Class A-3 Certificates has been reduced to zero;

                  sixth, concurrently:

                        (a)   44.6404397588%   sequentially  to  the  Class  A-4
            Certificates, until the Class Certificate Balance thereof has been reduced to zero, and then to the Class A-6 Certificates; and

                        (b)  55.3595602412% to the Class A-5 Certificates;

            until the Class Certificate Balance of the Class A-5 Certificates has been reduced to zero;

                  seventh, concurrently:

                        (a)   44.6404397588%   sequentially  to  the  Class  A-4
            Certificates, until the Class Certificate Balance thereof has been reduced to zero, and then to the Class A-6 Certificates; and

                        (b)  55.3595602412% to the Class A-7 Certificates;

            until the Class Certificate Balances of the Class A-4, Class A-6 and Class A-7 Certificates have been reduced to zero;

                  eighth, to the Class A-8 Certificates, until their Class Certificate Balance has been reduced to zero; and

                  ninth, to the Class A-9 and Class A-10 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates (other than the Class A-PO Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) any Excess Losses allocable to interest, (C) on and after the Senior Credit Support Depletion Date, any other Realized Loss allocable to interest and (D) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. Any funds remaining will be distributed in the order provided in Section 5.02(a)(iv).

            Section 5.03      Allocation of Losses.

            (a) On or prior to each Determination Date, each Servicer shall inform the Trustee in writing with respect to each Mortgage Loan serviced by such Servicer: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

               (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan, including any Excess Loss, shall be allocated to the Class A-PO Certificates until the Class Certificate Balance thereof is reduced to zero; and

               (ii) (1) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date or, in the case of the Class A-6 Certificates, the Initial Class Certificate Balance, if lower, until the Class Certificate Balances thereof have been reduced to zero, until the Class Certificate Balances thereof have been reduced to zero; and

                  (2) the applicable Non-PO Percentage of the principal portion of any Excess Losses shall be allocated to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date or, in the case of the Class A-6 Certificates, the Initial Class Certificate Balance, if lower.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-PO Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-PO Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-PO Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date or, in the case of the Class A-6 Certificates, the Initial Class Certificate Balance, if lower.

            After the Senior Credit Support Depletion Date, the Class Certificate Balance of the Class A-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            (e) After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class A-10 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class A-10 Certificates will be reduced by the Class A-10 Loss Allocation Amount and, notwithstanding Section 5.03(a)(ii)(1) and Section 5.03(b), the Class Certificate Balances of the Class A-6 and Class A-8 Certificates will not be reduced by such amount; provided, however, that if the sum of the Class A-6 Loss Amount and Class A-8 Loss Amount for a Distribution Date exceeds the Class A-10 Loss Allocation Amount for such Distribution Date, the Class A-10 Loss Allocation Amount will be allocated, pro rata, between the Class A-6 and Class A-8 Certificates based on the Class A-6 Loss Amount and Class A-8 Loss Amount and the Class Certificate Balances of the Class A-6 and Class A-8 Certificates will be reduced by the amount of the Class A-10 Loss Allocation Amount allocated to each such Class.

            Section 5.04      Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

               (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

               (ii) the amount allocable to interest, the Class A-6 Accrual Distribution Amount, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

               (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

               (v)  the  Pool  Stated   Principal   Balance  for  the  following
      Distribution Date;

               (vi) the Senior Percentage, the Priority Percentage and Subordinate Percentage for the following Distribution Date;

               (vii) the amount of the Servicing Fees paid to or retained by the Servicers with respect to such Distribution Date;

               (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

               (x) the number and aggregate principal  amounts of Mortgage Loans
      (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

               (xii)  the  total  number  and  principal   balance  of  any  REO
      Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

               (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

               (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month, any Class A-10 Loss Allocation Amount or any Class A-PO Deferred Amounts for such Distribution Date; and

               (xv) the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and each Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05      Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 1999, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By their acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and each Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicers shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicers shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.06 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            None of the Servicers or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of each Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that each Servicer (or the Servicers, acting collectively) shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicers shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.


                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-PO, A-R, B-1,
B-2, B-3, B-4, B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates (other than the Class A-PO and Class A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). The Class A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile  signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such
Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02      Registration   of  Transfer  and  Exchange  of
Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A)(1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, either Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or any Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and each Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or any Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or any Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and each Servicer of an Opinion of Counsel satisfactory to the Trustee and each Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i)Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

               (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

               (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

               (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
      Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by any Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code,  information  needed to  compute  the tax  imposed  under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

               (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g)    [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated,  Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar or any agent of the Servicers, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.


                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICERS

            Section 7.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicers herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of any Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or any Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or any Servicer shall be a party, or any Person succeeding to the business of the Depositor or any Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to a Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicers and Others. None of the Depositor, the Servicers or any of the directors, officers, employees or agents of the Depositor or of any Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or any Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or any Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor or any of the Servicers shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or any Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and such Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the related Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicers Not to Resign. Subject to the provisions of Section 7.02, none of the Depositor or the Servicers shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or any Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by a Servicer shall become effective until the Trustee or a successor servicer shall have assumed such Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.


                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by any Servicer to deposit amounts in the related Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of any Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to the Servicers, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against any Servicer, or for the winding up or liquidation of any Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by any Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to substantially all of its property; or any Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of any Servicer to remit any Periodic Advance required to be remitted by such Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the related Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the related Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of such Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the related Servicer, terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which such Servicer failed to make. On or after the receipt by a Servicer of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to
Section 8.05,  and,  without  limitation,  the Trustee is hereby  authorized and empowered to execute and deliver, on behalf of each Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the
Mortgage Loans to it. Each Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of such Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by such Servicer in the related Servicer Custodial Account or thereafter received by such Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of a Servicer pursuant hereto, such Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of any Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of a Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of either Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon such Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to such Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05      Trustee to Act; Appointment of Successor.

            (a) On and after the time a Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to a Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of a Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of a Servicer as successor to NationsBanc Mortgage Corporation, Bank of America, FSB or Bank of America, N.A. shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by NationsBanc Mortgage Corporation, Bank of America, FSB or Bank of America, N.A., as applicable, on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by NationsBanc Mortgage Corporation, Bank of America, FSB or Bank of America, N.A., as applicable, and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to NationsBanc Mortgage Corporation, Bank of America, FSB or Bank of America, N.A., as applicable, by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to NationsBanc Mortgage Corporation, Bank of America, FSB or Bank of America, N.A., as applicable, under this Section 8.05(b).

            (c) Any successor, including the Trustee, to a Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as each Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to a Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

               (i)Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicers and which on their face, do not contradict the requirements of this Agreement;

               (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

               (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses
      (c), (d) and (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from a Servicer, the Depositor or any Certificateholder; and

               (v)Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

               (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicers, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicers in respect of the Mortgage Loans or deposited into the Servicer Custodial Accounts, or any other account hereunder (other than the Certificate Account) by a Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of a Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicers (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of a Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicers, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A" by Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or any Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicers and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicers shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicers may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicers and the Trustee; the Servicers shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor  Trustee shall accept  appointment  as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicers shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicers.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the related Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as such Servicer and the Trustee may consider necessary or desirable. If a Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicers and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any  Authenticating  Agent may at any time resign by giving  written notice of resignation to the Trustee and to the Servicers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicers. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor
Authenticating Agent, shall give written notice of such appointment to the Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a)
incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the related Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12      [Reserved]

            Section  9.13  Paying  Agents.  The  Trustee may appoint one or more
Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicers and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicers; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicers, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicers. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicers, a successor Paying Agent, shall give written notice of such appointment to the Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by a Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

            Section 9.19 Year 2000 Compliance. The Trustee warrants that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by the Trustee and used to provide the services are 2000 Compliant or will be made 2000 Compliant before December 31, 1999. With respect to software that the Trustee licenses from third parties and uses in providing the services ("Third Party Software"), the Trustee warrants that it has used or will use commercially reasonable efforts to test the same by September 30, 1999 to certify, in accordance with the Trustee's standard practices, that the Third Party Software is 2000 Compliant. If the Trustee cannot certify any Third Party Software as 2000 Compliant, the Trustee will use commercially reasonable efforts to replace such Third Party Software with software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with the Trustee's Systems and deemed by the Trustee as appropriate under the circumstances. In the event that the Trustee uses third party service providers to provide the services or any portion thereof ("Third Party Services"), the Trustee warrants that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing services are 2000 Compliant. Notwithstanding the foregoing, the Trustee cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the third parties. As used herein, the term "2000 Compliant" means that the Systems, Third Party Software and Third Party Services will function without material error caused by the introduction of dates falling on or after January 1, 2000.


                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon  presentation  and surrender of the  Certificates,  the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Class A-PO Deferred Amount with respect to the Class A-PO Certificates, and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining
Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02     Additional Termination Requirements.

            (a) If the Depositor  exercises  its purchase  option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i)within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

               (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

            (b) By their acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicers and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by any Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee shall be deemed effective upon receipt) to
(a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104,
Attention: Russell Thompson, (b) in the case of the NMC Servicer, NationsBanc Mortgage Corporation, 101 East Main Street, Suite 400, Louisville, Kentucky
40202,  Attention:  Servicing  Manager,  with a copy  to:  NationsBanc  Mortgage
Corporation, 201 North Tryon Street, 14th Floor, Charlotte, North Carolina 28255, Attention: General Counsel and Treasurer, (c) in the case of the BAFSB Servicer, Bank of America, FSB, 10200 Valley View Street, Cypress, California 90630, Attention: Brian Shea, (d) in the case of the BANA Servicer, Bank of America, N.A., 10200 Valley View Street, Cypress, California 90630, Attention:
Brian Shea, with a copy to: Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina, 28255, Attention: General Counsel and Chief Financial Officer, (e) in the case of the Trustee, 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS Group (Fax: (212) 815-5309), (f) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn: Mortgage Surveillance Group, and (g) in the case of Fitch, Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicers and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.


                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor


                                    By:/s/ Sharon Joseph
                                       --------------------
                                       Name:  Sharon Joseph
                                       Title: Vice President


                                    NATIONSBANC MORTGAGE CORPORATION,
                                       as Servicer


                                    By:/s/ Robert J. Debenedet
                                       --------------------------
                                       Name:  Robert J. Debenedet
                                       Title: Vice President


                                    BANK OF AMERICA, FSB,
                                       as Servicer


                                    By:/s/ Russell Thompson
                                       -----------------------
                                       Name:  Russell Thompson
                                       Title: Vice President


                                    BANK OF AMERICA, N.A.,
                                       as Servicer


                                    By:/s/ Nicholas Krsnich
                                       -----------------------
                                       Name:  Nicholas Krsnich
                                       Title: Senior Vice President


                                    THE BANK OF NEW YORK,
                                       as Trustee


                                    By:/s/ Kelly Sheahan
                                       --------------------
                                       Name:  Kelly Sheahan
                                       Title: Assistant Vice President

STATE OF NEW YORK    )
                     )     ss.:
COUNTY OF NEW YORK   )
                     )

            On the 26th day of August, 1999, before me, a notary public in and for the State of New York, personally appeared Kelly Sheahan, known to me who, being by me duly sworn, did depose and say that she is an Assistant Vice President of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 26th day of August, 1999, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. Debenedet, known to me who, being by me duly sworn, did depose and say that he is a Vice President of NationsBanc Mortgage Corporation, a Texas corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NEW YORK       )
                        )           ss.:
COUNTY OF NEW YORK      )
                        )

            On the 26th day of August, 1999, before me, a notary public in and for the State of New York, personally appeared Russell Thompson, known to me who, being by me duly sworn, did depose and say that he is an Vice President of Bank of America, FSB, a federal savings bank, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 26th day of August, 1999, before me, a notary public in and for the State of North Carolina, personally appeared Sharon Joseph, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 26th day of August, 1999, before me, a notary public in and for the State of North Carolina, personally appeared Nicholas Krsnich, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                   EXHIBIT A-1

                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $20,000,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HP 0

        This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-2

                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $50,000,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HQ 8

        This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-3

                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $129,861,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HR 6

        This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 99.34549%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 0.67395833%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.25%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01625592%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-4

                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $23,528,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HS 4

        This certifies that ________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 98.92361%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 1.09583333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.27%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01564261%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-5

                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $39,333,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HT 2

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 93.67361%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.34583333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.16%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05199143%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-6

                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE CERTIFICATE BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE CERTIFICATE BALANCE OF THIS CERTIFICATE AND BECAUSE REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MORE OR LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $20,000,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HU 9

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, at an issue price of 89.75174%, including accrued interest, and a stated redemption price at maturity equal to the sum of its initial principal balance and all interest distributions hereon (whether current or accrued), and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 95.99614534%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.24%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03203434%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-7

                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-7

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $14,647,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HV 7

        This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 92.13455%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.88489583%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.09%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03675993%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-8

                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-8

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $40,000,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HW 5

        This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 92.26736%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.75208333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.83%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01800589%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-9

                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-9

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-9

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $39,000,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HX 3

        This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 95.92361%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.09583333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.53%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01829078%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                  EXHIBIT A-10

                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                   Class A-10

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-6 AND CLASS A-8 CERTIFICATES WILL BE BORNE BY THE CLASS A-10 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                   Class A-10

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,000,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 HY 1

        This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 94.92361%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.09583333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.67%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02258471%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                   Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                   Class A-PO

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $4,948,738.00

CUSIP No.:                          060506 HZ 8

        This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        This Class A-PO Certificate represents the right to receive principal only.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, at an issue price of 56.50000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 43.50000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.68%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.44037888%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT A-R

                     [FORM OF FACE OF CLASS A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS  CLASS  A-R  CERTIFICATE  MAY NOT BE  PURCHASED  BY OR  TRANSFERRED  TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $100.00

Initial Class Certificate
Balance of this Class:              $100.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 JA 1

        This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

        Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicers, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $10,609,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 JB 9

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 95.61111%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.40833333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.61%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02181748%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $3,003,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 JC 7

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 93.57986%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.43958333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.90%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03144627%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,602,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 JR 4

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 87.04861%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 12.97083333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.91%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.06060668%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $1,202,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 JD 5

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 70.45486%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 29.56458333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 12.07%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12087051%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $801,000.00

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 JE 3

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 52.07986%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 47.93958333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 17.24%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.15911446%. This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                            * * *

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-9
                                    Class B-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                   Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                       August 1, 1999

First Distribution Date:            September 27, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):                   $

Initial Class Certificate
Balance of this Class:              $801,392.09

Pass-Through Rate:                  7.000%

CUSIP No.:                          060506 JF 0

        This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated August 26, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer (collectively with NationsBanc Mortgage Corporation and Bank of America, FSB, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

        No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate is issued on August 26, 1999, and based on its issue price of 21.48611%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus one day of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 225% PSA (as defined in the Prospectus Supplement dated August 18, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 78.53333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 39.89%; and (iii) the amount of OID allocable to the short first accrual period (August 26, 1999 to September 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.12611147%.

        This Certificate  shall not be entitled to any benefit under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                            * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

        This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing
Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

        This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

        On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

        The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicers, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicers, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

        On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

        Any term used  herein  that is  defined  in the  Pooling  and  Servicing
Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________ ___, ___

                                            THE BANK OF NEW YORK,
                                             as Trustee


                                            By----------------------------------
                                                   Authorized Signatory






                          CERTIFICATE OF AUTHENTICATION

        This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                            THE BANK OF NEW YORK,
                                             as Trustee


                                            By----------------------------------
                                                   Authorized Signatory

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
                                           -------------------------------------
                                           Signature by or on behalf of assignor






                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions  shall  be  made,  by  wire  transfer  or  otherwise,   in
immediately available funds to _________________________________________ for the account of ___________________, account number __________________________,  or, if mailed by check, to Applicable statements should be mailed to
____________________________________________________.

        This information is provided by ________, the assignee named above, or, as its agent.



                                                             EXHIBIT D-1

                                                    BAFSB MORTGAGE LOAN SCHEDULE



LOAN#           CITY                ST        ZIP     OCC            PROP       TERM     OLTV        INT RATE       FPAYDT
-----           ----                --        ---     ---            ----       ----     ----        --------       ------
5000096486      BERKELEY            CA       94705    Primary        SFR        360      80.0           6.875      8/1/1999
5000140540      PARKER              CO       80134    Primary        SFR        360      79.9             7.5      8/1/1999
5000159714      LOS ANGELES         CA       90066    Primary        SFR        360      80.0           7.125      8/1/1999
5000177963      SUNNYVALE           CA       94087    Primary        SFR        360      80.0            7.25      8/1/1999
5000245372      SAN JOSE            CA       95136    Primary        SFR        360      80.0            7.25      8/1/1999
5000266345      SAN JOSE            CA       95138    Primary        SFR        360      50.3               7      8/1/1999
5000478486      CYPRESS             TX       77429    Primary        PUD        360      79.8           7.375      8/1/1999
5000502889      BROOKLINE           MA       2146     Primary        Condo      360      87.1            7.75      8/1/1999
5000536002      ALTADENA            CA       91001    Primary        PUD        360      89.9            6.75      8/1/1999
5000539659      PASADENA            CA       91101    Primary        Condo      360      90.0               7      8/1/1999
5000579671      LAFAYETTE           CA       94549    Primary        SFR        360      80.0               7      8/1/1999
5000581776      SAN FRANCIS         CA       94107    Primary        SFR        360      73.3            7.25      8/1/1999
5000608728      SCOTTSDALE          AZ       85259    Primary        PUD        360      75.5           7.625      8/1/1999
5000617257      LOS ANGELES         CA       90039    Primary        SFR        360      80.0             7.5      9/1/1999
5000744267      YORBA LINDA         CA       92886    Primary        PUD        360      66.6           7.375      8/1/1999
5000759968      CHICO               CA       95926    Primary        SFR        360      73.8           7.375      8/1/1999
5000837632      SANTA BARBA         CA       93105    Primary        SFR        360      89.9               7      8/1/1999
5000945245      MARTINEZ            CA       94553    Primary        PUD        360      90.0            7.25      8/1/1999
6019866083      LOS ANGELES         CA       91040    Primary        SFR        360      72.9            7.25      8/1/1999
6032406453      GLENDALE            CA       91208    Primary        SFR        360      80.0           6.875      8/1/1999
6048252552      PLEASANTON          CA       94568    Primary        SFR        360      83.9           7.375      8/1/1999
6058790145      YUCAIPA             CA       92399    Primary        SFR        360      89.7           7.375      8/1/1999
6067298932      SAN DIEGO           CA       92122    Primary        PUD        360      90.0               7      8/1/1999
6082214534      ESCONDIDO           CA       92029    Primary        SFR        360      43.1            7.25      8/1/1999
6087334808      ARCADIA             CA       91006    Primary        SFR        360      55.8             7.5      8/1/1999
6114866764      HOLLISTER           CA       95023    Primary        SFR        360      86.5           7.625      8/1/1999
6128099576      CHINO HILLS         CA       91709    Primary        SFR        360      84.1             7.5      8/1/1999
6154424870      FELTON              CA       95018    Primary        SFR        360      80.0           7.375      8/1/1999
6166621661      BERKELEY            CA       94708    Primary        SFR        360      89.9            7.25      7/1/1999
6172931336      YORBA LINDA         CA       92887    Primary        PUD        360      80.0               7      8/1/1999
6222159359      RANCHO SANT         CA       92067    Primary        PUD        360      25.4            7.75      8/1/1999
6223894301      LOS ANGELES         CA       90024    Primary        Condo      360      80.0           7.125      8/1/1999
6224633203      BAINBRIDGE          WA       98110    Primary        SFR        360      54.3            7.75      8/1/1999
6234258041      POULSBO             WA       98370    Primary        SFR        360      84.9            7.25      8/1/1999
6244630031      LEAVENWORTH         WA       98826    Primary        SFR        360      85.8               7      8/1/1999
6325096490      SONOMA-UNIN         CA       95476    Primary        SFR        360      72.5           7.125      8/1/1999
6329700113      SAN DIEGO           CA       92014    Primary        PUD        360      80.0             7.5      8/1/1999
6350403264      PALM DESERT         CA       92260    Secondary      PUD        360      66.7             7.5      8/1/1999
6362127570      PRESCOTT            AZ       86305    Primary        SFR        360      71.4            7.25      8/1/1999
6363163814      ALISO VIEJO         CA       92656    Primary        PUD        360      67.0           6.875      8/1/1999
6372493251      PALOS VERDE         CA       90274    Primary        SFR        360      80.0               7      8/1/1999
6384551716      LOS GATOS           CA       95030    Primary        SFR        360      80.0            7.25      8/1/1999
6387038893      NEWARK              CA       94560    Primary        SFR        360      90.0           7.625      8/1/1999
6435685414      DIAMOND BAR         CA       91765    Primary        PUD        360      75.0           7.375      8/1/1999
6456453544      FORT BRAGG          CA       95437    Primary        SFR        360      90.0           7.375      8/1/1999
6458893812      PORTLAND            OR       97201    Primary        SFR        360      65.0            7.25      8/1/1999
6473445036      SAN FRANCIS         CA       94110    Primary        SFR        360      84.7            7.25      8/1/1999
6476079980      SAN DIEGO           CA       92122    Primary        Condo      360      80.0           7.125      8/1/1999
6490748800      MORGAN HILL         CA       95037    Primary        SFR        360      75.0               7      8/1/1999
6516123319      MANHATTAN B         CA       90266    Primary        SFR        360      68.1               7      8/1/1999
6516240386      OAKLAND             CA       94602    Primary        SFR        360      80.0            7.25      8/1/1999
65174623        GOLETA              CA       93117    Primary        PUD        360      64.0            7.25      8/1/1999
6523280433      EL PASO             TX       79912    Primary        SFR        360      80.0            7.25      8/1/1999
6527268376      BRISBANE            CA       94005    Primary        SFR        360      80.0             7.5      8/1/1999
6532920755      REDWOOD CIT         CA       94061    Investor       SFR        360      66.3             7.5      8/1/1999
6553471712      SAN CLEMENT         CA       92672    Primary        SFR        360      42.6           6.875      8/1/1999
6554098852      HOLLISTER           CA       95023    Primary        SFR        360      90.0            7.25      8/1/1999
6564386693      L.A.(NORTHR         CA       91326    Primary        PUD        360      80.0               7      8/1/1999
6602411065      REDWOOD CIT         CA       94062    Primary        SFR        360      74.6            7.25      8/1/1999
66142911        ROSEVILLE           CA       95661    Primary        SFR        360      90.0            7.75      8/1/1999
6616007438      CORONA DEL          CA       92625    Secondary      2-Family   360      80.0           7.375      8/1/1999
66314143        HENDERSON           NV       89012    Primary        PUD        360      84.0           7.375      8/1/1999
6634813270      WALNUT CREE         CA       94598    Primary        SFR        360      50.4            7.25      8/1/1999
6638525854      SANTA BARBA         CA       93101    Primary        SFR        360      78.1               7      8/1/1999
6655236914      LOS ANGELES         CA       90048    Primary        Condo      360      89.3            7.25      8/1/1999
6675073388      SAN FRANCIS         CA       94117    Primary        SFR        360      62.9           7.375      8/1/1999
66805511        BELLAIRE            TX       77401    Primary        PUD        360      80.0           7.375      8/1/1999
6681909807      THOUSAND OA         CA       91320    Primary        PUD        360      80.0               7      8/1/1999
6689584313      BERKELEY            CA       94707    Primary        SFR        360      69.4               7      9/1/1999
6691342262      SPOKANE             WA       99203    Primary        SFR        360      80.0            7.25      8/1/1999
6705691696      TRACY               CA       95376    Primary        SFR        360      80.0            7.25      8/1/1999
6743345230      SANTA BARBA         CA       93105    Primary        SFR        360      80.0           6.875      8/1/1999
6762877774      ENCINITAS           CA       92024    Primary        SFR        360      72.7            7.25      8/1/1999
6769698223      SANTA BARBA         CA       93103    Primary        SFR        360      66.7            7.25      9/1/1999
6797043970      FREMONT             CA       94539    Primary        SFR        360      75.0            7.25      8/1/1999
6799844698      SUISUN CITY         CA       94585    Primary        SFR        360      70.0            7.25      8/1/1999
6814965965      SAN DIEGO           CA       92123    Primary        Condo      360      90.0           7.125      8/1/1999
6816607615      TULSA               OK       74136    Primary        PUD        360      89.9           7.375      8/1/1999
6817470997      ANACORTES           WA       98221    Primary        SFR        360      79.4             7.5      8/1/1999
6821301311      LOOKOUT MOU         TN       37350    Primary        SFR        360      69.2           7.625      9/1/1999
6837330650      CARMEL              CA       93923    Primary        SFR        360      80.0               7      8/1/1999
6841280354      GILROY              CA       95020    Primary        SFR        360      76.7           7.375      8/1/1999
6848203391      LOS ANGELES         CA       90027    Primary        SFR        360      79.0           7.375      8/1/1999
6852321774      HUNTINGTON          CA       92646    Primary        PUD        360      80.0           7.625      8/1/1999
6852590212      PHOENIX             AZ       85018    Primary        SFR        360      80.0               7      8/1/1999
6856652018      NORTHRIDGE          CA       91326    Primary        PUD        360      80.0           6.875      8/1/1999
6885526589      SAN JOSE            CA       95132    Primary        SFR        360      42.7           7.125      8/1/1999
6891348325      TUCSON              AZ       85748    Primary        PUD        360      80.0           7.125      8/1/1999
6900486926      SAN DIEGO           CA       92120    Primary        SFR        360      75.0            7.25      8/1/1999
6906078156      LOS ANGELES         CA       90069    Primary        SFR        360      53.8             7.5      8/1/1999
6918571024      SAN ANSELMO         CA       94960    Primary        SFR        360      51.5            7.25      8/1/1999
6921002199      SAN JOSE            CA       95124    Primary        SFR        360      80.0             7.5      8/1/1999
6921937774      ALAMEDA             CA       94502    Primary        PUD        360      80.0            7.25      8/1/1999
6948946550      SAN CARLOS          CA       94070    Primary        SFR        360      79.0            7.25      8/1/1999
6962786999      SAN CLEMENT         CA       92673    Primary        SFR        360      67.5            7.25      8/1/1999
6976615135      SANTA CLARI         CA       91321    Primary        SFR        360      64.5           7.375      8/1/1999
6989206526      PEBBLE BEAC         CA       93953    Primary        Condo      360      33.3            7.25      8/1/1999
6999431072      PETALUMA            CA       94954    Primary        SFR        360      80.0           7.125      8/1/1999
5000008721      REDDING             CT       6896     Primary        SFR        360      90.0           7.125      8/1/1999
5000014398      EAST HAMPTO         NY       11937    Secondary      SFR        360      75.0           7.375      8/1/1999
5000016815      HOPKINTON           MA       1748     Primary        SFR        360      80.0           7.625      8/1/1999
5000076728      SHREWSBURY          MA       1545     Primary        SFR        360      80.0           7.125      7/1/1999
5000212539      SAN JOSE            CA       95148    Primary        SFR        360      80.0            7.25      8/1/1999
5000215631      ANTIOCH             CA       94509    Primary        PUD        360      95.0           7.125      8/1/1999
5000224294      LARCHMONT           NY       10538    Primary        SFR        360      55.3            7.25      8/1/1999
5000224401      TAHOE CITY          CA       96145    Secondary      SFR        360      72.6           7.375      8/1/1999
5000224906      SAN BRUNO           CA       94066    Primary        SFR        360      76.1            7.25      9/1/1999
5000283860      FRANKLIN            MA       2038     Primary        SFR        360      94.6           6.875      8/1/1999
5000290998      FALLS CHURC         VA       22043    Primary        SFR        360      72.5           6.625      8/1/1999
5000303320      EVERGREEN           CO       80439    Primary        SFR        360      90.0           7.625      8/1/1999
5000359744      CANTON              MA       2021     Primary        SFR        360      79.8           6.875      8/1/1999
5000373927      CHATHAM             NJ       7928     Primary        SFR        360      74.3           7.125      8/1/1999
5000378520      SEA CLIFF           NY       11579    Primary        SFR        360      82.6           7.125      8/1/1999
5000496934      LAGRANGE            IL       60525    Primary        SFR        360      79.1            7.25      8/1/1999
5000541069      MELVILLE            NY       11747    Primary        SFR        360      80.0             7.5      8/1/1999
5000544345      BROOKLYN            NY       11210    Primary        SFR        360      72.8           7.375      8/1/1999
5000560549      LAKE IN THE         IL       60102    Primary        SFR        360      77.7           7.375      8/1/1999
5000686112      OXFORD              CT       6478     Primary        SFR        360      87.5               7      8/1/1999
6012251416      CHESHIRE            CT       6410     Primary        SFR        360      90.0            7.25      8/1/1999
6019639258      CAMBRIDGE           MA       2138     Primary        Condo      360      61.3             7.5      9/1/1999
6044158035      EMERSON             NJ       7630     Primary        SFR        360      94.6            7.75      8/1/1999
6069559638      NATICK              MA       1760     Primary        SFR        360      58.9           7.125      8/1/1999
6073968973      RYE BROOK           NY       10573    Primary        SFR        360      80.0           7.125      8/1/1999
6112760258      SUDBURY             MA       1776     Primary        SFR        360      77.5            7.25      8/1/1999
6125076650      CHICAGO             IL       60657    Primary        2-Family   360      74.6           7.375      7/1/1999
6136741201      UPLAND              CA       91786    Primary        SFR        360      63.1               7      8/1/1999
6141792728      FRANKLIN LA         NJ       7417     Primary        SFR        360      74.4           7.375      8/1/1999
6146463358      STATEN ISLA         NY       10310    Primary        SFR        360      88.0            7.25      8/1/1999
6168614938      GRAFTON             MA       1519     Primary        SFR        360      92.5            7.25      8/1/1999
6172422765      WINCHESTER          MA       1890     Primary        SFR        360      70.0           7.125      8/1/1999
6173843514      WOODCLIFF L         NJ       7675     Primary        SFR        360      69.8           7.375      9/1/1999
6193620272      RIVERSIDE           CA       92506    Primary        SFR        360      68.5             7.5      8/1/1999
6194135395      WAYNE               NJ       7470     Primary        SFR        360      90.0           6.875      8/1/1999
6200564588      KANSAS CITY         MO       64112    Primary        PUD        360      75.0            6.75      8/1/1999
6202147192      GLEN ELLYN          IL       60137    Primary        PUD        360      80.0           7.125      8/1/1999
6212911819      MORRIS TOWN         NJ       7960     Primary        SFR        360      80.0            7.75      8/1/1999
6213562801      NEW YORK            NY       10069    Primary        Condo      360      73.5             7.5      8/1/1999
6227797229      CONCORD             MA       1742     Primary        SFR        360      42.9            7.25      8/1/1999
6232337722      BRISTOW             VA       20136    Primary        PUD        360      80.0            6.75      8/1/1999
6247685644      STOUGHTON           MA       2072     Primary        SFR        360      85.0           7.125      8/1/1999
6271481647      SOUTH HAMPT         NY       11968    Primary        SFR        360      80.0            7.25      8/1/1999
6304585760      HANOVER             MA       2339     Primary        SFR        360      75.0            7.25      8/1/1999
6315188257      BROOKLYN            NY       11214    Primary        SFR        360      80.0            7.75      8/1/1999
6315769163      NATICK              MA       1760     Primary        SFR        360      80.0            7.25      8/1/1999
63213885        LOWER PROVI         PA       19403    Primary        PUD        360      68.0            6.75      8/1/1999
6330560399      NEWPORT BEA         CA       92660    Primary        PUD        360      75.0            7.25      8/1/1999
6351796740      NEWTON              MA       2459     Primary        Condo      360      74.0           7.375      8/1/1999
6354919299      GAITHERSBUR         MD       20878    Primary        SFR        360      90.0             7.5      8/1/1999
6356495165      NEWTON              MA       2459     Primary        SFR        360      53.3           6.875      9/1/1999
6372718319      NORTH ANDOV         MA       1845     Primary        SFR        360      74.6           7.625      8/1/1999
6380433968      SHREWSBURY          MA       1545     Primary        SFR        360      89.5           6.875      9/1/1999
63822687        RINGWOOD            NJ       7456     Primary        SFR        360      65.8            6.75      8/1/1999
6385382335      WAKEFIELD           MA       1880     Primary        SFR        360      80.0           7.125      8/1/1999
6393098188      SOUTH LAKE          CA       96150    Secondary      PUD        360      68.9           7.125      8/1/1999
6393974198      PORT WASHIN         NY       11050    Primary        SFR        360      71.8            7.25      8/1/1999
6396517234      ARLINGTON           MA       2476     Primary        SFR        360      80.0            7.25      8/1/1999
6396671973      SILVER SPRI         MD       20910    Primary        SFR        360      79.8             7.5      8/1/1999
6407665899      HANOVER             NH       3755     Primary        SFR        360      80.0            7.25      8/1/1999
6413327633      MOUNT PROSP         IL       60056    Primary        SFR        360      53.7            7.25      8/1/1999
6419321937      OWINGS MILL         MD       21117    Primary        SFR        360      80.0           7.125      8/1/1999
6422950664      TEMECULA            CA       92591    Primary        PUD        360      84.9             7.5      8/1/1999
6478095356      BOXFORD             MA       1921     Primary        SFR        360      44.8             7.5      8/1/1999
6482623375      BROOKFIELD          CT       6804     Primary        SFR        360      79.4               7      8/1/1999
64920372        MANALAPAN           NJ       7726     Primary        SFR        360      72.3             7.5      8/1/1999
6492486987      WALTHAM             MA       2453     Primary        SFR        360      90.0           7.375      8/1/1999
6495540590      CORONA              CA       91720    Primary        SFR        360      94.8            6.75      8/1/1999
65448553        HOLMDEL             NJ       7733     Primary        Condo      360      79.5           7.375      8/1/1999
6545654235      INVER GROVE         MN       55077    Primary        SFR        360      90.0           7.125      8/1/1999
6558293210      CHICAGO             IL       60614    Primary        Condo      360      77.9            7.25      8/1/1999
6574667272      NOVATO              CA       94947    Primary        SFR        360      69.3            7.25      8/1/1999
6579164135      MANSFIELD           MA       2048     Primary        SFR        360      78.9           7.375      8/1/1999
65827511        ELLICOTT CI         MD       21042    Primary        PUD        360      88.8            7.25      8/1/1999
6586155688      MT KISCO            NY       10549    Primary        SFR        360      80.0            7.25      8/1/1999
66022878        NEWTON              MA       2462     Primary        SFR        360      90.0               7      8/1/1999
6609605883      PORT WASHIN         NY       11050    Primary        SFR        360      79.4            7.25      8/1/1999
6649917868      SAN JOSE            CA       95135    Primary        SFR        360      80.0             7.5      8/1/1999
6665313596      SAN JOSE            CA       95120    Primary        SFR        360      77.9             7.5      8/1/1999
6667474305      MINNETONKA          MN       55345    Primary        SFR        360      70.0            7.25      8/1/1999
6671788526      PLEASANTON          CA       94588    Primary        PUD        360      80.0           6.875      8/1/1999
66748356        WEST CHESTE         PA       19380    Primary        PUD        360      74.2            7.25      8/1/1999
6697027628      PALM SPRING         CA       92264    Secondary      PUD        360      75.0           6.875      8/1/1999
6699805450      WILMINGTON          NC       28409    Primary        PUD        360      49.0           7.375      8/1/1999
6703546801      MEDWAY              MA       2053     Primary        SFR        360      89.4            7.25      8/1/1999
6707975345      QUECHEE             VT       5059     Primary        SFR        360      76.0           7.375      8/1/1999
6715995533      BRANFORD            CT       6405     Primary        SFR        360      79.4            7.25      8/1/1999
6716751240      SOUTHOLD            NY       11971    Secondary      SFR        360      80.0               7      8/1/1999
6738762035      HINGHAM             MA       2043     Primary        SFR        360      80.0             7.5      8/1/1999
6739106406      BRIDGEWATER         NJ       8807     Primary        SFR        360      80.0           6.875      9/1/1999
6755253702      NEWTON              MA       2459     Primary        Condo      360      69.4            7.25      8/1/1999
6757383432      SAN FRANCIS         CA       94110    Investor       2-Family   360      74.5            7.75      8/1/1999
6782140856      GREAT NECK          NY       11020    Primary        SFR        360      80.0               7      9/1/1999
6801178242      WRENTHAM            MA       2093     Primary        SFR        360      75.6            6.75      8/1/1999
6818682202      RIDGEFIELD          CT       6877     Primary        SFR        360      67.7           6.875      8/1/1999
6821034094      EVANSTON            IL       60201    Primary        SFR        360      84.0           7.375      8/1/1999
6822018377      ROCHESTER           MN       55902    Primary        SFR        360      80.0           7.125      8/1/1999
6824104415      MAPLEWOOD           NJ       7040     Primary        SFR        360      80.0           7.625      8/1/1999
6836573771      BROOKLINE           MA       2446     Primary        SFR        360      51.4            7.25      8/1/1999
6858240952      NORWELL             MA       2061     Primary        SFR        360      74.1           7.375      8/1/1999
6871870371      ELK GROVE           CA       95758    Primary        PUD        360      90.0             7.5      9/1/1999
6873872110      HOLMDEL             NJ       7733     Primary        SFR        360      61.8           7.375      9/1/1999
6892093821      BELLMORE            NY       11710    Primary        SFR        360      60.2           6.875      8/1/1999
6901141348      LONG GROVE          IL       60047    Primary        SFR        300      64.7           7.125      8/1/1999
6917364256      BAKERSFIELD         CA       93306    Primary        PUD        360      85.0             7.5      8/1/1999
6922059107      WAKEFIELD           MA       1880     Primary        SFR        360      80.0             7.5      8/1/1999
6929986476      POUND RIDGE         NY       10576    Primary        SFR        360      53.1             7.5      9/1/1999
6938501035      VIENNA              VA       22182    Primary        PUD        360      74.2               7      8/1/1999
6942390417      SHARON              MA       2067     Primary        SFR        360      79.9             7.5      8/1/1999
6960296017      ROCKVILLE C         NY       11570    Primary        SFR        360      90.0            7.25      8/1/1999
6982055078      IRVINE              CA       92620    Primary        PUD        360      73.8            7.25      9/1/1999
6999936104      WEST CHESTE         OH       45069    Primary        SFR        360      80.0           7.125      7/1/1999





LOAN#             MATDT       PANDI         PTDATE         ORIG BAL          ACT BALANCE          SCHED BALANCE     PURP
-----             -----       -----         ------         --------          -----------          -------------     ----
5000096486        7/1/2029   $1,760.57      8/1/1999        $268,000          $267,774.85           $267,774.85      PURCH
5000140540        7/1/2029   $2,824.83      8/1/1999        $404,000          $404,000.00           $403,700.17      PURCH
5000159714        7/1/2029   $2,075.06      8/1/1999        $308,000          $308,000.00           $307,753.69      PURCH
5000177963        7/1/2029   $2,946.67      8/1/1999        $431,950          $431,950.00           $431,613.03      PURCH
5000245372        7/1/2029   $2,189.57      8/1/1999        $320,968          $320,968.00           $320,717.61      PURCH
5000266345        7/1/2029   $1,995.91      8/1/1999        $300,000          $300,000.00           $299,754.09      PURCH
5000478486        7/1/2029   $4,282.19      8/1/1999        $620,000          $620,000.00           $619,528.23      PURCH
5000502889        7/1/2029   $1,934.32      8/1/1999        $270,000          $269,809.43           $269,809.43      PURCH
5000536002        7/1/2029   $3,003.01      8/1/1999        $463,000          $462,582.08           $462,582.08      R/T REFI
5000539659        7/1/2029   $2,376.86      8/1/1999        $357,260          $356,567.16           $356,567.16      PURCH
5000579671        7/1/2029   $1,969.30      8/1/1999        $296,000          $296,000.00           $295,757.37      PURCH
5000581776        7/1/2029   $2,251.19      8/1/1999        $330,000          $330,000.00           $329,742.56      PURCH
5000608728        7/1/2029   $2,831.18      8/1/1999        $400,000          $400,000.00           $399,710.49      PURCH
5000617257        8/1/2029   $1,817.96      8/1/1999        $260,000          $260,000.00           $260,000.00      PURCH
5000744267        7/1/2029   $1,726.69      8/1/1999        $250,000          $249,809.77           $249,809.77      PURCH
5000759968        7/1/2029   $1,733.60      8/1/1999        $251,000          $250,542.60           $250,542.60      PURCH
5000837632        7/1/2029   $2,333.22      8/1/1999        $350,700          $350,362.53           $350,362.53      PURCH
5000945245        7/1/2029   $2,105.88      8/1/1999        $308,700          $308,459.18           $308,459.18      PURCH
6019866083        7/1/2029   $1,835.06      8/1/1999        $269,000          $268,790.15           $268,790.15      PURCH
6032406453        7/1/2029   $3,731.36      8/1/1999        $568,000          $567,522.81           $567,522.81      PURCH
6048252552        7/1/2029   $2,520.97      8/1/1999        $365,000          $365,000.00           $364,722.26      PURCH
6058790145        7/1/2029   $2,016.78      8/1/1999        $292,000          $292,000.00           $291,777.80      R/T REFI
6067298932        7/1/2029   $1,946.01      8/1/1999        $292,500          $292,500.00           $292,260.24      PURCH
6082214534        7/1/2029   $2,114.75      8/1/1999        $310,000          $309,758.17           $309,758.17      R/T REFI
6087334808        7/1/2029   $3,705.84      8/1/1999        $530,000          $530,000.00           $529,606.66      R/T REFI
6114866764        7/1/2029   $2,003.06      8/1/1999        $283,000          $282,766.56           $282,560.25      R/T REFI
6128099576        7/1/2029   $2,293.43      8/1/1999        $328,000          $328,000.00           $327,756.57      R/T REFI
6154424870        7/1/2029   $1,889.69      8/1/1999        $273,600          $273,600.00           $273,391.81      PURCH
6166621661        6/1/2029   $2,440.85      8/1/1999        $357,802          $357,522.87           $357,242.05      PURCH
6172931336        7/1/2029   $3,132.24      8/1/1999        $470,800          $470,800.00           $470,414.09      PURCH
6222159359        7/1/2029   $1,791.04      8/1/1999        $250,000          $249,823.54           $249,823.54      C/O REFI
6223894301        7/1/2029   $1,767.84      8/1/1999        $262,400          $262,400.00           $262,190.16      PURCH
6224633203        7/1/2029   $3,223.86      8/1/1999        $450,000          $450,000.00           $449,682.39      C/O REFI
6234258041        7/1/2029   $1,705.45      8/1/1999        $250,000          $250,000.00           $249,804.97      PURCH
6244630031        7/1/2029   $1,683.22      8/1/1999        $253,000          $253,000.00           $252,792.61      PURCH
6325096490        7/1/2029   $2,492.76      8/1/1999        $370,000          $370,000.00           $369,704.12      R/T REFI
6329700113        7/1/2029   $3,104.52      8/1/1999        $444,000          $443,670.48           $443,670.48      PURCH
6350403264        7/1/2029   $4,195.29      8/1/1999        $600,000          $600,000.00           $599,554.71      R/T REFI
6362127570        7/1/2029   $1,705.45      8/1/1999        $250,000          $250,000.00           $249,804.97      PURCH
6363163814        7/1/2029   $2,266.40      8/1/1999        $345,000          $345,000.00           $344,710.16      PURCH
6372493251        7/1/2029   $3,140.23      8/1/1999        $472,000          $472,000.00           $471,613.10      PURCH
6384551716        7/1/2029   $3,567.79      8/1/1999        $523,000          $523,000.00           $522,592.00      PURCH
6387038893        7/1/2029   $1,942.90      8/1/1999        $274,500          $274,500.00           $274,301.32      PURCH
6435685414        7/1/2029   $2,921.56      8/1/1999        $423,000          $423,000.00           $422,678.13      PURCH
6456453544        7/1/2029   $1,864.83      8/1/1999        $270,000          $270,000.00           $269,794.55      PURCH
6458893812        7/1/2029   $4,434.15      8/1/1999        $650,000          $650,000.00           $649,492.93      C/O REFI
6473445036        7/1/2029   $2,079.28      8/1/1999        $304,800          $304,562.22           $304,562.22      R/T REFI
6476079980        7/1/2029   $3,072.16      8/1/1999        $456,000          $456,000.00           $455,635.34      PURCH
6490748800        7/1/2029   $2,081.07      8/1/1999        $312,800          $312,800.00           $312,543.60      PURCH
6516123319        7/1/2029   $3,399.70      8/1/1999        $511,000          $509,000.00           $508,569.47      C/O REFI
6516240386        7/1/2029   $1,664.52      8/1/1999        $244,000          $243,809.65           $243,809.65      PURCH
65174623          7/1/2029   $1,671.34      8/1/1999        $245,000          $245,000.00           $244,808.87      PURCH
6523280433        7/1/2029   $2,564.99      8/1/1999        $376,000          $375,706.68           $375,706.68      R/T REFI
6527268376        7/1/2029   $2,802.46      8/1/1999        $400,800          $400,800.00           $400,502.54      PURCH
6532920755        7/1/2029   $1,880.89      8/1/1999        $269,000          $269,000.00           $268,800.36      R/T REFI
6553471712        7/1/2029   $2,759.11      8/1/1999        $420,000          $420,000.00           $419,647.14      PURCH
6554098852        7/1/2029   $2,177.17      8/1/1999        $319,150          $319,150.00           $318,901.03      PURCH
6564386693        7/1/2029   $3,180.15      8/1/1999        $478,000          $478,000.00           $477,608.18      PURCH
6602411065        7/1/2029   $3,833.84      8/1/1999        $562,000          $560,684.28           $560,684.28      R/T REFI
66142911          7/1/2029   $2,665.42      8/1/1999        $372,050          $372,050.00           $371,787.40      PURCH
6616007438        7/1/2029   $4,171.68      8/1/1999        $604,000          $604,000.00           $603,540.40      PURCH
66314143          7/1/2029   $2,585.20      8/1/1999        $374,300          $374,300.00           $374,015.19      PURCH
6634813270        7/1/2029   $2,080.64      8/1/1999        $305,000          $305,000.00           $304,762.07      PURCH
6638525854        7/1/2029   $3,991.82      8/1/1999        $600,000          $599,500.00           $599,500.00      PURCH
6655236914        7/1/2029   $1,705.45      8/1/1999        $250,000          $250,000.00           $249,804.97      PURCH
6675073388        7/1/2029   $3,798.72      8/1/1999        $550,000          $549,581.49           $549,581.49      PURCH
66805511          7/1/2029   $1,696.30      8/1/1999        $245,600          $245,600.00           $245,413.12      PURCH
6681909807        7/1/2029   $2,177.87      8/1/1999        $327,350          $327,350.00           $327,081.67      PURCH
6689584313        8/1/2029   $2,661.22      8/1/1999        $400,000          $400,000.00           $400,000.00      PURCH
6691342262        7/1/2029   $2,837.86      8/1/1999        $416,000          $416,000.00           $415,675.47      PURCH
6705691696        7/1/2029   $2,346.69      8/1/1999        $344,000          $343,731.64           $343,731.64      R/T REFI
6743345230        7/1/2029   $3,284.65      8/1/1999        $500,000          $499,579.93           $499,579.93      PURCH
6762877774        7/1/2029   $2,728.71      8/1/1999        $400,000          $400,000.00           $399,687.96      R/T REFI
6769698223        8/1/2029   $2,865.15      8/1/1999        $420,000          $420,000.00           $420,000.00      PURCH
6797043970        7/1/2029   $3,402.36      8/1/1999        $498,750          $498,750.00           $498,360.92      PURCH
6799844698        7/1/2029   $3,294.92      8/1/1999        $483,000          $483,000.00           $482,623.21      C/O REFI
6814965965        7/1/2029   $2,033.62      8/1/1999        $301,850          $301,608.61           $301,608.61      PURCH
6816607615        7/1/2029   $2,638.38      8/1/1999        $382,000          $382,000.00           $381,709.33      R/T REFI
6817470997        7/1/2029   $2,803.86      8/1/1999        $401,000          $401,000.00           $400,702.39      R/T REFI
6821301311        8/1/2029   $3,185.08      8/1/1999        $450,000          $450,000.00           $450,000.00      PURCH
6837330650        7/1/2029   $2,607.99      8/1/1999        $392,000          $391,678.68           $391,678.68      PURCH
6841280354        7/1/2029   $1,906.27      8/1/1999        $276,000          $276,000.00           $275,789.98      R/T REFI
6848203391        7/1/2029   $3,708.93      8/1/1999        $537,000          $537,000.00           $536,591.38      R/T REFI
6852321774        7/1/2029   $3,170.92      8/1/1999        $448,000          $448,000.00           $447,675.75      PURCH
6852590212        7/1/2029   $2,794.28      8/1/1999        $420,000          $416,855.72           $416,855.72      PURCH
6856652018        7/1/2029   $2,355.75      8/1/1999        $358,600          $358,600.00           $358,298.73      PURCH
6885526589        7/1/2029   $2,358.02      8/1/1999        $350,000          $350,000.00           $349,720.11      PURCH
6891348325        7/1/2029   $3,072.16      8/1/1999        $456,000          $455,635.34           $455,635.34      PURCH
6900486926        7/1/2029   $2,251.19      8/1/1999        $330,000          $330,000.00           $329,742.56      C/O REFI
6906078156        7/1/2029   $2,447.26      8/1/1999        $350,000          $350,000.00           $349,740.24      C/O REFI
6918571024        7/1/2029   $1,862.35      8/1/1999        $273,000          $272,787.03           $272,787.03      R/T REFI
6921002199        7/1/2029   $2,153.59      8/1/1999        $308,000          $308,000.00           $307,771.41      PURCH
6921937774        7/1/2029   $2,068.36      8/1/1999        $303,200          $303,200.00           $302,963.47      PURCH
6948946550        7/1/2029   $2,564.99      8/1/1999        $376,000          $375,571.67           $375,571.67      PURCH
6962786999        7/1/2029   $1,773.66      8/1/1999        $260,000          $260,000.00           $259,797.17      C/O REFI
6976615135        7/1/2029   $2,005.03      8/1/1999        $290,300          $290,300.00           $290,079.11      R/T REFI
6989206526        7/1/2029   $3,410.89      8/1/1999        $500,000          $500,000.00           $499,609.94      PURCH
6999431072        7/1/2029   $2,240.46      8/1/1999        $332,550          $332,284.06           $332,284.06      PURCH
5000008721        7/1/2029   $2,000.95      8/1/1999        $297,000          $297,000.00           $296,762.49      PURCH
5000014398        7/1/2029   $1,864.83      8/1/1999        $270,000          $270,000.00           $269,794.55      R/T REFI
5000016815        7/1/2029   $2,191.33      8/1/1999        $309,600          $309,600.00           $309,375.92      PURCH
5000076728        6/1/2029   $2,107.40      8/1/1999        $312,800          $312,298.21           $312,298.21      PURCH
5000212539        7/1/2029   $2,155.68      8/1/1999        $316,000          $315,753.49           $315,753.49      PURCH
5000215631        7/1/2029   $1,749.32      8/1/1999        $259,650          $259,650.00           $259,442.35      PURCH
5000224294        7/1/2029   $3,206.23      8/1/1999        $470,000          $470,000.00           $469,633.35      PURCH
5000224401        7/1/2029   $2,659.10      8/1/1999        $385,000          $385,000.00           $384,707.05      R/T REFI
5000224906        8/1/2029   $2,388.65      8/1/1999        $350,151          $350,151.00           $350,151.00      PURCH
5000283860        7/1/2029   $1,970.79      8/1/1999        $300,000          $300,000.00           $299,747.96      PURCH
5000290998        7/1/2029   $2,561.25      8/1/1999        $400,000          $399,647.08           $399,647.08      PURCH
5000303320        7/1/2029   $1,751.79      8/1/1999        $247,500          $247,320.87           $247,320.87      PURCH
5000359744        7/1/2029   $2,016.78      8/1/1999        $307,000          $307,000.00           $306,742.07      PURCH
5000373927        7/1/2029   $2,627.51      8/1/1999        $390,000          $390,000.00           $389,688.12      PURCH
5000378520        7/1/2029   $1,726.07      8/1/1999        $256,200          $255,995.12           $255,995.12      PURCH
5000496934        7/1/2029   $2,967.47      8/1/1999        $435,000          $435,000.00           $434,660.66      R/T REFI
5000541069        7/1/2029   $2,629.05      8/1/1999        $376,000          $375,720.95           $375,720.95      PURCH
5000544345        7/1/2029   $3,695.12      8/1/1999        $535,000          $535,000.00           $534,592.90      PURCH
5000560549        7/1/2029   $2,413.91      8/1/1999        $349,500          $349,500.00           $349,234.06      R/T REFI
5000686112        7/1/2029   $1,862.85      8/1/1999        $280,000          $280,000.00           $279,770.48      PURCH
6012251416        7/1/2029   $2,686.07      8/1/1999        $393,750          $393,442.84           $393,442.84      PURCH
6019639258        8/1/2029   $3,321.27      8/1/1999        $475,000          $475,000.00           $475,000.00      PURCH
6044158035        7/1/2029   $2,149.24      8/1/1999        $300,000          $299,788.26           $299,788.26      PURCH
6069559638        7/1/2029   $2,223.28      8/1/1999        $330,000          $329,556.54           $329,556.54      PURCH
6073968973        7/1/2029   $2,495.46      8/1/1999        $370,400          $370,103.79           $370,103.79      PURCH
6112760258        7/1/2029   $1,875.99      8/1/1999        $275,000          $275,000.00           $274,785.47      PURCH
6125076650        6/1/2029   $2,859.40      8/1/1999        $414,000          $413,368.01           $413,368.01      R/T REFI
6136741201        7/1/2029   $1,603.38      8/1/1999        $241,000          $241,000.00           $240,802.45      R/T REFI
6141792728        7/1/2029   $2,002.96      8/1/1999        $290,000          $290,000.00           $289,779.33      PURCH
6146463358        7/1/2029   $1,794.13      8/1/1999        $263,000          $263,000.00           $262,794.83      PURCH
6168614938        7/1/2029   $1,774.35      8/1/1999        $260,100          $259,897.09           $259,897.09      PURCH
6172422765        7/1/2029   $3,419.13      8/1/1999        $507,500          $507,500.00           $507,094.15      C/O REFI
6173843514        8/1/2029   $2,072.03      8/1/1999        $300,000          $300,000.00           $300,000.00      PURCH
6193620272        7/1/2029   $1,794.89      8/1/1999        $256,700          $256,700.00           $256,509.49      R/T REFI
6194135395        7/1/2029   $1,980.65      8/1/1999        $301,500          $301,500.00           $301,246.69      PURCH
6200564588        7/1/2029   $2,261.99      8/1/1999        $348,750          $348,449.73           $348,449.73      PURCH
6202147192        7/1/2029   $1,724.72      8/1/1999        $256,000          $256,000.00           $255,795.28      R/T REFI
6212911819        7/1/2029   $2,005.96      8/1/1999        $280,000          $280,000.00           $279,802.37      PURCH
6213562801        7/1/2029   $2,622.06      8/1/1999        $375,000          $375,000.00           $374,721.69      PURCH
6227797229        7/1/2029   $4,093.06      8/1/1999        $600,000          $600,000.00           $599,531.94      PURCH
6232337722        7/1/2029   $1,160.27      8/1/1999        $178,888          $178,733.98           $178,733.98      PURCH
6247685644        7/1/2029   $1,717.41      8/1/1999        $254,915          $254,915.00           $254,711.15      PURCH
6271481647        7/1/2029   $2,128.40      8/1/1999        $312,000          $311,756.60           $311,756.60      PURCH
6304585760        7/1/2029   $2,182.97      8/1/1999        $320,000          $320,000.00           $319,750.36      PURCH
6315188257        7/1/2029   $1,776.71      8/1/1999        $248,000          $248,000.00           $247,824.96      PURCH
6315769163        7/1/2029   $1,931.93      8/1/1999        $283,200          $282,979.07           $282,979.07      PURCH
63213885          7/1/2029   $1,945.80      8/1/1999        $300,000          $300,000.00           $299,741.70      PURCH
6330560399        7/1/2029   $4,195.39      8/1/1999        $615,000          $615,000.00           $614,520.24      R/T REFI
6351796740        7/1/2029   $1,968.43      8/1/1999        $285,000          $284,783.13           $284,783.13      PURCH
6354919299        7/1/2029   $2,366.15      8/1/1999        $338,400          $338,148.85           $338,148.85      PURCH
6356495165        8/1/2029   $1,872.25      8/1/1999        $285,000          $285,000.00           $285,000.00      PURCH
6372718319        7/1/2029   $2,102.15      8/1/1999        $297,000          $296,785.04           $296,785.04      R/T REFI
6380433968        8/1/2029   $2,282.18      8/1/1999        $347,400          $347,400.00           $347,400.00      PURCH
63822687          7/1/2029   $1,744.73      8/1/1999        $269,000          $269,000.00           $268,768.40      PURCH
6385382335        7/1/2029   $1,940.31      8/1/1999        $288,000          $287,769.69           $287,769.69      PURCH
6393098188        7/1/2029   $2,640.98      8/1/1999        $392,000          $392,000.00           $391,686.52      R/T REFI
6393974198        7/1/2029   $1,910.10      8/1/1999        $280,000          $280,000.00           $279,781.57      PURCH
6396517234        7/1/2029   $1,740.92      8/1/1999        $255,200          $255,200.00           $255,000.91      PURCH
6396671973        7/1/2029   $1,980.18      8/1/1999        $283,200          $282,869.28           $282,869.28      R/T REFI
6407665899        7/1/2029   $2,128.40      8/1/1999        $312,000          $312,000.00           $311,756.60      PURCH
6413327633        7/1/2029   $1,978.32      8/1/1999        $290,000          $290,000.00           $289,773.76      R/T REFI
6419321937        7/1/2029   $1,994.21      8/1/1999        $296,000          $296,000.00           $295,763.29      PURCH
6422950664        7/1/2029   $1,692.10      8/1/1999        $242,000          $242,000.00           $241,820.40      R/T REFI
6478095356        7/1/2029   $2,097.65      8/1/1999        $300,000          $300,000.00           $299,777.35      PURCH
6482623375        7/1/2029   $1,689.87      8/1/1999        $254,000          $254,000.00           $253,791.80      PURCH
64920372          7/1/2029   $2,097.65      8/1/1999        $300,000          $300,000.00           $299,777.35      PURCH
6492486987        7/1/2029   $1,844.80      8/1/1999        $267,100          $267,100.00           $266,896.75      PURCH
6495540590        7/1/2029   $1,666.90      8/1/1999        $257,000          $257,000.00           $256,778.73      PURCH
65448553          7/1/2029   $1,976.37      8/1/1999        $286,150          $286,150.00           $285,932.26      PURCH
6545654235        7/1/2029   $2,637.61      8/1/1999        $391,500          $391,500.00           $391,186.92      PURCH
6558293210        7/1/2029   $2,278.47      8/1/1999        $334,000          $334,000.00           $333,739.45      PURCH
6574667272        7/1/2029   $3,069.80      8/1/1999        $450,000          $450,000.00           $449,648.95      PURCH
6579164135        7/1/2029   $2,120.38      8/1/1999        $307,000          $306,766.39           $306,766.39      PURCH
65827511          7/1/2029   $2,227.31      8/1/1999        $326,500          $326,500.00           $326,245.29      PURCH
6586155688        7/1/2029   $1,991.96      8/1/1999        $292,000          $292,000.00           $291,772.21      PURCH
66022878          7/1/2029   $2,215.46      8/1/1999        $333,000          $333,000.00           $332,727.04      PURCH
6609605883        7/1/2029   $1,739.55      8/1/1999        $255,000          $254,801.08           $254,801.08      PURCH
6649917868        7/1/2029   $2,433.27      8/1/1999        $348,000          $348,000.00           $347,741.73      PURCH
6665313596        7/1/2029   $2,452.59      8/1/1999        $350,763          $350,763.00           $350,502.68      C/O REFI
6667474305        7/1/2029   $2,865.15      8/1/1999        $420,000          $420,000.00           $419,672.35      PURCH
6671788526        7/1/2029   $1,786.85      8/1/1999        $272,000          $272,000.00           $271,771.48      PURCH
66748356          7/1/2029   $1,995.71      8/1/1999        $292,550          $292,550.00           $292,321.78      PURCH
6697027628        7/1/2029   $3,645.96      8/1/1999        $555,000          $554,533.73           $554,533.73      PURCH
6699805450        7/1/2029   $2,417.37      8/1/1999        $350,000          $349,733.67           $349,733.67      PURCH
6703546801        7/1/2029   $1,781.30      8/1/1999        $261,120          $261,120.00           $260,916.30      PURCH
6707975345        7/1/2029   $1,837.20      8/1/1999        $266,000          $265,797.59           $265,797.59      R/T REFI
6715995533        7/1/2029   $1,705.45      8/1/1999        $250,000          $250,000.00           $249,804.97      R/T REFI
6716751240        7/1/2029   $1,886.80      8/1/1999        $283,600          $283,600.00           $283,367.53      PURCH
6738762035        7/1/2029   $1,731.82      8/1/1999        $247,680          $247,496.18           $247,496.18      PURCH
6739106406        8/1/2029   $2,443.78      8/1/1999        $372,000          $372,000.00           $372,000.00      PURCH
6755253702        7/1/2029   $2,046.53      8/1/1999        $300,000          $300,000.00           $299,765.97      PURCH
6757383432        7/1/2029   $2,507.45      8/1/1999        $350,000          $350,000.00           $349,752.97      PURCH
6782140856        8/1/2029   $1,942.69      8/1/1999        $292,000          $292,000.00           $292,000.00      PURCH
6801178242        7/1/2029   $2,010.66      8/1/1999        $310,000          $310,000.00           $309,733.09      PURCH
6818682202        7/1/2029   $4,270.04      8/1/1999        $650,000          $649,381.36           $649,381.36      PURCH
6821034094        7/1/2029   $2,175.63      8/1/1999        $315,000          $315,000.00           $314,760.31      R/T REFI
6822018377        7/1/2029   $2,392.38      8/1/1999        $355,100          $355,100.00           $354,816.03      PURCH
6824104415        7/1/2029   $2,423.49      8/1/1999        $342,400          $342,400.00           $342,152.18      PURCH
6836573771        7/1/2029   $2,680.96      8/1/1999        $393,000          $393,000.00           $392,693.42      PURCH
6858240952        7/1/2029   $1,899.36      8/1/1999        $275,000          $274,790.74           $274,790.74      PURCH
6871870371        8/1/2029   $1,982.28      8/1/1999        $283,500          $283,500.00           $283,500.00      PURCH
6873872110        8/1/2029   $2,210.17      8/1/1999        $320,000          $320,000.00           $320,000.00      PURCH
6892093821        7/1/2029   $2,627.72      8/1/1999        $400,000          $400,000.00           $399,663.95      PURCH
6901141348        7/1/2024   $2,080.00      8/1/1999        $291,000          $291,000.00           $290,647.81      R/T REFI
6917364256        7/1/2029   $2,377.33      8/1/1999        $340,000          $340,000.00           $339,747.67      R/T REFI
6922059107        7/1/2029   $1,941.02      8/1/1999        $277,600          $277,600.00           $277,393.98      PURCH
6929986476        8/1/2029   $2,265.46      8/1/1999        $324,000          $324,000.00           $324,000.00      PURCH
6938501035        7/1/2029   $2,787.62      8/1/1999        $419,000          $419,000.00           $418,656.55      R/T REFI
6942390417        7/1/2029   $1,901.87      8/1/1999        $272,000          $272,000.00           $271,798.13      PURCH
6960296017        7/1/2029   $2,133.51      8/1/1999        $312,750          $312,506.02           $312,506.02      PURCH
6982055078        8/1/2029   $2,210.26      8/1/1999        $324,000          $324,000.00           $324,000.00      PURCH
6999936104        6/1/2029   $2,425.39      8/1/1999        $360,000          $359,712.11           $359,422.51      R/T REFI




LOAN           DOC            APPRAISAL      RTERM      CLTV
----           ---            ---------      -----      ----
5000096486      FULL            $335,000       359       79.9
5000140540      RAPD            $507,000       359       79.8
5000159714      FULL            $385,000       359       79.9
5000177963      RAPD            $540,000       359       79.9
5000245372      RAPD            $401,500       359       79.9
5000266345      FULL            $600,000       359       50.2
5000478486      FULL            $800,000       359       79.8
5000502889      FULL            $310,000       359       87.0
5000536002      FULL            $515,000       359       89.8
5000539659      RAPD            $397,000       359       89.8
5000579671      RAPD            $370,000       359       79.9
5000581776      RAPD            $450,000       359       73.3
5000608728      FULL            $530,000       359       75.4
5000617257      RAPD            $325,000       360       80.0
5000744267      FULL            $375,500       359       66.5
5000759968      RAPD            $340,000       359       73.7
5000837632      RAPD            $390,000       359       89.8
5000945245      RAPD            $343,000       359       89.9
6019866083      RAPD            $369,000       359       72.8
6032406453      RAPD            $710,000       359       79.9
6048252552      FULL            $435,000       359       83.8
6058790145      FULL            $325,500       359       89.6
6067298932      RAPD            $325,000       359       89.9
6082214534      RAPD            $720,000       359       43.0
6087334808      RAPD            $950,000       359       55.7
6114866764      FULL            $327,000       359       86.4
6128099576      RAPD            $390,000       359       84.0
6154424870      RAPD            $348,000       359       79.9
6166621661      RAPD            $398,000       358       89.8
6172931336      RAPD            $589,000       359       79.9
6222159359      RAPD            $985,000       359       25.4
6223894301      RAPD            $328,000       359       79.9
6224633203      RAPD            $828,000       359       54.3
6234258041      RAPD            $300,000       359       84.8
6244630031      RAPD            $295,000       359       85.7
6325096490      RAPD            $510,000       359       72.5
6329700113      FULL            $555,000       359       79.9
6350403264      RAPD            $900,000       359       66.6
6362127570      FULL            $355,000       359       71.4
6363163814      RAPD            $516,000       359       66.9
6372493251      FULL            $590,000       359       79.9
6384551716      RAPD            $654,000       359       79.9
6387038893      FULL            $305,000       359       89.9
6435685414      RAPD            $564,000       359       74.9
6456453544      RAPD            $300,000       359       89.9
6458893812      FULL           $1,000,000      359       64.9
6473445036      FULL            $360,000       359       84.6
6476079980      RAPD            $570,000       359       79.9
6490748800      RAPD            $417,000       359       75.0
6516123319      FULL            $750,000       359       67.8
6516240386      FULL            $305,000       359       79.9
65174623        RAPD            $382,757       359       64.0
6523280433      RAPD            $470,000       359       79.9
6527268376      RAPD            $501,000       359       79.9
6532920755      FULL            $406,000       359       66.2
6553471712      RAPD            $985,000       359       42.6
6554098852      RAPD            $355,000       359       89.9
6564386693      RAPD            $597,579       359       79.9
6602411065      FULL            $753,000       359       74.5
66142911        FULL            $414,000       359       89.9
6616007438      FULL            $755,000       359       79.9
66314143        RAPD            $446,000       359       84.0
6634813270      RAPD            $605,000       359       50.4
6638525854      RAPD            $768,000       359       78.1
6655236914      RAPD            $280,000       359       89.2
6675073388      RAPD            $875,000       359       62.8
66805511        RAPD            $315,000       359       79.9
6681909807      RAPD            $409,219       359       79.9
6689584313      RAPD            $585,000       360       69.4
6691342262      RAPD            $520,000       359       79.9
6705691696      RAPD            $430,000       359       79.9
6743345230      RAPD            $625,000       359       79.9
6762877774      FULL            $550,000       359       72.7
6769698223      RAPD            $630,000       360       66.7
6797043970      RAPD            $665,000       359       74.9
6799844698      FULL            $690,000       359       69.9
6814965965      RAPD            $336,000       359       89.9
6816607615      RAPD            $425,000       359       89.8
6817470997      FULL            $505,000       359       79.3
6821301311      RAPD            $680,000       360       69.2
6837330650      RAPD            $490,000       359       79.9
6841280354      FULL            $360,000       359       76.6
6848203391      FULL            $680,000       359       78.9
6852321774      RAPD            $560,000       359       79.9
6852590212      RAPD            $540,000       359       79.4
6856652018      RAPD            $448,301       359       79.9
6885526589      RAPD            $820,000       359       42.6
6891348325      RAPD            $570,000       359       79.9
6900486926      RAPD            $440,000       359       74.9
6906078156      FULL            $650,000       359       53.8
6918571024      RAPD            $530,000       359       51.5
6921002199      RAPD            $400,000       359       79.9
6921937774      RAPD            $380,000       359       79.9
6948946550      FULL            $476,000       359       78.9
6962786999      FULL            $385,000       359       67.5
6976615135      FULL            $450,000       359       64.5
6989206526      RAPD           $1,500,000      359       33.3
6999431072      RAPD            $416,000       359       79.9
5000008721      RAPD            $330,000       359       89.9
5000014398      FULL            $360,000       359       74.9
5000016815      FULL            $390,000       359       79.9
5000076728      RAPD            $395,000       358       79.9
5000212539      RAPD            $395,000       359       79.9
5000215631      FULL            $275,000       359       94.9
5000224294      RAPD            $850,000       359       55.3
5000224401      FULL            $530,000       359       72.6
5000224906      RAPD            $461,000       360       76.1
5000283860      FULL            $317,500       359       94.5
5000290998      RAPD            $552,000       359       72.4
5000303320      FULL            $280,000       359       89.9
5000359744      RAPD            $400,000       359       79.7
5000373927      RAPD            $525,000       359       74.2
5000378520      RAPD            $310,000       359       82.6
5000496934      RAPD            $550,000       359       79.0
5000541069      RAPD            $470,000       359       79.9
5000544345      RAPD            $760,000       359       72.7
5000560549      FULL            $450,000       359       77.6
5000686112      RAPD            $322,000       359       87.5
6012251416      FULL            $440,000       359       89.9
6019639258      RAPD            $775,000       360       61.3
6044158035      RAPD            $323,000       359       94.6
6069559638      RAPD            $560,000       359       58.8
6073968973      RAPD            $465,000       359       79.9
6112760258      RAPD            $355,000       359       77.4
6125076650      FULL            $555,000       358       74.5
6136741201      RAPD            $382,000       359       63.0
6141792728      FULL            $395,000       359       74.3
6146463358      RAPD            $300,000       359       87.9
6168614938      RAPD            $283,000       359       92.5
6172422765      FULL            $725,000       359       69.9
6173843514      FULL            $450,000       360       69.8
6193620272      RAPD            $375,000       359       68.4
6194135395      FULL            $335,000       359       89.9
6200564588      RAPD            $465,000       359       74.9
6202147192      FULL            $320,000       359       79.9
6212911819      RAPD            $350,000       359       79.9
6213562801      FULL            $525,000       359       73.5
6227797229      RAPD           $1,400,000      359       42.8
6232337722      RAPD            $226,000       359       79.9
6247685644      FULL            $300,000       359       84.9
6271481647      RAPD            $390,000       359       79.9
6304585760      RAPD            $434,000       359       75.0
6315188257      RAPD            $310,000       359       79.9
6315769163      RAPD            $354,000       359       79.9
63213885        RAPD            $441,000       359       68.0
6330560399      FULL            $820,000       359       74.9
6351796740      RAPD            $385,000       359       74.0
6354919299      RAPD            $380,000       359       89.9
6356495165      RAPD            $535,000       360       53.3
6372718319      RAPD            $398,000       359       74.6
6380433968      RAPD            $388,000       360       89.5
63822687        RAPD            $415,000       359       65.7
6385382335      RAPD            $364,000       359       79.9
6393098188      RAPD            $569,000       359       68.8
6393974198      RAPD            $390,000       359       71.7
6396517234      RAPD            $325,000       359       79.9
6396671973      RAPD            $355,000       359       79.7
6407665899      RAPD            $395,000       359       79.9
6413327633      FULL            $540,000       359       53.7
6419321937      RAPD            $371,000       359       79.9
6422950664      RAPD            $285,000       359       84.8
6478095356      FULL            $670,000       359       44.8
6482623375      FULL            $325,000       359       79.3
64920372        RAPD            $415,000       359       72.2
6492486987      RAPD            $297,000       359       89.9
6495540590      FULL            $271,000       359       94.8
65448553        FULL            $360,000       359       79.4
6545654235      RAPD            $435,000       359       89.9
6558293210      RAPD            $430,000       359       77.8
6574667272      RAPD            $650,000       359       69.3
6579164135      RAPD            $390,000       359       78.9
65827511        RAPD            $375,000       359       88.8
6586155688      RAPD            $366,000       359       79.9
66022878        FULL            $370,000       359       89.9
6609605883      RAPD            $325,000       359       79.4
6649917868      FULL            $435,000       359       79.9
6665313596      RAPD            $450,000       359       77.9
6667474305      RAPD            $605,000       359       69.9
6671788526      RAPD            $340,000       359       79.9
66748356        FULL            $395,000       359       74.1
6697027628      FULL            $740,000       359       74.9
6699805450      RAPD            $740,000       359       49.0
6703546801      FULL            $292,000       359       89.4
6707975345      FULL            $350,000       359       75.9
6715995533      FULL            $315,000       359       79.3
6716751240      RAPD            $355,000       359       79.9
6738762035      RAPD            $312,000       359       79.9
6739106406      RAPD            $465,000       360       80.0
6755253702      FULL            $440,000       359       69.4
6757383432      FULL            $470,000       359       74.4
6782140856      FULL            $371,000       360       80.0
6801178242      FULL            $410,000       359       75.5
6818682202      RAPD            $960,000       359       67.6
6821034094      FULL            $375,000       359       83.9
6822018377      RAPD            $450,000       359       79.9
6824104415      RAPD            $430,000       359       79.9
6836573771      FULL            $765,000       359       51.3
6858240952      RAPD            $371,000       359       74.1
6871870371      RAPD            $315,000       360       90.0
6873872110      FULL            $551,000       360       61.8
6892093821      RAPD            $665,000       359       60.1
6901141348      RAPD            $450,000       299       64.6
6917364256      FULL            $400,000       359       84.9
6922059107      FULL            $350,000       359       79.9
6929986476      RAPD            $615,000       360       53.1
6938501035      RAPD            $565,000       359       74.1
6942390417      RAPD            $341,000       359       79.8
6960296017      RAPD            $350,000       359       89.9
6982055078      FULL            $439,000       360       73.8
6999936104      RAPD            $450,000       358       79.9




    Total Loans                                   $210.00
     Sched UPB                             $73,423,053.70
        WAC                                         $7.24
        WAM                                       $358.81
       WOLTV                                       $75.37



                                                             EXHIBIT D-2

                                                     NMC MORTGAGE LOAN SCHEDULE



LOAN#              CITY                   ST        ZIP     OCC            PROP       TERM     OLTV     INT RATE
-----              ----                   --        ---     ---            ----       ----     ----     --------
22352918           EPHRAIM                WI       54211    Primary        SFR          360     61.1           7
22553820           LAFAYETTE              CO       80026    Primary        PUD          360     80.0         7.5
22585582           GLENDALE               AZ       85308    Primary        PUD          360     74.1           7
22621577           BOULDER                CO       80302    Primary        SFR          360     53.7       6.875
22631881           REDMOND                WA       98053    Primary        PUD          360     70.6       7.625
22688089           HOUSTON                TX       77005    Primary        SFR          360     80.0       7.125
22783856           ALPHARETTA             GA       30022    Primary        PUD          360     73.5        6.75
22819221           ARLINGTON              VA       22207    Primary        SFR          360     64.0           7
22834675           CAPTIVA ISL            FL       33924    Secondary      Condo        360     80.0           7
22842462           ST MICHAELS            MD       21663    Primary        SFR          360     80.0        7.25
22856181           BAILEY                 CO       80421    Primary        SFR          360     80.0       7.125
22869085           GUILFORD               CT       6437     Primary        SFR          360     79.9       7.125
22874820           KENSINGTON             MD       20895    Primary        SFR          360     80.0           7
22895171           ISSAQUAH               WA       98029    Primary        PUD          360     85.0        7.25
22900567           ROSANKY                TX       78953    Primary        SFR          360     80.0       7.125
22924005           WOODBINE               MD       21797    Primary        SFR          360     80.0         7.5
22927644           LOUISVILLE             KY       40299    Primary        SFR          360     80.0       7.875
22953012           INDIANAPOLI            IN       46236    Primary        PUD          360     80.0       7.375
22954036           NAPERVILLE             IL       60565    Primary        SFR          360     79.3       7.125
22956841           KENNEBUNK              ME       4043     Primary        SFR          360     80.0        7.25
22964258           SPICEWOOD              TX       78669    Primary        PUD          360     80.0        7.25
22966014           PARKER                 CO       80134    Primary        PUD          360     80.0        7.25
22973309           HOLLY SPRIN            NC       27540    Primary        PUD          360     90.0        7.25
22989453           PASADENA               CA       91107    Primary        SFR          360     58.3         6.5
22994396           DALLAS                 TX       75230    Primary        SFR          360     80.0       7.125
22997183           MORROW                 OH       45152    Primary        SFR          360     90.0         7.5
22998082           ALEXANDRIA             VA       22311    Primary        PUD          360     74.9        7.25
22998389           MCLEAN                 VA       22101    Primary        SFR          360     80.0         6.5
22998991           CHICAGO                IL       60607    Primary        PUD          360     79.6        7.25
22999080           EADS                   TN       38028    Primary        SFR          360     78.3           7
22999270           BERNARDSVIL            NJ       7924     Primary        SFR          360     80.0           7
23005226           ARLINGTON              VA       22203    Primary        SFR          360     80.0       7.375
23005440           ALEXANDRIA             VA       22315    Primary        PUD          360     80.0        6.75
23005994           JEFFERSON              MD       21755    Primary        SFR          360     93.8         7.5
23006414           MINNETONKA             MN       55305    Primary        SFR          360     80.0           7
23006430           WEXFORD                PA       15090    Primary        SFR          360     73.3           7
23008261           OLNEY                  MD       20832    Primary        PUD          360     80.0        7.25
23008980           PLACITAS               NM       87043    Primary        SFR          360     67.3       6.875
23010275           COLTS NECK             NJ       7722     Primary        SFR          360     80.0       6.875
23010614           FAIRFAX STA            VA       22039    Primary        PUD          360     80.0           7
23012123           GREENVILLE             DE       19807    Primary        PUD          360     80.0         7.5
23012222           ST CHARLES             IL       60174    Primary        PUD          360     77.8       7.125
23014111           LAFAYETTE              CO       80026    Primary        PUD          360     80.0       7.125
23016686           CLARKSVILLE            MD       21029    Primary        PUD          360     80.0        7.25
23016785           LEXINGTON              KY       40502    Primary        PUD          360     80.0           7
23016850           LOUISVILLE             KY       40245    Primary        SFR          360     80.0       7.125
23016942           LANDENBERG             PA       19350    Primary        SFR          360     80.0        6.75
23018724           OAK PARK               IL       60302    Primary        SFR          360     89.9        7.25
23018997           PLANO                  TX       75024    Primary        SFR          360     95.0       7.125
23020068           SEVERN                 MD       21144    Primary        SFR          360     80.0       7.375
23020274           CARROLLTON             TX       75010    Primary        PUD          360     79.8       7.375
23020340           MIAMI                  FL       33176    Primary        SFR          360     95.0         7.5
23020431           AUSTIN                 TX       78748    Primary        PUD          360     80.0        7.25
23022072           EAST WINDSO            NJ       8520     Primary        SFR          360     80.0         7.5
23022213           RAMONA                 CA       92065    Primary        PUD          360     60.2       7.375
23022429           ST LOUIS               MO       63123    Primary        SFR          360     74.7       7.375
23022544           BURBANK                CA       91505    Primary        SFR          360     79.7        7.25
23022858           ST PAUL                MN       55105    Primary        SFR          360     33.3       7.125
23023468           NORTH HOLLY            CA       91606    Primary        SFR          360     70.0       7.375
23023567           WALNUT CREE            CA       94596    Primary        SFR          360     34.0         7.5
23023609           PHOENIX                AZ       85054    Primary        PUD          360     77.3       7.125
23023732           ST LOUIS               MO       63129    Primary        PUD          360     80.0       7.375
23023898           WOODLAND PA            CO       80866    Primary        SFR          360     75.0       6.875
23024144           COSTA MESA             CA       92627    Primary        PUD          360     70.0        7.25
23024276           DAYTON                 MD       21036    Primary        SFR          360     80.0        7.25
23025885           CORSICANA              TX       75110    Primary        SFR          360     76.6        7.25
23026727           LOUISVILLE             KY       40222    Primary        SFR          360     77.3        7.25
23026933           PUEBLO                 CO       81007    Primary        SFR          360     72.5       7.125
23026958           CEDAR PARK             TX       78613    Primary        PUD          360     80.0       7.125
23026974           PHOENIX                AZ       85018    Primary        SFR          360     66.4       7.375
23028434           DALLAS                 TX       75287    Primary        SFR          360     80.0        7.25
23028590           REISTERSTOW            MD       21136    Primary        SFR          360     63.6        7.25
23029515           SEVERNA PAR            MD       21146    Primary        SFR          360     80.0        7.25
23029606           MEMPHIS                TN       38117    Primary        SFR          360     72.1        7.25
23030984           CHICAGO                IL       60646    Primary        SFR          360     60.6        7.25
23032824           RIDGEFIELD             CT       6877     Primary        SFR          360     74.9        7.25
23032840           WESTBORO               MA       1581     Primary        SFR          360     80.0       7.125
23032931           CROWNSVILLE            MD       21032    Primary        SFR          360     80.0        7.25
23033418           LEXINGTON              KY       40515    Primary        PUD          360     51.8       6.875
23033459           CHICAGO                IL       60613    Primary        Condo        360     80.0        7.25
23033822           WOODSTOCK              MD       21163    Primary        SFR          360     79.9        7.25
23035058           GAITHERSBUR            MD       20878    Primary        SFR          360     76.4        7.25
23035777           CARLSBAD               CA       92008    Primary        SFR          360     62.4        7.25
23035918           VIENNA                 VA       22180    Primary        SFR          360     80.0        7.25
23035975           FAIRFAX                VA       22030    Primary        PUD          360     80.0       7.375
23036148           ATLANTA                GA       30307    Primary        SFR          360     80.0           7
23036601           WINNETKA               IL       60089    Primary        SFR          360     59.3       7.125
23037088           ATLANTA                GA       30327    Primary        PUD          360     63.0           7
23037286           HENDERSONVI            TN       37075    Primary        SFR          360     80.0       6.875
23038698           OMAHA                  NE       68116    Primary        PUD          360     90.0       7.375
23038805           MOORPARK               CA       93021    Primary        PUD          360     80.0       7.375
23038821           BRANCHBURG             NJ       8853     Primary        SFR          360     67.3           7
23038839           ARVADA                 CO       80005    Primary        SFR          360     68.0        7.25
23039092           ACTON                  CA       93510    Primary        SFR          360     80.0        7.25
23039191           LOS ANGELES            CA       90064    Primary        SFR          360     63.2       7.125
23039266           HOUSTON                TX       77024    Primary        PUD          360     75.0       6.875
23040330           HANOVER                PA       17331    Primary        SFR          360     74.0         7.5
23040496           ST PETERSBU            FL       33704    Primary        SFR          360     69.3        7.25
23040868           SOUTH HOLLA            IL       60473    Primary        SFR          360     64.0       7.625
23040876           MIAMI                  FL       33158    Primary        SFR          360     70.0       7.375
23040900           PALM CITY              FL       34990    Primary        PUD          360     44.4         7.5
23040934           TAMPA                  FL       33606    Primary        SFR          360     74.9        7.25
23040991           DAVIE                  FL       33330    Primary        PUD          360     74.7       7.875
23041791           SAN DIEGO              CA       92106    Primary        SFR          360     79.0        7.25
23042625           WOODBINE               MD       21797    Primary        SFR          360     80.0       7.125
23045198           SAN JOSE               CA       95118    Primary        SFR          360     80.0        7.25
23045248           OAKHILL                VA       20171    Primary        PUD          360     80.0       7.125
23045701           CASTLE ROCK            CO       80104    Primary        PUD          360     79.7           7
23045784           WESTMINSTER            CO       80030    Primary        PUD          360     80.0           7
23045958           KENT                   WA       98031    Primary        PUD          360     80.0       6.875
23046162           WESTMINSTER            CO       80030    Primary        PUD          360     75.0           7
23046568           MOUNT PLEAS            SC       29464    Primary        PUD          360     90.0           7
23047400           FOREST LAKE            MN       55025    Primary        SFR          360     79.4       7.125
23048432           WILMETTE               IL       60091    Primary        SFR          360     51.6        7.25
23048465           WILMETTE               IL       60091    Primary        SFR          360     75.0       7.375
23048754           WELLESLEY              MA       2481     Primary        SFR          360     39.5           7
23049505           ARDMORE                PA       19003    Primary        SFR          360     73.2        7.75
23049596           FAULKNER               MD       20632    Primary        SFR          360     77.9        7.25
23049752           EVANSTON               IL       60201    Primary        SFR          360     77.5        7.25
23050743           GERMANTOWN             TN       38138    Primary        PUD          360     80.0           7
23052459           ARNOLD                 MD       21012    Primary        SFR          360     80.0        7.25
23053416           NASHVILLE              TN       37205    Primary        SFR          360     80.0       6.875
23053663           YORK                   PA       17403    Primary        SFR          360     64.3       7.125
23053820           CLEARWATER             FL       33759    Primary        PUD          360     77.6        7.25
23053853           ADDISON                TX       75240    Primary        PUD          360     80.0       7.125
23053887           SHAWNEE                KS       66216    Primary        PUD          360     71.5       7.125
23054224           DARIEN                 IL       60561    Primary        SFR          360     55.7       7.125
23054414           LITTLETON              CO       80120    Primary        PUD          360     80.0       7.125
23054489           TOPEKA                 KS       66610    Primary        PUD          360     80.0        7.25
23056252           POTOMAC                MD       20854    Primary        SFR          360     80.0        7.25
23057656           ELLICOTT CI            MD       21042    Primary        SFR          360     90.0        7.25
23057722           PLANO                  TX       75093    Primary        PUD          360     65.8           7
23057938           UNIVERSITY             TX       75225    Primary        SFR          360     61.2           7
23058076           GREAT FALLS            VA       22066    Primary        PUD          360     60.2        7.25
23058779           LITTLETON              CO       80128    Primary        PUD          360     89.9        7.25
23058837           FRISCO                 TX       75034    Primary        PUD          360     80.0           7
23058852           WOODINVILLE            WA       98072    Primary        PUD          360     69.9           7
23059140           LIBERTYVILL            IL       60048    Primary        PUD          360     70.0           7
23059280           OKLAHOMA CI            OK       73120    Primary        PUD          360     76.5        7.25
23060973           DALLAS                 TX       75205    Primary        SFR          360     80.0       7.125
23061161           LITTLETON              CO       80124    Primary        PUD          360     80.0           7
23061260           AUSTIN                 TX       78749    Primary        PUD          360     80.0       7.125
23061443           COLUMBIA               SC       29223    Primary        SFR          360     90.0        6.75
23061609           BIRMINGHAM             AL       35094    Primary        SFR          360     80.0           7
23061831           CHARLOTTE              NC       28210    Primary        PUD          360     78.5           7
23061963           RANCHO SANT            CA       92067    Primary        SFR          360     53.1         7.5
23063092           SOUTHLAKE              TX       76092    Primary        PUD          360     80.0       6.875
23063381           DENVER                 CO       80206    Primary        SFR          360     90.0           7
23063555           HOUSTON                TX       77056    Primary        SFR          360     46.2       7.125
23063639           NORTH EAST             MD       21901    Primary        PUD          360     58.8        7.25
23063977           BOCA RATON             FL       33496    Secondary      PUD          360     80.0        7.25
23064132           MILLERSVILL            MD       21108    Primary        PUD          360     80.0        7.25
23065055           NIWOT                  CO       80503    Primary        PUD          360     80.0        6.75
23065709           WOODBINE               MD       21797    Primary        SFR          360     80.0       7.125
23066285           WILMINGTON             DE       19805    Primary        SFR          360     80.0           7
23066350           ORLAND PARK            IL       60467    Primary        SFR          360     89.8        7.25
23066814           AUSTIN                 TX       78739    Primary        PUD          360     80.0       7.375
23066954           LAKESIDE               MT       59922    Primary        SFR          360     67.6           7
23068380           AURORA                 CO       80016    Primary        SFR          360     80.0        7.25
23068653           ROSWELL                GA       30075    Primary        PUD          360     90.0       7.375
23068794           COLLIERVILL            TN       38017    Primary        SFR          360     95.0         7.5
23069487           MARIETTA               GA       30066    Primary        SFR          360     95.0        7.25
23069610           LORENA                 TX       76655    Primary        SFR          360     80.0           7
23069743           LAS VEGAS              NV       89120    Primary        SFR          360     80.0       7.125
23070279           KNOXVILLE              TN       37919    Primary        SFR          360     80.0           7
23070618           MARIETTA               GA       30066    Primary        PUD          360     69.8           7
23071186           TUSTIN                 CA       92782    Primary        PUD          360     80.0       7.125
23071319           INDIANAPOLI            IN       46236    Primary        PUD          360     80.0        7.25
23072218           BETHESDA               MD       20814    Primary        SFR          360     80.0       7.125
23072648           GREENSBORO             GA       30642    Primary        PUD          360     73.2       7.125
23073703           WILTON                 CT       6897     Primary        SFR          360     68.8       7.125
23073844           DENVER                 CO       80209    Primary        SFR          360     80.0           7
23074040           GRAND JUNCT            CO       81506    Primary        SFR          360     61.5       7.125
23074891           HOUSTON                TX       77024    Primary        PUD          360     80.0       7.125
23074933           SAN RAFAEL             CA       94901    Primary        SFR          360     56.0        7.25
23074966           BURLINGTON             NC       27215    Primary        SFR          360     76.7       7.125
23075476           SEATTLE                WA       98106    Primary        SFR          360     80.0       7.125
23075492           MILLERSVILL            MD       21108    Primary        SFR          360     80.0       6.875
23075799           MCLEAN                 VA       22101    Primary        SFR          360     80.0        7.25
23075989           PHOENIX                AZ       85023    Primary        PUD          360     78.3        7.25
23078819           HOUSTON                TX       77024    Primary        PUD          360     72.6           7
23080096           NEWTON                 MA       2459     Primary        SFR          300     54.7        7.25
23080690           MOUNT AIR              VA       22079    Primary        PUD          360     80.0       6.875
23080864           FLOWER MOUN            TX       75028    Primary        PUD          360     80.0        6.75
23081920           BRENTWOOD              TN       37027    Primary        PUD          360     92.1           7
23082571           CHADDS FORD            PA       19317    Primary        PUD          360     80.0        6.75
23084072           WESTON                 FL       33327    Primary        PUD          360     70.0        7.25
23084759           BOWLING GRE            KY       42103    Primary        SFR          360     80.0       7.375
23085897           SHERWOOD               OR       97140    Primary        SFR          360     65.3       7.125
23085954           WEST FRIEND            MD       21794    Primary        SFR          360     80.0           7
23087273           FRANKLIN               TN       37027    Primary        SFR          360     90.0        6.75
23087901           IJAMSVILLE             MD       21754    Primary        PUD          360     80.0         7.5
23088172           MALVERN                PA       19355    Primary        SFR          360     75.0       6.875
23088362           OREM                   UT       84057    Primary        SFR          360     88.7         7.5
23089139           BROOKEVILLE            MD       20833    Primary        PUD          360     80.0           7
23091770           PROVO                  UT       84604    Primary        SFR          360     72.0       7.375
23091895           BELLEVUE               WA       98006    Primary        PUD          360     52.9       7.125
23091937           ISSAQUAH               WA       98027    Primary        PUD          360     90.0           7
23092000           MATTHEWS               NC       28105    Primary        PUD          360     86.1           7
23092232           PUEBLO                 CO       81001    Primary        SFR          360     80.0           7
23092398           BELLAIRE               TX       77401    Primary        SFR          360     80.0         7.5
23093016           FALLS CHURC            VA       22041    Primary        SFR          360     67.9        6.75
23094006           ALPHARETTA             GA       30004    Primary        SFR          360     80.0           7
23094014           BAINBRIDGE             WA       98110    Primary        SFR          360     50.9       7.375
23094022           BELLEVUE               WA       98007    Primary        PUD          360     66.1       7.125
23094501           RALEIGH                NC       27614    Primary        PUD          360     89.8        7.25
23094667           ENGLEWOOD              CO       80110    Primary        PUD          360     80.0       6.875
23094774           SALINAS                CA       93908    Primary        SFR          360     58.9       7.375
23095060           BOERNE                 TX       78006    Primary        PUD          360     50.8       7.125
23095169           FORT COLLIN            CO       80525    Primary        PUD          360     80.0           7
23097140           CHESTERFIEL            MO       63017    Primary        PUD          360     80.0        7.25
23097298           CROSS RIVER            NY       10518    Primary        SFR          360     79.6       7.125
23098056           NOKOMIS                FL       34275    Primary        SFR          360     78.8         7.5
23098866           COLLEGEVILL            PA       19426    Primary        SFR          360     95.0       6.875
23099583           COVINA                 CA       91724    Primary        SFR          360     80.0       6.875
23099781           EARLYSVILLE            VA       22936    Primary        SFR          360     95.0       7.375
23100647           ELMHURST               IL       60126    Primary        SFR          360     63.8       7.375
23100811           LANEXA                 VA       23089    Primary        SFR          360     70.0           7
23101033           DALLAS                 TX       75225    Primary        SFR          360     45.6       7.125
23101728           LADUE                  MO       63124    Primary        SFR          360     56.2        6.75
23102551           COLORADO SP            CO       80906    Primary        PUD          360     80.0           7
23102635           LAKEWOOD               CO       80227    Primary        PUD          360     77.5       7.375
23103526           WESTMINSTER            CO       80234    Primary        PUD          360     90.0        7.25
23103955           FRANKLIN               TN       37064    Primary        PUD          360     80.0       7.125
23103989           LOS ANGELES            CA       91326    Primary        PUD          360     80.0        7.25
23104821           COLLEGEVILL            PA       19426    Primary        SFR          360     88.1         7.5
23105240           BAILEY                 CO       80421    Primary        SFR          360     80.0       7.125
23105323           MERCER ISLA            WA       98040    Primary        SFR          360     80.0           7
23105349           LONGMONT               CO       80501    Primary        PUD          360     60.0         7.5
23105679           ATLANTA                GA       30305    Primary        SFR          360     80.0       7.125
23105778           FORT COLLIN            CO       80525    Primary        PUD          360     58.6        6.75
23106297           LOS ANGELES            CA       91326    Primary        PUD          360     80.0           7
23106453           ROSWELL                GA       30075    Primary        PUD          360     75.7           7
23106479           LONGMONT               CO       80501    Primary        PUD          360     74.0         7.5
23106669           EDMOND                 OK       73034    Primary        SFR          360     80.0        7.25
23108483           WEST LINN              OR       97068    Primary        SFR          360     89.3       6.875
23108798           BROOMFIELD             CO       80020    Primary        PUD          360     80.0        7.25
23109416           KINNELON               NJ       7405     Primary        SFR          360     75.0       7.875
23110554           ROCKFORD               MI       49341    Primary        SFR          360     85.0       7.125
23114093           HOLLYWOOD              FL       33019    Primary        SFR          360     90.0        7.25
23114242           FINCHVILLE             KY       40022    Primary        SFR          360     95.0         7.5
23114614           GILROY                 CA       95020    Primary        SFR          360     80.0        7.25
23114952           THOUSAND OA            CA       91320    Primary        PUD          360     75.0       7.375
23115116           SEDONA                 AZ       86351    Primary        PUD          360     90.0        7.25
23115595           SAN DIEGO              CA       92129    Primary        SFR          360     90.0        7.25
23115843           GERMANTOWN             TN       38139    Primary        PUD          360     77.8        7.25
23116387           HOUSTON                TX       77057    Primary        PUD          360     77.0           7
23117922           HUNTINGTON             CA       92647    Primary        SFR          360     81.6         7.5
23119480           MARIETTA               GA       30066    Primary        PUD          360     73.6        7.25
23120041           LAKE FOREST            IL       60045    Primary        SFR          360     49.5       7.125
23120355           GLENVIEW               IL       60025    Primary        SFR          360     80.0       6.875
23120629           EVANSTON               IL       60202    Primary        SFR          360     73.6       7.375
23123425           PENSACOLA              FL       32514    Primary        PUD          360     80.0       7.375
23124464           PLANO                  TX       75023    Primary        SFR          360     80.0       7.375
23125412           MARIETTA               GA       30067    Primary        PUD          360     48.5       7.375
23126030           HENDERSONVI            TN       37075    Primary        SFR          360     89.0       7.125
23126055           SEATTLE                WA       98116    Primary        SFR          360     75.0        7.25
23126147           CAREFREE               AZ       85377    Secondary      PUD          360     66.7         7.5
23127202           KANEOHE                HI       96744    Primary        SFR          360     80.0        7.25
23128358           DUBLIN                 OH       43017    Primary        SFR          360     80.0         7.5
23128705           SAN CARLOS             CA       94070    Primary        SFR          360     80.0       6.875
23129570           NEWTON                 MA       2459     Primary        SFR          360     75.0        8.25
23130024           BLOOMFIELD             MI       48302    Primary        SFR          360     53.7       7.625
23130925           PALM HARBOR            FL       34685    Primary        PUD          360     95.0       7.625
23131006           LITTLETON              CO       80120    Primary        PUD          360     80.0         7.5
23131857           PEABODY                MA       1960     Primary        SFR          360     85.2       7.625
23132558           PLANO                  TX       75023    Primary        PUD          360     90.0       7.375
23133176           LOS ANGELES            CA       90049    Primary        SFR          360     48.7           7
23133952           DENVER                 CO       80209    Primary        SFR          360     80.0       7.125
23134018           OAK RIDGE              TN       37830    Primary        SFR          360     80.0       7.375
23134117           CASTLE ROCK            CO       80104    Primary        PUD          360     80.0       7.125
23134216           COEUR DALEN            ID       83815    Primary        SFR          360     80.0       7.375
23134398           ORLANDO                FL       32810    Primary        PUD          360     80.0       7.375
23134950           SEATTLE                WA       98112    Primary        SFR          360     41.2       7.375
23135031           LOS GATOS              CA       95032    Primary        SFR          360     47.7       7.375
23135361           SALT LAKE C            UT       84124    Primary        SFR          360     71.6        7.75
23135445           SIMPSONVILL            SC       29681    Primary        PUD          360     72.2       7.125
23135585           ATLANTA                GA       30306    Primary        SFR          360     80.0         7.5
23135882           PARKER                 CO       80134    Primary        PUD          360     80.0        7.25
23136104           PLANO                  TX       75093    Primary        SFR          360     80.0         7.5
23136591           SAN CARLOS             CA       94070    Primary        SFR          360     80.0         7.5
23136625           ISSAQUAH               WA       98027    Primary        SFR          360     80.0           7
23136906           CARLSBAD               CA       92009    Primary        PUD          360     80.0        7.25
23138100           WESTERVILLE            OH       43081    Primary        SFR          360     65.6       7.125
23138548           POWAY                  CA       92064    Primary        SFR          360     68.9       7.125
23138696           POWAY                  CA       92064    Primary        SFR          360     80.0       7.125
23138795           POWAY                  CA       92064    Primary        SFR          360     66.0        7.25
23139488           DALLAS                 TX       75214    Primary        SFR          360     80.0       7.125
23139496           SAN JOSE               CA       95120    Primary        SFR          360     55.3        7.25
23139793           POWAY                  CA       92064    Primary        SFR          360     59.8        7.25
23140106           PAWLING                NY       12564    Primary        SFR          360     90.0       7.375
23140114           LOS ANGELES            CA       91326    Primary        PUD          360     80.0       7.125
23140502           BODEGA BAY             CA       94923    Secondary      PUD          360     80.0        7.75
23140635           LAKEWOOD               CO       80227    Primary        PUD          360     80.0        7.25
23140981           ARLINGTON              TX       76016    Primary        SFR          360     80.0        7.25
23142193           MARIETTA               GA       30067    Primary        PUD          360     80.0        7.25
23143381           POWDER SPRI            GA       30127    Primary        PUD          360     95.0           8
23143456           MCLEAN                 VA       22101    Primary        SFR          360     80.0           7
23143597           CARROLLTON             TX       75007    Primary        PUD          360     80.0        7.25
23144421           JESUP                  GA       31546    Primary        SFR          360     90.0         7.5
23144686           BELLEVUE               WA       98006    Primary        PUD          360     71.1       7.125
23144926           SEATTLE                WA       98112    Primary        SFR          360     69.0        7.25
23148109           HERNDON                VA       20170    Primary        SFR          360     80.0       6.875
23148638           SAN DIEGO              CA       92130    Primary        PUD          360     72.2        7.25
23149768           HOUSTON                TX       77059    Primary        PUD          360     85.7       7.375
23151640           BARTLETT               IL       60103    Primary        SFR          360     80.0        7.25
23152473           COLORADO SP            CO       80906    Primary        PUD          360     80.0       7.375
23153323           BRENTWOOD              TN       37027    Primary        PUD          360     80.0         7.5
23157142           RICHMOND               VA       23236    Primary        PUD          360     95.0         7.5
23158553           MCKINNEY               TX       75070    Primary        PUD          360     79.4         7.5
23158702           SOUTHLAKE              TX       76092    Primary        PUD          360     80.0         7.5
23159023           SAN JOSE               CA       95128    Primary        SFR          360     95.0       7.875
23162092           THE WOODLAN            TX       77381    Primary        PUD          360     80.0       7.125
23164148           SANTA CLARI            CA       91351    Primary        PUD          360     95.0       6.875
23164346           HIGHLANDS R            CO       80126    Primary        PUD          360     92.2       7.125
23164445           FREMONT                CA       94536    Primary        PUD          360     76.4        6.75
23164494           FREMONT                CA       94536    Primary        PUD          360     80.0       7.125
23164585           LIVERMORE              CA       94550    Primary        Condo        360     80.0       7.125
23166358           DAVIS                  CA       95616    Primary        SFR          360     80.0        7.25
23166846           DENVER                 CO       80246    Primary        SFR          360     79.7         7.5
23167844           AUSTIN                 TX       78746    Primary        SFR          360     64.9       6.875
23168495           GOLDEN                 CO       80401    Primary        PUD          360     69.0        7.25
23169279           EVERGREEN              CO       80439    Primary        SFR          360     48.5       7.625
23169428           HOUSTON                TX       77019    Primary        Townhouse    360     80.0       7.625
23170723           SOUTH SALEM            NY       10590    Primary        SFR          360     44.8       7.125
23175805           ST LOUIS PA            MN       55416    Primary        SFR          360     80.0        7.75
23177298           SAN ANTONIO            TX       78258    Primary        PUD          360     80.0        7.25
23177470           SAN ANTONIO            TX       78248    Primary        PUD          360     95.0       7.375
23179872           GREENBRAE              CA       94904    Primary        SFR          360     80.0         7.5
23184807           STERLING               VA       20165    Primary        PUD          360     80.0           7
23184856           WOODSTOCK              MD       21163    Primary        PUD          360     80.0         7.5
23184864           ELKRIDGE               MD       21075    Primary        PUD          360     80.0       6.875
23187230           SAN ANTONIO            TX       78248    Primary        PUD          360     80.0           7
23187354           BEL AIR                MD       21014    Primary        PUD          360     80.0           7
23187495           SAN MARCOS             CA       92069    Primary        PUD          360     76.7        7.25
23187644           COCKEYSVILL            MD       21030    Primary        SFR          360     57.3        6.75
23187677           WESTLAKE VI            CA       91361    Primary        PUD          360     80.0        6.75
23188089           SAN ANTONIO            TX       78258    Primary        PUD          360     80.0           7
23188113           ALBUQUERQUE            NM       87122    Primary        SFR          360     69.7       7.625
23188121           SAN ANTONIO            TX       78249    Primary        PUD          360     80.0           7
23215957           PHOENIX                AZ       85254    Primary        PUD          360     79.5       7.375
23218852           RANDOLPH TO            NJ       7869     Primary        SFR          360     75.6       7.375
23244684           LAKEWOOD               CA       90712    Primary        SFR          360     79.7       7.125
23244700           GLENDALE               CA       91214    Primary        SFR          360     88.6       7.375
23246606           SANTE FE               NM       87505    Primary        SFR          360     19.9        7.25
23246721           SAN JOSE               CA       95120    Primary        SFR          360     49.5       7.375
23246838           APTOS                  CA       95003    Primary        PUD          360     80.0        7.25
23246895           NORTHRIDGE             CA       91326    Primary        SFR          360     94.8        7.25
23246911           WEST HILLS             CA       91307    Primary        SFR          360     80.0       7.125
23246986           VALLEJO                CA       94591    Primary        SFR          360     95.0        7.75
23246994           SAN JOSE               CA       95127    Primary        SFR          360     80.0           7
23247026           REDLANDS               CA       92373    Primary        SFR          360     80.0       7.125
23247034           RED WING               MN       55066    Primary        SFR          360     80.0       7.125
23247067           HUTTO                  TX       78634    Primary        SFR          360     70.0        7.25
23247091           GREELEY                CO       80634    Primary        Condo        360     80.0        7.25
23247166           SHERMAN OAK            CA       91423    Primary        SFR          360     90.0        7.25
23247216           CARLSBAD               CA       92009    Primary        PUD          360     80.0         7.5
23247232           OWASSO                 OK       74055    Primary        PUD          360     77.8           7
23247265           CARSON CITY            NV       89703    Primary        SFR          360     95.0       7.875
23247273           SAN JOSE               CA       95119    Primary        PUD          360     75.0       7.625
23247281           MANHASSET              NY       11030    Primary        PUD          360     77.7        7.75
23247331           LOS ANGELES            CA       90066    Primary        SFR          360     79.5       6.875
23247364           SETAUKET               NY       11733    Primary        SFR          360     88.9       7.375
23247398           LAGUNA NIGU            CA       92677    Primary        PUD          360     80.0       7.375
23249212           NORTHRIDGE             CA       91326    Primary        SFR          360     80.0        7.25
23249527           FRISCO                 TX       75034    Primary        PUD          360     79.6       6.875
23249576           WATERTOWN              MA       2472     Primary        SFR          360     80.0        7.75
23249634           HOUSTON                TX       77005    Primary        SFR          360     80.0       7.125
23249667           AUSTIN                 TX       78756    Primary        SFR          360     80.0       7.875
23249683           GREELEY                CO       80634    Primary        SFR          360     80.0         7.5
23249840           WESTLAKE VI            CA       91361    Primary        PUD          360     69.6       7.125
23249931           SHERMAN OAK            CA       91403    Primary        SFR          360     80.0       7.375
23249964           HAVERFORD T            PA       19003    Primary        Condo        360     65.7       6.625
23254097           NEWPORT COA            CA       92657    Primary        PUD          360     80.0       6.875
23254196           JACKSON                MS       39216    Primary        Condo        360     80.0         7.5
23260961           TAMPA                  FL       33613    Primary        PUD          360     70.0       7.125
23261027           DAVIE                  FL       33330    Primary        PUD          360     90.0         7.5
23261324           MCLEAN                 VA       22101    Primary        SFR          360     80.0       6.875
23261399           LOMBARD                IL       60148    Primary        PUD          360     80.0       7.375
23261472           MONTGOMERY             AL       36117    Primary        SFR          360     75.0         7.5
23261555           LONGMONT               CO       80503    Primary        SFR          360     70.7        6.75
23261647           TAMPA                  FL       33611    Primary        SFR          360     80.0       7.375
23261761           CHARLOTTE              NC       28270    Primary        SFR          360     80.0       6.875
23261811           WEST HARTFO            CT       6119     Primary        SFR          360     80.0       6.875
23261860           FARMINGTON             CT       6032     Primary        SFR          360     90.0         7.5
23261985           COLUMBUS               GA       31907    Primary        SFR          360     95.0           7
23262025           LUTZ                   FL       33549    Primary        SFR          360     80.0       7.375
23262124           HIGHLANDS R            CO       80126    Primary        PUD          360     80.0        7.25
23262249           BETHESDA               MD       20817    Primary        SFR          360     80.0       7.125
23262355           OLDSMAR                FL       34677    Primary        PUD          360     80.0       7.375
23262454           CARTERSVILL            GA       30120    Primary        SFR          240     70.0           7
23262686           DAVIE                  FL       33330    Primary        PUD          360     90.0       7.125
23262736           PALM BEACH             FL       33480    Primary        Condo        360     49.6         7.5
23262959           DAVIE                  FL       33330    Primary        SFR          360     87.9       7.375
23263049           GLENWOOD SP            CO       81601    Primary        SFR          360     74.4       7.625
23263247           FALLS CHURC            VA       22042    Primary        PUD          360     77.2        7.25
23263296           ACWORTH                GA       30101    Primary        PUD          360     80.0       7.125
23263510           POTOMAC                MD       20854    Primary        SFR          360     80.0       7.125
23277304           SPRING                 TX       77389    Primary        SFR          360     80.0       7.625
23287642           NASHVILLE              TN       37215    Primary        SFR          360     71.4           7
23287808           ATLANTA                GA       30327    Primary        SFR          360     79.7       7.375
23287816           ALPHARETTA             GA       30005    Primary        PUD          360     80.0        6.75
23293897           ATLANTA                GA       30305    Primary        PUD          360     71.1       7.125
23293947           ATLANTA                GA       30327    Primary        SFR          360     27.9         7.5
26882100           HOUSTON                TX       77007    Primary        SFR          360     93.0       7.375
27124734           PAYSON                 AZ       85541    Primary        SFR          300     78.2           7
27329309           MCLEAN                 VA       22102    Primary        PUD          360     54.3           7
27330885           HILTON HEAD            SC       29926    Primary        PUD          360     75.0        7.25
27379080           SAFETY HARB            FL       34695    Primary        SFR          360     85.5       7.375
27466960           RALEIGH                NC       27614    Primary        PUD          360     88.4           7
27638576           DUCK                   NC       27949    Secondary      PUD          360     73.7       7.125
27778943           WASHINGTON             DC       20008    Primary        SFR          360     80.0       6.875
27903079           POTOMAC                MD       20854    Primary        PUD          360     80.0        7.25
27910835           ATLANTA                GA       30331    Primary        SFR          360     56.7        7.25
27929066           BETHESDA               MD       20817    Primary        SFR          360     75.0       6.875
27975408           HILLSBOROUG            NC       27278    Primary        SFR          360     80.0       7.125
27976182           CLIFTON                VA       20124    Primary        SFR          360     80.0       6.875
27977545           SAN JOSE               CA       95138    Primary        SFR          360     65.9        7.25
28005775           HENDERSONVI            TN       37075    Primary        SFR          360     74.6       7.125
28014512           ALEXANDRIA             VA       22314    Primary        SFR          360     80.0           7
28033942           HOUSTON                TX       77006    Secondary      SFR          360     71.1       7.125
28041747           MCLEAN                 VA       22102    Primary        PUD          360     80.0       6.875
28044105           SAN MATEO              CA       94403    Primary        SFR          360     80.0         7.5
28061687           SAN JOSE               CA       95134    Primary        PUD          360     80.0           7
28064269           FALLS CHURC            VA       22041    Primary        PUD          360     74.2       7.125
28068054           ALDIE                  VA       20105    Primary        PUD          360     80.0         7.5
28075984           SANTA CLARA            CA       95050    Primary        SFR          360     80.0        7.25
28081628           BELLAIRE               TX       77401    Primary        SFR          360     80.0        6.75
28087534           CARMICHAEL             CA       95608    Primary        SFR          360     73.3       7.375
28090017           CALABASAS              CA       91302    Primary        SFR          360     75.0       7.375
28098671           STOCKTON               CA       95215    Primary        SFR          360     80.0       7.125
28099158           SAN JOSE               CA       95120    Primary        SFR          360     59.4        7.75
28102234           HERNDON                VA       20171    Primary        PUD          360     80.0        6.75
28123198           CHEVY CHASE            MD       20815    Primary        SFR          360     73.4       7.125
28124071           CHAPEL HILL            NC       27516    Primary        PUD          360     66.7       7.125
28131910           ROCKVILLE              MD       20852    Primary        SFR          360     63.2       7.125
28137081           ENCINO                 CA       91316    Primary        SFR          360     57.4         7.5
28137362           STOCKTON               CA       95207    Primary        SFR          360     80.0        7.25
28145001           MIAMI                  FL       33157    Primary        SFR          360     90.0        7.25
28157519           LIVERMORE              CA       94550    Primary        SFR          360     80.0       7.125
28173821           WASHINGTON             DC       20003    Primary        Townhouse    360     80.0         7.5
28174027           REDINGTON B            FL       33708    Primary        SFR          360     90.0       7.125
28177129           SNOWMASS VI            CO       81615    Primary        PUD          360     47.7           7
28177913           CHARLESTON             SC       29401    Primary        SFR          360     66.0           7
28178572           NEW MARKET             MD       21774    Primary        PUD          360     95.0       7.125
28186252           RICHMOND               VA       23226    Primary        SFR          360     77.7        7.25
28186401           MOUNTAIN VI            CA       94041    Primary        PUD          360     70.0        7.25
28192524           MILL VALLEY            CA       94941    Primary        SFR          360     69.8       7.125
28194223           MIAMI                  FL       33016    Primary        PUD          360     73.3        7.25
28196962           SAN ANTONIO            TX       78257    Secondary      PUD          360     70.6        7.25
28197036           UNIVERSITY             MO       63130    Primary        PUD          360     77.8           7
28198976           SAN JOSE               CA       95135    Primary        Condo        360     80.0        7.75
28205805           PIEDMONT               CA       94611    Primary        SFR          360     66.7       7.125
28207769           CHARLOTTE              NC       28277    Primary        PUD          360     73.7           7
28210342           SAN JOSE               CA       95139    Primary        SFR          360     80.0           7
28213486           DALLAS                 TX       75219    Primary        Condo        300     70.8         7.5
28214328           COLLEYVILLE            TX       76034    Primary        SFR          360     80.0       7.125
28215457           REDWOOD CIT            CA       94065    Primary        Condo        360     54.4        7.25
28219749           WALNUT CREE            CA       94596    Primary        SFR          360     79.9       7.125
28220366           NEW SMYRNA             FL       32169    Secondary      SFR          360     80.0       7.125
28221612           SAN JOSE               CA       95138    Primary        SFR          360     80.0       7.375
28221851           HOLMES BEAC            FL       34217    Primary        PUD          360     95.0        7.25
28222164           LIVERMORE              CA       94550    Primary        SFR          360     56.9       7.375
28225522           DALY CITY              CA       94014    Primary        SFR          360     80.0        7.25
28225845           SAN JOSE               CA       95123    Primary        SFR          360     77.9        7.25
28228609           DALLAS                 TX       75220    Primary        SFR          360     47.8        7.25
28229458           CORDOVA                TN       38018    Primary        SFR          360     90.0           7
28229730           MCDONOUGH              GA       30253    Primary        PUD          360     68.7        7.25
28234847           CHEVY CHASE            MD       20815    Investor       SFR          360     64.4        7.25
28237105           RICHMOND               VA       23229    Primary        SFR          360     73.3           7
28238038           WASHINGTON             DC       20015    Primary        PUD          360     74.3       6.625
28238475           CORAL GABLE            FL       33156    Primary        SFR          360     80.0        7.25
28239689           CHURCH HILL            MD       21623    Primary        SFR          360     61.9        7.25
28239994           AGOURA HILL            CA       91301    Primary        SFR          360     90.0         7.5
28241081           ALEXANDRIA             VA       22307    Primary        SFR          360     80.0           7
28241560           DALLAS                 TX       75287    Primary        PUD          360     85.6       7.125
28243210           BETHESDA               MD       20816    Primary        SFR          360     76.4         7.5
28245892           POTOMAC                MD       20854    Primary        SFR          360     67.8       6.625
28246213           MCLEAN                 VA       22102    Primary        PUD          360     76.7       7.125
28247690           RALEIGH                NC       27615    Primary        SFR          360     80.0        6.75
28249357           WASHINGTON             DC       20008    Primary        Condo        360     80.0         7.5
28249654           WINDERMERE             FL       34786    Primary        PUD          360     64.4       7.125
28252138           POTOMAC                MD       20854    Primary        SFR          360     80.0           7
28254704           YORBA LINDA            CA       92887    Primary        SFR          360     69.7        7.25
28256261           SUFFOLK                VA       23436    Primary        SFR          360     80.0       7.125
28256550           FREDERICKSB            VA       22408    Primary        PUD          360     80.0        6.75
28256964           WASHINGTON             DC       20008    Primary        SFR          360     80.0        7.25
28259562           WINTER HAVE            FL       33881    Primary        SFR          360     76.1        7.25
28261212           GREENWOOD              SC       29646    Primary        PUD          360     62.0       7.125
28261667           WASHINGTON             DC       20007    Primary        PUD          360     80.0        7.25
28262566           ATHENS                 GA       30606    Primary        SFR          360     80.0        7.25
28267136           NEW SMYRNA             FL       32169    Secondary      SFR          360     65.2       7.375
28272912           IRVING                 TX       75063    Primary        SFR          360     80.0         7.5
28275121           BELLEAIR BE            FL       33786    Primary        SFR          360     80.0         7.5
28276186           WILLIAMSBUR            VA       23185    Primary        PUD          360     66.2         7.5
28276780           GREENSBORO             NC       27455    Primary        PUD          360     80.0        7.25
28277085           MCKINNEY               TX       75070    Primary        SFR          360     80.0       7.375
28277713           GREENVILLE             NC       27834    Primary        PUD          360     80.0       7.375
28278950           ATLANTA                GA       30305    Primary        SFR          360     70.3       6.875
28281574           WARRENTON              VA       20186    Primary        SFR          360     80.0        6.75
28282127           GREENVILLE             SC       29615    Primary        PUD          360     71.8         6.5
28284842           COLLIERVILL            TN       38017    Primary        SFR          360     80.0       7.125
28285633           POTOMAC                MD       20854    Primary        SFR          360     80.0           7
28285989           PROSPER                TX       75098    Primary        SFR          360     80.0       7.125
28287167           WASHINGTON             DC       20016    Primary        SFR          360     69.5        7.25
28287936           POTOMAC                MD       20854    Primary        SFR          360     80.0       7.125
28292043           AMELIA ISLA            FL       32034    Secondary      Condo        360     80.0         7.5
28292191           WOODSTOCK              MD       21163    Primary        PUD          360     80.0       7.375
28295095           MOUNT PLEAS            SC       29464    Primary        PUD          360     51.7       7.125
28295772           CHARLESTON             SC       29412    Primary        SFR          360     71.4        7.25
28295863           CORAL GABLE            FL       33134    Primary        SFR          360     67.7       7.375
28296796           GREENSBORO             NC       27408    Primary        SFR          360     75.8        7.25
28299303           POTOMAC                MD       20854    Primary        SFR          360     44.8       7.375
28303683           CHEVY CHASE            MD       20815    Primary        SFR          360     78.8         7.5
28303881           TULSA                  OK       74137    Primary        SFR          360     68.8       7.125
28305175           KIAWAH ISLA            SC       29455    Secondary      PUD          360     80.0        7.25
28306702           MARIETTA               GA       30067    Primary        SFR          360     80.0        7.25
28306751           DAVIDSONVIL            MD       21035    Primary        PUD          360     78.4        7.25
28308880           BRENTWOOD              TN       37027    Primary        SFR          360     75.0       7.375
28314185           FAIRFAX                VA       22030    Primary        PUD          360     80.0           7
28314987           CENTREVILLE            VA       20120    Primary        PUD          360     73.6       7.375
28315224           NASHVILLE              TN       37204    Primary        SFR          360     50.4       7.375
28327096           BETHESDA               MD       20816    Primary        SFR          360     80.0       7.375
28327138           CHESAPEAKE             VA       23325    Primary        SFR          360     75.0         7.5
28328011           ORLANDO                FL       32812    Primary        SFR          360     85.0       7.375
28330082           COLUMBIA               SC       29209    Primary        SFR          360     80.0        7.25
28330611           MCLEAN                 VA       22101    Primary        SFR          360     80.0           7
28332385           PEACHTREE              GA       30269    Primary        PUD          360     75.0       7.375
28332518           DENVER                 NC       28110    Secondary      SFR          360     75.0         7.5
28335313           CHARLOTTE              NC       28277    Primary        PUD          360     58.9        7.25
28345551           COLUMBIA               SC       29223    Primary        SFR          360     80.0        7.25
28362465           GREENSBORO             NC       27405    Primary        PUD          360     75.7       6.875





LOAN#              FPAYDT                MATDT    PANDI       PTDATE         ORIG BAL        ACT BALANCE        SCHED BALANCE
-----              ---------             -----    -----       ------         --------        -----------        -------------
22352918            1/1/1999         12/1/2028   2641.25     8/1/1999        $397,000        $394,342.89         $394,342.89
22553820            7/1/1999          6/1/2029   2310.21     8/1/1999        $330,400        $329,908.05         $329,908.05
22585582           11/1/1998         10/1/2028   1995.91     8/1/1999        $300,000        $297,224.47         $296,962.37
22621577            2/1/1999          1/1/2029   3613.11     8/1/1999        $550,000        $546,524.56         $546,524.56
22631881            2/1/1999          1/1/2029   2644.32     8/1/1999        $373,600        $371,951.60         $371,670.72
22688089            2/1/1999          1/1/2029   1940.31     8/1/1999        $288,000        $286,500.44         $286,261.23
22783856            4/1/1999          3/1/2029   2263.61     8/1/1999        $349,000        $347,787.89         $347,480.59
22819221            7/1/1999          6/1/2029   2661.21     8/1/1999        $400,000        $399,342.32         $399,342.32
22834675            7/1/1999          6/1/2029   2182.2      8/1/1999        $328,000        $327,460.69         $327,460.69
22842462            7/1/1999          6/1/2029   1964.67     8/1/1999        $288,000        $287,549.30         $287,549.30
22856181            8/1/1999          7/1/2029   2312.21     8/1/1999        $343,200        $342,925.54         $342,925.54
22869085            7/1/1999          6/1/2029   1819.05     8/1/1999        $270,000        $269,784.09         $269,566.88
22874820            7/1/1999          6/1/2029   2661.21     8/1/1999        $400,000        $399,672.11         $399,342.32
22895171            8/1/1999          7/1/2029   2724.61     8/1/1999        $399,400        $399,088.43         $399,088.43
22900567            8/1/1999          7/1/2029   1724.72     8/1/1999        $256,000        $256,000.00         $255,795.28
22924005            7/1/1999          6/1/2029   2041.71     8/1/1999        $292,000        $291,783.29         $291,565.23
22927644            7/1/1999          6/1/2029   2871.28     8/1/1999        $396,000        $395,177.03         $395,453.15
22953012            7/1/1999          6/1/2029   3259.99     8/1/1999        $472,000        $470,697.49         $470,330.33
22954036            7/1/1999          6/1/2029   1815.67     8/1/1999        $269,500        $269,284.49         $269,067.70
22956841            8/1/1999          7/1/2029   2002.87     8/1/1999        $293,600        $293,370.96         $293,370.96
22964258            7/1/1999          6/1/2029   2455.83     8/1/1999        $360,000        $359,719.17         $359,436.64
22966014            7/1/1999          6/1/2029   2269.6      8/1/1999        $332,700        $332,440.46         $332,179.35
22973309            7/1/1999          6/1/2029   1682.25     8/1/1999        $246,600        $246,407.63         $246,214.09
22989453            8/1/1999          7/1/2029   2528.28     8/1/1999        $400,000        $400,000.00         $399,638.39
22994396            7/1/1999          6/1/2029   3675.81     8/1/1999        $545,600        $544,724.79         $544,724.79
22997183            8/1/1999          7/1/2029   3052.07     8/1/1999        $436,500        $435,774.86         $435,774.86
22998082            8/1/1999          7/1/2029   1865.76     8/1/1999        $273,500        $273,286.44         $273,286.44
22998389            7/1/1999          6/1/2029   2502.99     8/1/1999        $396,000        $395,282.08         $395,282.08
22998991            8/1/1999          7/1/2029   3069.8      8/1/1999        $450,000        $450,000.00         $449,648.95
22999080            8/1/1999          7/1/2029   2422.37     8/1/1999        $364,100        $364,100.00         $363,801.55
22999270            8/1/1999          7/1/2029   1916.08     8/1/1999        $288,000        $288,000.00         $287,763.92
23005226            7/1/1999          6/1/2029   1950.47     8/1/1999        $282,400        $282,185.11         $281,968.90
23005440            7/1/1999          6/1/2029   1125.97     8/1/1999        $173,600        $173,300.22         $173,300.22
23005994            7/1/1999          6/1/2029   1887.88     8/1/1999        $270,000        $269,792.37         $269,590.69
23006414            8/1/1999          7/1/2029   2011.87     8/1/1999        $302,400        $302,152.13         $302,152.13
23006430            8/1/1999          7/1/2029   3170.17     8/1/1999        $476,500        $476,109.41         $476,109.41
23008261            7/1/1999          6/1/2029   2197.29     8/1/1999        $322,100        $321,848.73         $321,595.94
23008980            7/1/1999          6/1/2029   2364.94     8/1/1999        $360,000        $359,393.39         $359,393.39
23010275            7/1/1999          6/1/2029   1815.75     8/1/1999        $276,400        $276,167.79         $275,934.25
23010614            7/1/1999          6/1/2029   3393.05     8/1/1999        $510,000        $509,581.95         $509,161.46
23012123            8/1/1999          7/1/2029   3054.17     8/1/1999        $436,800        $436,800.00         $436,475.83
23012222            8/1/1999          7/1/2029   2358.01     8/1/1999        $350,000        $350,000.00         $349,720.12
23014111            8/1/1999          7/1/2029   2123.71     8/1/1999        $315,221        $315,221.00         $314,968.91
23016686            8/1/1999          7/1/2029   4365.93     8/1/1999        $640,000        $640,000.00         $639,500.74
23016785            8/1/1999          7/1/2029   4071.65     8/1/1999        $612,000        $611,498.35         $611,498.35
23016850            7/1/1999          6/1/2029   2209.8      8/1/1999        $328,000        $327,737.70         $327,473.84
23016942            8/1/1999          7/1/2029   2100.48     8/1/1999        $323,850        $323,850.00         $323,571.18
23018724            7/1/1999          6/1/2029   2421.73     8/1/1999        $355,000        $354,243.84         $354,243.84
23018997            7/1/1999          6/1/2029   1770.54     8/1/1999        $262,800        $262,378.43         $262,378.43
23020068            5/1/1999          4/1/2029   1171.39     8/1/1999        $169,600        $169,210.44         $169,078.99
23020274            5/1/1999          4/1/2029    918.6      8/1/1999        $133,000        $132,561.44         $132,561.44
23020340            5/1/1999          4/1/2029   1760.27     8/1/1999        $251,750        $251,185.98         $250,995.62
23020431            5/1/1999          4/1/2029   763.36      8/1/1999        $111,900        $111,636.52         $111,547.63
23022072            5/1/1999          4/1/2029   867.03      8/1/1999        $124,000        $123,296.34         $123,296.34
23022213            5/1/1999          4/1/2029   985.94      8/1/1999        $142,750        $142,422.13         $142,311.49
23022429            5/1/1999          4/1/2029   490.38      8/1/1999        $71,000          $70,836.92          $70,781.89
23022544            5/1/1999          4/1/2029   1043.73     8/1/1999        $153,000        $152,587.26         $152,465.41
23022858            8/1/1999          7/1/2029   1684.3      8/1/1999        $250,000        $250,000.00         $249,800.08
23023468            4/1/1999          3/1/2029   1450.42     8/1/1999        $210,000        $209,191.14         $209,191.14
23023567            5/1/1999          4/1/2029   1153.71     8/1/1999        $165,000        $164,630.31         $164,505.54
23023609            5/1/1999          4/1/2029   1249.75     8/1/1999        $185,500        $184,901.33         $184,901.33
23023732            5/1/1999          4/1/2029   1513.41     8/1/1999        $219,120        $218,541.05         $218,370.76
23023898            7/1/1999          6/1/2029   2167.87     8/1/1999        $330,000        $329,722.76         $329,443.93
23024144            4/1/1999          3/1/2029   1489.88     8/1/1999        $218,400        $217,537.75         $217,537.75
23024276            8/1/1999          7/1/2029   2106.56     8/1/1999        $308,800        $308,800.00         $308,559.11
23025885            8/1/1999          7/1/2029   2346.69     8/1/1999        $344,000        $344,000.00         $343,731.64
23026727            8/1/1999          7/1/2029   2319.4      8/1/1999        $340,000        $339,734.77         $339,734.77
23026933            5/1/1999          4/1/2029   3759.35     8/1/1999        $558,000        $556,199.15         $556,199.15
23026958            5/1/1999          4/1/2029   662.94      8/1/1999        $98,400          $98,162.52          $98,082.42
23026974            5/1/1999          4/1/2029   690.68      8/1/1999        $100,000         $99,692.80          $99,692.80
23028434            7/1/1999          6/1/2029     774       8/1/1999        $113,460        $113,371.49         $113,282.44
23028590            8/1/1999          7/1/2029   2387.62     8/1/1999        $350,000        $350,000.00         $349,726.96
23029515            8/1/1999          7/1/2029   2112.02     8/1/1999        $309,600        $309,600.00         $309,358.48
23029606            7/1/1999          6/1/2029   2558.17     8/1/1999        $375,000        $374,707.46         $374,413.15
23030984            8/1/1999          7/1/2029   3410.88     8/1/1999        $500,000        $500,000.00         $499,609.95
23032824            7/1/1999          6/1/2029   2223.9      8/1/1999        $326,000        $325,695.68         $325,439.52
23032840            8/1/1999          7/1/2029   2177.46     8/1/1999        $323,200        $322,941.54         $322,941.54
23032931            7/1/1999          6/1/2029   2035.61     8/1/1999        $298,400        $298,167.22         $297,933.04
23033418            8/1/1999          7/1/2029   1872.25     8/1/1999        $285,000        $285,000.00         $284,760.56
23033459            7/1/1999          6/1/2029   2480.4      8/1/1999        $363,600        $363,316.35         $363,030.99
23033822            8/1/1999          7/1/2029   2148.86     8/1/1999        $315,000        $314,754.27         $314,754.27
23035058            8/1/1999          7/1/2029   2728.71     8/1/1999        $400,000        $400,000.00         $399,687.96
23035777            7/1/1999          6/1/2029   2660.49     8/1/1999        $390,000        $389,695.76         $389,389.68
23035918            8/1/1999          7/1/2029   1909.41     8/1/1999        $279,900        $279,900.00         $279,681.65
23035975            7/1/1999          6/1/2029   1864.82     8/1/1999        $270,000        $269,794.55         $269,587.84
23036148            7/1/1999          6/1/2029   1725.79     8/1/1999        $259,400        $259,187.37         $258,973.51
23036601            8/1/1999          7/1/2029   2795.93     8/1/1999        $415,000        $415,000.00         $414,668.13
23037088            8/1/1999          7/1/2029   3958.55     8/1/1999        $595,000        $595,000.00         $594,512.28
23037286            8/1/1999          7/1/2029   2259.84     8/1/1999        $344,000        $343,710.99         $343,710.99
23038698            8/1/1999          7/1/2029   2021.95     8/1/1999        $292,750        $292,750.00         $292,527.24
23038805            5/1/1999          4/1/2029   1395.16     8/1/1999        $202,000        $201,536.05         $201,379.50
23038821            7/1/1999          6/1/2029   1709.83     8/1/1999        $257,000        $256,789.34         $256,577.45
23038839            8/1/1999          7/1/2029   1831.65     8/1/1999        $268,500        $268,290.54         $268,290.54
23039092            6/1/1999          5/1/2029   2182.96     8/1/1999        $320,000        $319,482.18         $319,229.42
23039191            4/1/1999          3/1/2029   1616.92     8/1/1999        $240,000        $239,225.44         $239,028.92
23039266            7/1/1999          6/1/2029   1970.79     8/1/1999        $300,000        $299,718.75         $299,465.10
23040330            5/1/1999          4/1/2029   480.99      8/1/1999        $68,790          $68,583.87          $68,583.87
23040496            4/1/1999          3/1/2029   770.86      8/1/1999        $113,000        $112,644.19         $112,553.89
23040868            6/1/1999          5/1/2029   1259.87     8/1/1999        $178,000        $177,609.30         $177,609.30
23040876            4/1/1999          3/1/2029   846.08      8/1/1999        $122,500        $122,123.69         $122,028.16
23040900            5/1/1999          4/1/2029   1398.43     8/1/1999        $200,000        $199,551.92         $199,400.69
23040934            4/1/1999          3/1/2029   1057.37     8/1/1999        $155,000        $154,511.94         $154,388.08
23040991            5/1/1999          4/1/2029   1413.89     8/1/1999        $195,000        $194,457.89         $194,457.89
23041791            7/1/1999          6/1/2029   2694.6      8/1/1999        $395,000        $394,691.86         $394,381.86
23042625            7/1/1999          6/1/2029   1886.41     8/1/1999        $280,000        $279,776.09         $279,550.85
23045198            8/1/1999          7/1/2029   1937.38     8/1/1999        $284,000        $284,000.00         $283,778.45
23045248            7/1/1999          6/1/2029   2409.55     8/1/1999        $357,650        $357,364.00         $357,076.30
23045701            8/1/1999          7/1/2029   3193.45     8/1/1999        $480,000        $480,000.00         $479,606.55
23045784            8/1/1999          7/1/2029   1783.01     8/1/1999        $268,000        $268,000.00         $267,780.32
23045958            7/1/1999          6/1/2029   1891.96     8/1/1999        $288,000        $287,531.04         $287,286.39
23046162            8/1/1999          7/1/2029   1651.29     8/1/1999        $248,200        $247,996.54         $247,996.54
23046568            8/1/1999          7/1/2029   2422.37     8/1/1999        $364,100        $363,801.55         $363,801.55
23047400            8/1/1999          7/1/2029   1899.89     8/1/1999        $282,000        $282,000.00         $281,774.49
23048432            8/1/1999          7/1/2029   2380.8      8/1/1999        $349,000        $349,000.00         $348,727.74
23048465            8/1/1999          7/1/2029   4656.88     8/1/1999        $674,250        $673,736.95         $673,736.95
23048754            8/1/1999          7/1/2029   2627.94     8/1/1999        $395,000        $395,000.00         $394,676.23
23049505            8/1/1999          7/1/2029   2113.42     8/1/1999        $295,000        $295,000.00         $294,791.79
23049596            7/1/1999          6/1/2029   1991.95     8/1/1999        $292,000        $290,183.69         $290,183.69
23049752            8/1/1999          7/1/2029   2350.1      8/1/1999        $344,500        $344,500.00         $344,231.25
23050743            8/1/1999          7/1/2029   2114.33     8/1/1999        $317,800        $317,539.50         $317,539.50
23052459            7/1/1999          6/1/2029   1909.41     8/1/1999        $279,900        $279,461.98         $279,461.98
23053416            7/1/1999          6/1/2029   2522.61     8/1/1999        $384,000        $383,677.39         $383,352.93
23053663            7/1/1999          6/1/2029   1819.05     8/1/1999        $270,000        $269,784.08         $269,566.87
23053820            6/1/1999          5/1/2029   2369.27     8/1/1999        $347,311        $346,334.83         $346,058.00
23053853            7/1/1999          6/1/2029   2775.72     8/1/1999        $412,000        $411,670.53         $411,339.10
23053887            7/1/1999          6/1/2029   1926.84     8/1/1999        $286,000        $285,771.29         $285,541.22
23054224            8/1/1999          7/1/2029   2627.5      8/1/1999        $390,000        $389,688.13         $389,688.13
23054414            7/1/1999          6/1/2029   2048.11     8/1/1999        $304,000        $303,756.89         $303,512.34
23054489            8/1/1999          7/1/2029   2405.87     8/1/1999        $352,675        $352,399.87         $352,399.87
23056252            7/1/1999          6/1/2029   2237.54     8/1/1999        $328,000        $327,744.13         $327,486.71
23057656            8/1/1999          7/1/2029   1924.76     8/1/1999        $282,150        $282,150.00         $281,929.90
23057722            8/1/1999          7/1/2029   2528.15     8/1/1999        $380,000        $380,000.00         $379,688.52
23057938            8/1/1999          7/1/2029   2128.97     8/1/1999        $320,000        $320,000.00         $319,737.70
23058076            7/1/1999          6/1/2029   1875.99     8/1/1999        $275,000        $274,569.64         $274,569.64
23058779            8/1/1999          7/1/2029   2069.05     8/1/1999        $303,300        $303,300.00         $303,063.39
23058837            7/1/1999          6/1/2029   1703.18     8/1/1999        $256,000        $255,079.08         $255,079.08
23058852            7/1/1999          6/1/2029   1626.67     8/1/1999        $244,500        $244,299.58         $244,097.99
23059140            8/1/1999          7/1/2029   2975.9      8/1/1999        $447,300        $446,933.35         $446,933.35
23059280            7/1/1999          6/1/2029   1773.66     8/1/1999        $260,000        $259,797.17         $259,593.12
23060973            7/1/1999          6/1/2029   2263.69     8/1/1999        $336,000        $335,731.31         $335,461.02
23061161            8/1/1999          7/1/2029   2307.27     8/1/1999        $346,800        $346,515.73         $346,515.73
23061260            8/1/1999          7/1/2029   1066.34     8/1/1999        $158,276        $158,149.42         $158,149.42
23061443            8/1/1999          7/1/2029   1634.47     8/1/1999        $252,000        $252,000.00         $251,783.03
23061609            8/1/1999          7/1/2029   1995.91     8/1/1999        $300,000        $300,000.00         $299,754.09
23061831            7/1/1999          6/1/2029   1796.32     8/1/1999        $270,000        $269,778.68         $269,556.07
23061963            8/1/1999          7/1/2029   3342.25     8/1/1999        $478,000        $478,000.00         $477,645.25
23063092            7/1/1999          6/1/2029   1790.46     8/1/1999        $272,550        $272,321.02         $272,090.73
23063381            8/1/1999          7/1/2029   1885.47     8/1/1999        $283,400        $283,167.70         $283,167.70
23063555            8/1/1999          7/1/2029   2021.16     8/1/1999        $300,000        $300,000.00         $299,760.09
23063639            8/1/1999          7/1/2029   3410.88     8/1/1999        $500,000        $499,609.95         $499,609.95
23063977            7/1/1999          6/1/2029   2182.97     8/1/1999        $320,000        $319,612.56         $319,360.58
23064132            8/1/1999          7/1/2029   1828.23     8/1/1999        $268,000        $268,000.00         $267,790.94
23065055            8/1/1999          7/1/2029   4057.63     8/1/1999        $625,600        $625,061.37         $625,061.37
23065709            8/1/1999          7/1/2029   1805.57     8/1/1999        $268,000        $268,000.00         $267,785.68
23066285            7/1/1999          6/1/2029   1689.87     8/1/1999        $254,000        $253,791.80         $253,582.38
23066350            8/1/1999          7/1/2029   2094.28     8/1/1999        $307,000        $307,000.00         $306,760.51
23066814            8/1/1999          7/1/2029   1749.49     8/1/1999        $253,300        $253,300.00         $253,107.25
23066954            7/1/1999          6/1/2029   3326.51     8/1/1999        $500,000        $499,177.93         $499,177.93
23068380            8/1/1999          7/1/2029   2384.89     8/1/1999        $349,600        $349,600.00         $349,327.28
23068653            7/1/1999          6/1/2029   2113.47     8/1/1999        $306,000        $305,767.15         $305,532.87
23068794            7/1/1999          6/1/2029   1893.12     8/1/1999        $270,750        $270,549.07         $270,346.88
23069487            8/1/1999          7/1/2029   1840.52     8/1/1999        $269,800        $269,800.00         $269,589.52
23069610            8/1/1999          7/1/2029   1878.81     8/1/1999        $282,400        $282,400.00         $282,168.52
23069743            7/1/1999          6/1/2029   1886.41     8/1/1999        $280,000        $279,776.09         $279,550.85
23070279            7/1/1999          6/1/2029   2528.15     8/1/1999        $380,000        $379,688.52         $379,375.22
23070618            7/1/1999          6/1/2029   1862.85     8/1/1999        $280,000        $278,235.83         $278,235.83
23071186            8/1/1999          7/1/2029   2101.33     8/1/1999        $311,900        $311,900.00         $311,650.58
23071319            8/1/1999          7/1/2029   3072.52     8/1/1999        $450,400        $450,400.00         $450,048.65
23072218            8/1/1999          7/1/2029   1158.8      8/1/1999        $172,000        $172,000.00         $171,862.45
23072648            8/1/1999          7/1/2029   3031.73     8/1/1999        $450,000        $450,000.00         $449,640.15
23073703            7/1/1999          6/1/2029   2021.16     8/1/1999        $300,000        $300,000.00         $299,518.76
23073844            7/1/1999          6/1/2029   3273.29     8/1/1999        $492,000        $491,191.07         $491,191.07
23074040            8/1/1999          7/1/2029   2694.87     8/1/1999        $400,000        $400,000.00         $399,680.13
23074891            8/1/1999          7/1/2029   2479.28     8/1/1999        $368,000        $367,255.72         $367,255.72
23074933            7/1/1999          6/1/2029   3342.66     8/1/1999        $490,000        $489,617.76         $489,233.21
23074966            7/1/1999          6/1/2029   1886.42     8/1/1999        $280,000        $279,776.08         $279,550.83
23075476            7/1/1999          6/1/2029   2048.11     8/1/1999        $304,000        $303,756.89         $303,512.34
23075492            7/1/1999          6/1/2029   1437.69     8/1/1999        $218,850        $218,666.14         $218,481.22
23075799            8/1/1999          7/1/2029   1732.05     8/1/1999        $253,900        $253,900.00         $253,701.93
23075989            7/1/1999          6/1/2029   1923.74     8/1/1999        $282,000        $281,558.69         $281,558.69
23078819            8/1/1999          7/1/2029   1763.06     8/1/1999        $265,000        $264,782.77         $264,782.77
23080096            8/1/1999          7/1/2024   2602.1      8/1/1999        $360,000        $360,000.00         $359,572.90
23080690            7/1/1999          6/1/2029   1801.96     8/1/1999        $274,300        $273,837.78         $273,837.78
23080864            7/1/1999          6/1/2029   1360.76     8/1/1999        $209,800        $209,437.72         $209,437.72
23081920            7/1/1999          6/1/2029   1729.45     8/1/1999        $259,948        $259,734.91         $259,520.58
23082571            8/1/1999          7/1/2029   2763.03     8/1/1999        $426,000        $426,000.00         $425,633.22
23084072            8/1/1999          7/1/2029   3347.79     8/1/1999        $490,750        $490,367.16         $490,367.16
23084759            9/1/1999          8/1/2029   2624.57     8/1/1999        $380,000        $380,000.00         $380,000.00
23085897            8/1/1999          7/1/2029   2358.01     8/1/1999        $350,000        $349,720.12         $349,720.12
23085954            7/1/1999          6/1/2029   1884.14     8/1/1999        $283,200        $282,805.12         $282,570.68
23087273            8/1/1999          7/1/2029   1897.15     8/1/1999        $292,500        $292,248.16         $292,248.16
23087901            7/1/1999          6/1/2029   2237.49     8/1/1999        $320,000        $319,762.51         $319,523.54
23088172            8/1/1999          7/1/2029   4163.29     8/1/1999        $633,750        $633,750.00         $633,217.57
23088362            8/1/1999          7/1/2029   2003.25     8/1/1999        $286,500        $286,500.00         $286,287.38
23089139            7/1/1999          6/1/2029   1764.39     8/1/1999        $265,200        $264,982.61         $264,763.95
23091770            8/1/1999          7/1/2029   2486.43     8/1/1999        $360,000        $360,000.00         $359,726.07
23091895            7/1/1999          6/1/2029   2795.94     8/1/1999        $415,000        $414,668.12         $414,334.27
23091937            8/1/1999          7/1/2029   1706.17     8/1/1999        $256,450        $256,450.00         $256,239.79
23092000            7/1/1999          6/1/2029   2269.76     8/1/1999        $341,162        $340,601.07         $340,601.07
23092232            7/1/1999          6/1/2029   1862.85     8/1/1999        $280,000        $279,770.48         $279,539.62
23092398            7/1/1999          6/1/2029   2125.62     8/1/1999        $304,000        $303,700.00         $303,472.51
23093016            8/1/1999          7/1/2029   2740.33     8/1/1999        $422,500        $422,500.00         $422,136.23
23094006            8/1/1999          7/1/2029   2355.17     8/1/1999        $354,000        $354,000.00         $353,709.83
23094014            7/1/1999          6/1/2029   3867.79     8/1/1999        $560,000        $559,573.88         $559,145.14
23094022            7/1/1999          6/1/2029   2021.16     8/1/1999        $300,000        $298,972.41         $299,216.97
23094501            7/1/1999          6/1/2029   2670.73     8/1/1999        $391,500        $391,500.00         $390,887.32
23094667            8/1/1999          7/1/2029   2890.49     8/1/1999        $440,000        $439,630.34         $439,630.34
23094774            8/1/1999          7/1/2029   2134.19     8/1/1999        $309,000        $309,000.00         $308,764.87
23095060            7/1/1999          6/1/2029   3422.49     8/1/1999        $508,000        $507,593.76         $507,185.11
23095169            8/1/1999          7/1/2029   1644.63     8/1/1999        $247,200        $247,200.00         $246,997.37
23097140            8/1/1999          7/1/2029   2624.33     8/1/1999        $384,700        $384,700.00         $384,399.90
23097298            7/1/1999          6/1/2029   3163.79     8/1/1999        $469,600        $469,224.46         $468,846.69
23098056            8/1/1999          7/1/2029   4544.9      8/1/1999        $650,000        $650,000.00         $649,517.60
23098866            8/1/1999          7/1/2029   1697.51     8/1/1999        $258,400        $258,400.00         $258,182.91
23099583            8/1/1999          7/1/2029   2312.39     8/1/1999        $352,000        $352,000.00         $351,704.28
23099781            7/1/1999          6/1/2029   2027.48     8/1/1999        $293,550        $293,326.63         $293,101.89
23100647            8/1/1999          7/1/2029   2072.03     8/1/1999        $300,000        $300,000.00         $299,771.72
23100811            7/1/1999          6/1/2029   1839.56     8/1/1999        $276,500        $276,273.36         $276,045.39
23101033            8/1/1999          7/1/2029   2088.53     8/1/1999        $310,000        $309,752.10         $309,752.10
23101728            8/1/1999          7/1/2029   3242.99     8/1/1999        $500,000        $500,000.00         $499,569.51
23102551            8/1/1999          7/1/2029   2001.23     8/1/1999        $300,800        $300,800.00         $300,553.44
23102635            7/1/1999          6/1/2029   1899.36     8/1/1999        $275,000        $274,790.74         $274,580.20
23103526            7/1/1999          6/1/2029   2221.85     8/1/1999        $325,700        $325,445.92         $325,190.31
23103955            8/1/1999          7/1/2029   2445.6      8/1/1999        $363,000        $363,000.00         $362,709.71
23103989            8/1/1999          7/1/2029   2949.05     8/1/1999        $432,300        $432,300.00         $431,962.76
23104821            7/1/1999          6/1/2029   1887.34     8/1/1999        $269,922        $269,721.92         $269,520.34
23105240            8/1/1999          7/1/2029   1854.08     8/1/1999        $275,200        $275,200.00         $274,979.92
23105323            8/1/1999          7/1/2029   2182.2      8/1/1999        $328,000        $328,000.00         $327,731.13
23105349            8/1/1999          7/1/2029   2622.06     8/1/1999        $375,000        $375,000.00         $374,721.69
23105679            8/1/1999          7/1/2029   2560.14     8/1/1999        $380,000        $380,000.00         $379,696.11
23105778            8/1/1999          7/1/2029   3502.43     8/1/1999        $540,000        $540,000.00         $539,535.07
23106297            8/1/1999          7/1/2029   2235.08     8/1/1999        $335,950        $335,950.00         $335,674.63
23106453            8/1/1999          7/1/2029   2428.35     8/1/1999        $365,000        $365,000.00         $364,700.82
23106479            8/1/1999          7/1/2029   1966.55     8/1/1999        $281,250        $281,250.00         $281,041.26
23106669            7/1/1999          6/1/2029   2526.78     8/1/1999        $370,400        $369,840.05         $369,547.72
23108483            8/1/1999          7/1/2029   2376.11     8/1/1999        $361,700        $361,700.00         $361,396.13
23108798            8/1/1999          7/1/2029   1964.33     8/1/1999        $287,950        $287,950.00         $287,725.37
23109416            7/1/1999          6/1/2029   2202.4      8/1/1999        $303,750        $303,540.96         $303,330.55
23110554            8/1/1999          7/1/2029   2519.71     8/1/1999        $374,000        $374,000.00         $373,700.92
23114093            8/1/1999          7/1/2029   2056.77     8/1/1999        $301,500        $301,052.79         $301,052.79
23114242            7/1/1999          6/1/2029   2012.69     8/1/1999        $287,850        $287,636.37         $287,421.41
23114614            7/1/1999          6/1/2029   1691.12     8/1/1999        $247,900        $247,692.12         $247,497.47
23114952            7/1/1999          6/1/2029   2325.85     8/1/1999        $336,750        $336,493.76         $336,235.94
23115116            8/1/1999          7/1/2029   1933.97     8/1/1999        $283,500        $283,500.00         $283,278.84
23115595            8/1/1999          7/1/2029   2363.74     8/1/1999        $346,500        $346,229.70         $346,229.70
23115843            7/1/1999          6/1/2029   2264.83     8/1/1999        $332,000        $331,480.44         $331,480.44
23116387            7/1/1999          6/1/2029   2228.77     8/1/1999        $335,000        $334,725.40         $334,449.19
23117922            7/1/1999          6/1/2029   1796.98     8/1/1999        $257,000        $256,809.27         $256,617.35
23119480            7/1/1999          6/1/2029   2387.62     8/1/1999        $350,000        $349,452.27         $349,452.27
23120041            8/1/1999          7/1/2029   1675.54     8/1/1999        $248,700        $248,700.00         $248,501.12
23120355            8/1/1999          7/1/2029   2911.51     8/1/1999        $443,200        $442,827.66         $442,827.66
23120629            8/1/1999          7/1/2029   1968.42     8/1/1999        $285,000        $285,000.00         $284,783.14
23123425            8/1/1999          7/1/2029   1851.01     8/1/1999        $268,000        $268,000.00         $267,796.07
23124464            8/1/1999          7/1/2029   1118.9      8/1/1999        $162,000        $162,000.00         $161,876.73
23125412            8/1/1999          7/1/2029   2762.71     8/1/1999        $400,000        $400,000.00         $399,695.62
23126030            8/1/1999          7/1/2029   2505.51     8/1/1999        $371,892        $371,594.60         $371,594.60
23126055            7/1/1999          6/1/2029   2225.61     8/1/1999        $326,250        $325,995.48         $325,739.43
23126147            8/1/1999          7/1/2029   4544.89     8/1/1999        $650,000        $650,000.00         $649,517.61
23127202            7/1/1999          6/1/2029   3820.19     8/1/1999        $560,000        $559,563.14         $559,123.64
23128358            8/1/1999          7/1/2029   2125.61     8/1/1999        $304,000        $303,774.39         $303,774.39
23128705            7/1/1999          6/1/2029   3468.58     8/1/1999        $528,000        $526,661.62         $527,110.30
23129570            8/1/1999          7/1/2029   2253.8      8/1/1999        $300,000        $300,000.00         $299,808.70
23130024            7/1/1999          6/1/2029   2831.17     8/1/1999        $400,000        $399,710.50         $399,419.16
23130925            7/1/1999          6/1/2029   1785.76     8/1/1999        $252,300        $251,933.64         $251,933.64
23131006            8/1/1999          7/1/2029   1929.83     8/1/1999        $276,000        $275,740.31         $275,740.31
23131857            7/1/1999          6/1/2029   2048.66     8/1/1999        $289,442        $289,232.50         $289,021.67
23132558            7/1/1999          6/1/2029   1815.09     8/1/1999        $262,800        $262,800.00         $262,398.84
23133176            7/1/1999          6/1/2029   4047.04     8/1/1999        $608,300        $607,801.38         $607,299.85
23133952            8/1/1999          7/1/2029   2349.94     8/1/1999        $348,800        $348,521.06         $348,521.06
23134018            8/1/1999          7/1/2029   2099.65     8/1/1999        $304,000        $304,000.00         $303,768.68
23134117            8/1/1999          7/1/2029   2018.13     8/1/1999        $299,550        $299,550.00         $299,310.45
23134216            8/1/1999          7/1/2029   3011.34     8/1/1999        $436,000        $436,000.00         $435,668.24
23134398            8/1/1999          7/1/2029   2210.17     8/1/1999        $320,000        $319,715.01         $319,715.01
23134950            8/1/1999          7/1/2029   1743.95     8/1/1999        $252,500        $252,307.87         $252,307.87
23135031            8/1/1999          7/1/2029   2762.7      8/1/1999        $400,000        $400,000.00         $399,695.63
23135361            8/1/1999          7/1/2029   1898.5      8/1/1999        $265,000        $265,000.00         $264,812.96
23135445            8/1/1999          7/1/2029   1776.6      8/1/1999        $263,700        $263,700.00         $263,489.12
23135585            8/1/1999          7/1/2029   2349.36     8/1/1999        $336,000        $336,000.00         $335,750.64
23135882            7/1/1999          6/1/2029   2149.55     8/1/1999        $315,102        $314,195.12         $314,195.12
23136104            8/1/1999          7/1/2029   2102.54     8/1/1999        $300,700        $300,379.38         $300,379.38
23136591            8/1/1999          7/1/2029   4038.66     8/1/1999        $577,600        $577,600.00         $577,171.34
23136625            8/1/1999          7/1/2029   2485.58     8/1/1999        $373,600        $373,600.00         $373,293.75
23136906            8/1/1999          7/1/2029   1822.78     8/1/1999        $267,200        $267,200.00         $266,991.55
23138100            8/1/1999          7/1/2029   1731.46     8/1/1999        $257,000        $257,000.00         $256,794.48
23138548            8/1/1999          7/1/2029   2762.25     8/1/1999        $410,000        $409,672.13         $409,672.13
23138696            8/1/1999          7/1/2029   3020.28     8/1/1999        $448,300        $447,941.50         $447,941.50
23138795            8/1/1999          7/1/2029   2728.71     8/1/1999        $400,000        $400,000.00         $399,687.96
23139488            8/1/1999          7/1/2029   4257.91     8/1/1999        $632,000        $632,000.00         $631,494.59
23139496            8/1/1999          7/1/2029   3376.77     8/1/1999        $495,000        $494,613.86         $494,613.86
23139793            8/1/1999          7/1/2029   2251.18     8/1/1999        $330,000        $329,742.57         $329,742.57
23140106            8/1/1999          7/1/2029   2144.55     8/1/1999        $310,500        $310,500.00         $310,263.73
23140114            8/1/1999          7/1/2029   2301.42     8/1/1999        $341,600        $341,600.00         $341,326.83
23140502            8/1/1999          7/1/2029   3123.56     8/1/1999        $436,000        $436,000.00         $435,692.27
23140635            8/1/1999          7/1/2029   3438.17     8/1/1999        $504,000        $504,000.00         $503,606.83
23140981            8/1/1999          7/1/2029   3956.62     8/1/1999        $580,000        $574,164.30         $574,164.30
23142193            8/1/1999          7/1/2029   2469.48     8/1/1999        $362,000        $361,590.58         $361,590.58
23143381            7/1/1999          6/1/2029   1903.02     8/1/1999        $259,350        $259,175.98         $259,000.80
23143456            8/1/1999          7/1/2029   2075.75     8/1/1999        $312,000        $311,683.94         $311,683.94
23143597            8/1/1999          7/1/2029   1091.49     8/1/1999        $160,000        $159,875.18         $159,875.18
23144421            8/1/1999          7/1/2029   2252.87     8/1/1999        $322,200        $321,818.89         $321,818.89
23144686            8/1/1999          7/1/2029   2155.57     8/1/1999        $319,950        $319,950.00         $319,694.13
23144926            8/1/1999          7/1/2029   2046.53     8/1/1999        $300,000        $300,000.00         $299,765.97
23148109            8/1/1999          7/1/2029   3007.09     8/1/1999        $457,750        $457,750.00         $457,365.44
23148638            8/1/1999          7/1/2029   2455.83     8/1/1999        $360,000        $360,000.00         $359,719.17
23149768            8/1/1999          7/1/2029   2076.86     8/1/1999        $300,700        $300,700.00         $300,471.19
23151640            8/1/1999          7/1/2029   1791.39     8/1/1999        $262,600        $262,600.00         $262,395.15
23152473            8/1/1999          7/1/2029   2917.42     8/1/1999        $422,400        $422,078.58         $422,078.58
23153323            8/1/1999          7/1/2029   2321.4      8/1/1999        $332,000        $332,000.00         $331,753.60
23157142            8/1/1999          7/1/2029   1899.77     8/1/1999        $271,700        $271,397.77         $271,397.77
23158553            8/1/1999          7/1/2029   2342.37     8/1/1999        $335,000        $334,751.38         $334,751.38
23158702            8/1/1999          7/1/2029   2403.41     8/1/1999        $343,729        $343,729.00         $343,473.90
23159023            8/1/1999          7/1/2029   2196.96     8/1/1999        $303,000        $302,791.48         $302,791.48
23162092            8/1/1999          7/1/2029   803.07      8/1/1999        $119,200        $119,200.00         $119,104.68
23164148            6/1/1999          5/1/2029   1773.71     8/1/1999        $270,000        $269,315.60         $269,315.60
23164346            6/1/1999          5/1/2029   2021.16     8/1/1999        $300,000        $299,518.76         $299,275.99
23164445            7/1/1999          6/1/2029   1686.36     8/1/1999        $260,000        $259,776.14         $259,551.02
23164494            6/1/1999          5/1/2029   1670.49     8/1/1999        $247,950        $247,552.25         $247,351.60
23164585            7/1/1999          6/1/2029   1034.5      8/1/1999        $153,550        $153,303.67         $153,303.67
23166358            8/1/1999          7/1/2029   2032.89     8/1/1999        $298,000        $297,767.53         $297,767.53
23166846            8/1/1999          7/1/2029   2629.05     8/1/1999        $376,000        $375,720.95         $375,720.95
23167844            8/1/1999          7/1/2029   2128.45     8/1/1999        $324,000        $323,656.25         $323,656.25
23168495            8/1/1999          7/1/2029   2558.16     8/1/1999        $375,000        $374,235.23         $374,235.23
23169279            8/1/1999          7/1/2029   2264.94     8/1/1999        $320,000        $319,040.75         $319,040.75
23169428            8/1/1999          7/1/2029   2037.74     8/1/1999        $287,900        $287,691.62         $287,691.62
23170723            8/1/1999          7/1/2029   2021.16     8/1/1999        $300,000        $299,421.25         $299,421.25
23175805            8/1/1999          7/1/2029   1862.68     8/1/1999        $260,000        $260,000.00         $259,816.49
23177298            7/1/1999          6/1/2029   2155.68     8/1/1999        $316,000        $307,576.56         $307,576.56
23177470            7/1/1999          6/1/2029   1837.2      8/1/1999        $266,000        $265,797.59         $265,593.94
23179872            8/1/1999          7/1/2029   3395.39     8/1/1999        $485,600        $485,600.00         $485,239.61
23184807            7/1/1999          6/1/2029   1604.71     8/1/1999        $241,200        $241,002.29         $240,803.43
23184856            7/1/1999          6/1/2029   2068.63     8/1/1999        $295,850        $295,630.43         $295,409.49
23184864            7/1/1999          6/1/2029   1822.65     8/1/1999        $277,450        $276,982.48         $276,982.48
23187230            7/1/1999          6/1/2029   899.49      8/1/1999        $135,200        $135,089.18         $134,977.71
23187354            7/1/1999          6/1/2029   1673.57     8/1/1999        $251,550        $251,343.80         $251,136.40
23187495            6/1/1999          5/1/2029   1736.14     8/1/1999        $254,500        $254,101.72         $253,900.78
23187644            7/1/1999          6/1/2029   2432.25     8/1/1999        $375,000        $374,677.13         $374,352.44
23187677            7/1/1999          6/1/2029   3294.88     8/1/1999        $508,000        $507,562.62         $507,122.78
23188089            6/1/1999          5/1/2029   805.02      8/1/1999        $121,000        $120,801.04         $120,700.69
23188113            8/1/1999          7/1/2029   2318.02     8/1/1999        $327,500        $327,500.00         $327,262.97
23188121            6/1/1999          5/1/2029   697.57      8/1/1999        $104,850        $104,677.61         $104,590.66
23215957            8/1/1999          7/1/2029   1813.02     8/1/1999        $262,500        $262,500.00         $262,300.26
23218852            1/1/1999         12/1/2028   2348.3      8/1/1999        $340,000        $337,885.16         $337,885.16
23244684            7/1/1999          6/1/2029   2791.89     8/1/1999        $414,400        $414,068.61         $413,735.25
23244700            7/1/1999          6/1/2029   2141.1      8/1/1999        $310,000        $309,764.11         $309,526.77
23246606            7/1/1999          6/1/2029    375.2      8/1/1999        $55,000          $54,957.09          $54,913.92
23246721            7/1/1999          6/1/2029   2555.5      8/1/1999        $370,000        $369,718.46         $369,435.19
23246838            7/1/1999          6/1/2029   2090.19     8/1/1999        $306,400        $306,160.98         $305,920.51
23246895            7/1/1999          6/1/2029   1875.99     8/1/1999        $275,000        $274,785.47         $274,569.64
23246911            7/1/1999          6/1/2029   2110.09     8/1/1999        $313,200        $312,949.54         $312,697.59
23246986            7/1/1999          6/1/2029   1812.17     8/1/1999        $252,950        $252,771.47         $252,591.78
23246994            6/1/1999          5/1/2029   2017.2      8/1/1999        $303,200        $302,701.49         $302,450.05
23247026            7/1/1999          6/1/2029   1859.47     8/1/1999        $276,000        $275,779.28         $275,557.25
23247034            7/1/1999          6/1/2029   2021.16     8/1/1999        $300,000        $299,760.09         $299,518.76
23247067            7/1/1999          6/1/2029   596.91      8/1/1999        $87,500          $87,431.74          $87,363.06
23247091            7/1/1999          6/1/2029   590.91      8/1/1999        $86,620          $86,552.42          $86,484.43
23247166            7/1/1999          6/1/2029   2210.26     8/1/1999        $324,000        $323,747.24         $323,492.95
23247216            7/1/1999          6/1/2029   1859.92     8/1/1999        $266,000        $265,802.58         $265,603.93
23247232            7/1/1999          6/1/2029   1707.5      8/1/1999        $256,650        $256,439.63         $256,228.03
23247265            7/1/1999          6/1/2029   1901.14     8/1/1999        $262,200        $262,019.55         $261,837.91
23247273            7/1/1999          6/1/2029   1831.42     8/1/1999        $258,750        $258,562.72         $258,374.25
23247281            7/1/1999          6/1/2029   4513.4      8/1/1999        $630,000        $629,555.35         $629,107.83
23247331            7/1/1999          6/1/2029   2299.26     8/1/1999        $350,000        $349,705.95         $349,410.21
23247364            7/1/1999          6/1/2029   2762.71     8/1/1999        $400,000        $399,695.62         $399,389.37
23247398            7/1/1999          6/1/2029   2925.71     8/1/1999        $423,600        $423,277.68         $422,953.36
23249212            7/1/1999          6/1/2029   1773.66     8/1/1999        $260,000        $259,797.17         $259,593.12
23249527            7/1/1999          6/1/2029   2400.42     8/1/1999        $365,400        $365,093.02         $364,784.28
23249576            7/1/1999          6/1/2029   1834.02     8/1/1999        $256,000        $255,819.31         $255,637.46
23249634            7/1/1999          6/1/2029   2176.11     8/1/1999        $323,000        $322,741.69         $322,481.86
23249667            7/1/1999          6/1/2029   2029.47     8/1/1999        $279,900        $279,707.37         $279,513.48
23249683            7/1/1999          6/1/2029    892.9      8/1/1999        $127,700        $127,605.23         $127,509.86
23249840            7/1/1999          6/1/2029   3853.68     8/1/1999        $572,000        $571,542.58         $571,082.43
23249931            7/1/1999          6/1/2029   1712.88     8/1/1999        $248,000        $247,811.29         $247,621.42
23249964            7/1/1999          6/1/2029   736.36      8/1/1999        $115,000        $114,898.54         $114,796.52
23254097            7/1/1999          6/1/2029   3557.6      8/1/1999        $541,550        $541,095.03         $540,637.45
23254196            8/1/1999          7/1/2029   1817.96     8/1/1999        $260,000        $260,000.00         $259,807.04
23260961            7/1/1999          6/1/2029   4857.51     8/1/1999        $721,000        $719,843.42         $719,843.42
23261027            8/1/1999          7/1/2029   2307.06     8/1/1999        $329,950        $329,950.00         $329,705.13
23261324            7/1/1999          6/1/2029   1939.25     8/1/1999        $295,200        $294,951.99         $294,702.57
23261399            7/1/1999          6/1/2029   1903.16     8/1/1999        $275,550        $275,079.36         $275,079.36
23261472            7/1/1999          6/1/2029   4457.49     8/1/1999        $637,500        $637,026.88         $636,550.81
23261555            7/1/1999          6/1/2029   1718.78     8/1/1999        $265,000        $264,542.40         $264,542.40
23261647            7/1/1999          6/1/2029   1795.76     8/1/1999        $260,000        $259,465.53         $259,465.53
23261761            7/1/1999          6/1/2029   1996.41     8/1/1999        $303,900        $303,644.68         $303,387.90
23261811            7/1/1999          6/1/2029   1839.4      8/1/1999        $280,000        $279,764.76         $279,528.18
23261860            7/1/1999          6/1/2029   2391.31     8/1/1999        $342,000        $341,746.18         $341,490.78
23261985            7/1/1999          6/1/2029   1892.95     8/1/1999        $284,525        $284,291.77         $284,057.19
23262025            7/1/1999          6/1/2029   2044.4      8/1/1999        $296,000        $294,673.13         $294,673.13
23262124            7/1/1999          6/1/2029   1816.64     8/1/1999        $266,300        $266,092.26         $265,883.26
23262249            7/1/1999          6/1/2029   1994.21     8/1/1999        $296,000        $295,763.29         $295,525.17
23262355            7/1/1999          6/1/2029   1873.11     8/1/1999        $271,200        $270,786.00         $270,786.00
23262454            7/1/1999          6/1/2019   2144.86     8/1/1999        $276,650        $276,118.92         $275,584.75
23262686            7/1/1999          6/1/2029   1818.37     8/1/1999        $269,900        $269,684.16         $269,467.04
23262736            7/1/1999          6/1/2029   2097.64     8/1/1999        $300,000        $299,777.35         $299,553.32
23262959            7/1/1999          6/1/2029   2488.85     8/1/1999        $360,350        $359,299.92         $359,299.92
23263049            6/1/1999          5/1/2029   1316.5      8/1/1999        $186,000        $185,593.56         $185,593.56
23263247            7/1/1999          6/1/2029   2053.35     8/1/1999        $301,000        $300,765.18         $300,528.95
23263296            6/1/1999          5/1/2029   1836.68     8/1/1999        $272,617        $272,180.28         $271,959.67
23263510            7/1/1999          6/1/2029   2721.82     8/1/1999        $404,000        $403,676.92         $403,351.93
23277304            9/1/1999          8/1/2029   2689.62     8/1/1999        $380,000        $380,000.00         $380,000.00
23287642            7/1/1999          6/1/2029   1829.59     8/1/1999        $275,000        $274,774.58         $274,547.84
23287808            8/1/1999          7/1/2029   2174.25     8/1/1999        $314,800        $314,800.00         $314,560.46
23287816            7/1/1999          6/1/2029   1757.71     8/1/1999        $271,000        $270,766.67         $270,532.02
23293897            8/1/1999          7/1/2029   3031.74     8/1/1999        $450,000        $449,640.14         $449,640.14
23293947            7/1/1999          6/1/2029   3496.08     8/1/1999        $500,000        $499,628.92         $499,255.52
26882100            8/1/1999          7/1/2029   2279.23     8/1/1999        $330,000        $329,748.89         $329,748.89
27124734            8/1/1999          7/1/2024   1823.5      8/1/1999        $258,000        $258,000.00         $257,681.50
27329309            9/1/1999          8/1/2029   4324.47     8/1/1999        $650,000        $650,000.00         $650,000.00
27330885            6/1/1999          5/1/2029   3907.51     8/1/1999        $572,800        $571,903.62         $571,451.36
27379080            8/1/1999          7/1/2029    1889       8/1/1999        $273,500        $273,500.00         $273,291.89
27466960            8/1/1999          7/1/2029   1729.79     8/1/1999        $260,000        $260,000.00         $259,786.88
27638576            8/1/1999          7/1/2029   2179.48     8/1/1999        $323,500        $323,241.30         $323,241.30
27778943            8/1/1999          7/1/2029   3048.15     8/1/1999        $464,000        $463,610.18         $463,610.18
27903079            8/1/1999          7/1/2029   3847.48     8/1/1999        $564,000        $564,000.00         $563,560.02
27910835            8/1/1999          7/1/2029   2728.71     8/1/1999        $400,000        $392,740.17         $392,740.17
27929066            8/1/1999          7/1/2029   1813.13     8/1/1999        $276,000        $275,768.12         $275,768.12
27975408            8/1/1999          7/1/2029   1940.31     8/1/1999        $288,000        $287,769.69         $287,769.69
27976182            8/1/1999          7/1/2029   2270.35     8/1/1999        $345,600        $345,600.00         $345,309.65
27977545            8/1/1999          7/1/2029   2991.35     8/1/1999        $438,500        $438,500.00         $438,157.92
28005775            8/1/1999          7/1/2029   2160.79     8/1/1999        $320,725        $320,725.00         $320,468.51
28014512            8/1/1999          7/1/2029   2815.56     8/1/1999        $423,200        $423,200.00         $422,853.11
28033942            8/1/1999          7/1/2029   1771.88     8/1/1999        $263,000        $263,000.00         $262,789.68
28041747            8/1/1999          7/1/2029   3458.07     8/1/1999        $526,400        $526,400.00         $525,957.76
28044105            9/1/1999          8/1/2029   3367.42     8/1/1999        $481,600        $481,600.00         $481,600.00
28061687            8/1/1999          7/1/2029   2368.48     8/1/1999        $356,000        $356,000.00         $355,708.19
28064269            8/1/1999          7/1/2029   2155.9      8/1/1999        $320,000        $319,744.10         $319,744.10
28068054            8/1/1999          7/1/2029   1845.93     8/1/1999        $264,000        $263,804.07         $263,804.07
28075984            8/1/1999          7/1/2029   2101.11     8/1/1999        $308,000        $307,759.72         $307,759.72
28081628            8/1/1999          7/1/2029   2388.4      8/1/1999        $368,240        $368,240.00         $367,922.95
28087534            8/1/1999          7/1/2029   3798.72     8/1/1999        $550,000        $549,581.49         $549,581.49
28090017            7/1/1999          6/1/2029   2895.66     8/1/1999        $419,250        $418,610.00         $418,610.00
28098671            8/1/1999          7/1/2029   1832.52     8/1/1999        $272,000        $272,000.00         $271,782.48
28099158            8/1/1999          7/1/2029   2041.78     8/1/1999        $285,000        $285,000.00         $284,798.85
28102234            8/1/1999          7/1/2029   1893.91     8/1/1999        $292,000        $291,748.59         $291,748.59
28123198            8/1/1999          7/1/2029   4379.18     8/1/1999        $650,000        $643,307.99         $643,307.99
28124071            7/1/1999          6/1/2029   2358.02     8/1/1999        $350,000        $349,720.11         $349,438.55
28131910            8/1/1999          7/1/2029   2512.98     8/1/1999        $373,000        $372,701.71         $372,701.71
28137081            8/1/1999          7/1/2029   2447.26     8/1/1999        $350,000        $349,740.24         $349,740.24
28137362            8/1/1999          7/1/2029   2128.39     8/1/1999        $312,000        $312,000.00         $311,756.61
28145001            8/1/1999          7/1/2029   1933.97     8/1/1999        $283,500        $283,500.00         $283,278.84
28157519            8/1/1999          7/1/2029   2119.46     8/1/1999        $314,590        $314,590.00         $314,338.42
28173821            8/1/1999          7/1/2029   2377.33     8/1/1999        $340,000        $340,000.00         $339,747.67
28174027            8/1/1999          7/1/2029   2176.79     8/1/1999        $323,100        $323,100.00         $322,841.62
28177129            8/1/1999          7/1/2029   6985.68     8/1/1999       $1,050,000      $1,049,139.32       $1,049,139.32
28177913            8/1/1999          7/1/2029   4324.47     8/1/1999        $650,000        $650,000.00         $649,467.20
28178572            8/1/1999          7/1/2029   1785.7      8/1/1999        $265,050        $265,050.00         $264,838.03
28186252            8/1/1999          7/1/2029   2728.71     8/1/1999        $400,000        $400,000.00         $399,687.96
28186401            8/1/1999          7/1/2029   3819.85     8/1/1999        $559,950        $559,513.18         $559,513.18
28192524            8/1/1999          7/1/2029   4042.32     8/1/1999        $600,000        $600,000.00         $599,520.18
28194223            8/1/1999          7/1/2029   1800.95     8/1/1999        $264,000        $263,794.05         $263,794.05
28196962            8/1/1999          7/1/2029   1925.79     8/1/1999        $282,300        $281,871.26         $281,648.44
28197036            8/1/1999          7/1/2029   2328.56     8/1/1999        $350,000        $340,000.00         $339,654.77
28198976            8/1/1999          7/1/2029   2984.94     8/1/1999        $416,650        $416,650.00         $416,355.92
28205805            8/1/1999          7/1/2029   3772.83     8/1/1999        $560,000        $560,000.00         $559,552.17
28207769            8/1/1999          7/1/2029   2607.99     8/1/1999        $392,000        $392,000.00         $391,678.68
28210342            8/1/1999          7/1/2029   2661.21     8/1/1999        $400,000        $400,000.00         $399,672.12
28213486            8/1/1999          7/1/2024   1910.3      8/1/1999        $258,500        $258,500.00         $258,205.33
28214328            8/1/1999          7/1/2029   2047.57     8/1/1999        $303,920        $303,676.96         $303,676.96
28215457            8/1/1999          7/1/2029   1782.19     8/1/1999        $261,250        $261,250.00         $261,046.20
28219749            8/1/1999          7/1/2029   2411.92     8/1/1999        $358,000        $358,000.00         $357,713.71
28220366            8/1/1999          7/1/2029   1886.42     8/1/1999        $280,000        $279,689.05         $279,689.05
28221612            8/1/1999          7/1/2029   4033.55     8/1/1999        $584,000        $583,555.62         $583,555.62
28221851            8/1/1999          7/1/2029   1911.8      8/1/1999        $280,250        $280,250.00         $280,031.38
28222164            9/1/1999          8/1/2029   2693.64     8/1/1999        $390,000        $390,000.00         $390,000.00
28225522            8/1/1999          7/1/2029   2292.12     8/1/1999        $336,000        $335,737.88         $335,737.88
28225845            8/1/1999          7/1/2029   2002.87     8/1/1999        $293,600        $293,600.00         $293,370.96
28228609            8/1/1999          7/1/2029   2445.27     8/1/1999        $358,450        $358,450.00         $358,170.37
28229458            8/1/1999          7/1/2029   1628.67     8/1/1999        $244,800        $244,599.33         $244,599.33
28229730            8/1/1999          7/1/2029   2046.53     8/1/1999        $300,000        $299,765.97         $299,765.97
28234847            8/1/1999          7/1/2029   1773.66     8/1/1999        $260,000        $260,000.00         $259,797.17
28237105            9/1/1999          8/1/2029   1829.59     8/1/1999        $275,000        $275,000.00         $275,000.00
28238038            8/1/1999          7/1/2029   2497.22     8/1/1999        $390,000        $389,653.12         $389,653.12
28238475            8/1/1999          7/1/2029   3138.02     8/1/1999        $460,000        $459,641.15         $459,641.15
28239689            8/1/1999          7/1/2029   2111.34     8/1/1999        $309,500        $309,258.56         $309,258.56
28239994            8/1/1999          7/1/2029   2768.54     8/1/1999        $395,950        $395,950.00         $395,656.15
28241081            8/1/1999          7/1/2029   1729.79     8/1/1999        $260,000        $259,786.88         $259,786.88
28241560            8/1/1999          7/1/2029   2595.17     8/1/1999        $385,200        $385,200.00         $384,891.96
28243210            8/1/1999          7/1/2029   3845.68     8/1/1999        $550,000        $550,000.00         $549,591.82
28245892            7/1/1999          6/1/2029   2885.05     8/1/1999        $450,570        $449,772.75         $449,772.75
28246213            7/1/1999          6/1/2029   3543.76     8/1/1999        $526,000        $525,579.37         $525,156.24
28247690            8/1/1999          7/1/2029   1971.74     8/1/1999        $304,000        $303,738.26         $303,738.26
28249357            9/1/1999          8/1/2029   2735.33     8/1/1999        $391,200        $391,200.00         $391,200.00
28249654            8/1/1999          7/1/2029   1778.62     8/1/1999        $264,000        $263,788.88         $263,788.88
28252138            8/1/1999          7/1/2029   1902.77     8/1/1999        $286,000        $285,065.56         $285,065.56
28254704            8/1/1999          7/1/2029   2044.49     8/1/1999        $299,700        $299,700.00         $299,466.20
28256261            8/1/1999          7/1/2029   1751.67     8/1/1999        $260,000        $260,000.00         $259,792.08
28256550            8/1/1999          7/1/2029   2122.87     8/1/1999        $327,300        $327,300.00         $327,018.19
28256964            8/1/1999          7/1/2029   3547.32     8/1/1999        $520,000        $520,000.00         $519,594.35
28259562            8/1/1999          7/1/2029   3373.03     8/1/1999        $494,450        $494,450.00         $494,064.27
28261212            9/1/1999          8/1/2029   2088.53     8/1/1999        $310,000        $310,000.00         $310,000.00
28261667            8/1/1999          7/1/2029   4824.36     8/1/1999        $707,200        $707,200.00         $706,648.31
28262566            8/1/1999          7/1/2029   1773.66     8/1/1999        $260,000        $260,000.00         $259,797.17
28267136            8/1/1999          7/1/2029   2590.04     8/1/1999        $375,000        $375,000.00         $374,714.65
28272912            8/1/1999          7/1/2029   2703.84     8/1/1999        $386,696        $386,696.00         $386,409.01
28275121            8/1/1999          7/1/2029   2153.59     8/1/1999        $308,000        $308,000.00         $307,771.41
28276186            8/1/1999          7/1/2029   3146.47     8/1/1999        $450,000        $449,666.03         $449,666.03
28276780            9/1/1999          8/1/2029   1844.61     8/1/1999        $270,400        $270,400.00         $270,400.00
28277085            8/1/1999          7/1/2029   1795.76     8/1/1999        $260,000        $260,000.00         $259,802.16
28277713            8/1/1999          7/1/2029   1961.52     8/1/1999        $284,000        $283,783.90         $283,783.90
28278950            8/1/1999          7/1/2029   2378.09     8/1/1999        $362,000        $362,000.00         $361,695.87
28281574            8/1/1999          7/1/2029   1244.79     8/1/1999        $191,920        $191,920.00         $191,754.76
28282127            8/1/1999          7/1/2029   2054.23     8/1/1999        $325,000        $325,000.00         $324,706.19
28284842            8/1/1999          7/1/2029   2855.9      8/1/1999        $423,900        $423,900.00         $423,561.01
28285633            9/1/1999          8/1/2029   3406.35     8/1/1999        $512,000        $512,000.00         $512,000.00
28285989            8/1/1999          7/1/2029   701.75      8/1/1999        $104,160        $104,160.00         $104,076.70
28287167            8/1/1999          7/1/2029   2251.19     8/1/1999        $330,000        $330,000.00         $329,742.56
28287936            8/1/1999          7/1/2029   2236.75     8/1/1999        $332,000        $331,734.50         $331,734.50
28292043            8/1/1999          7/1/2029   1789.99     8/1/1999        $256,000        $256,000.00         $255,810.01
28292191            8/1/1999          7/1/2029   2116.23     8/1/1999        $306,400        $306,400.00         $306,166.85
28295095            8/1/1999          7/1/2029   2526.45     8/1/1999        $375,000        $375,000.00         $374,700.11
28295772            8/1/1999          7/1/2029   1705.45     8/1/1999        $250,000        $250,000.00         $249,804.97
28295863            8/1/1999          7/1/2029   1823.39     8/1/1999        $264,000        $263,799.11         $263,799.11
28296796            8/1/1999          7/1/2029   2135.22     8/1/1999        $313,000        $313,000.00         $312,755.82
28299303            8/1/1999          7/1/2029   4489.39     8/1/1999        $650,000        $650,000.00         $649,505.40
28303683            8/1/1999          7/1/2029   2258.47     8/1/1999        $323,000        $322,760.28         $322,760.28
28303881            8/1/1999          7/1/2029   1807.25     8/1/1999        $268,250        $268,250.00         $268,035.48
28305175            8/1/1999          7/1/2029   2483.13     8/1/1999        $364,000        $363,716.04         $363,716.04
28306702            8/1/1999          7/1/2029   2646.85     8/1/1999        $388,000        $388,000.00         $387,697.32
28306751            8/1/1999          7/1/2029   1807.77     8/1/1999        $265,000        $264,593.27         $264,593.27
28308880            8/1/1999          7/1/2029   2072.03     8/1/1999        $300,000        $300,000.00         $299,771.72
28314185            8/1/1999          7/1/2029   1846.88     8/1/1999        $277,600        $277,600.00         $277,372.45
28314987            8/1/1999          7/1/2029   1788.85     8/1/1999        $259,000        $259,000.00         $258,802.92
28315224            8/1/1999          7/1/2029   2279.23     8/1/1999        $330,000        $330,000.00         $329,748.90
28327096            8/1/1999          7/1/2029   2362.11     8/1/1999        $342,000        $342,000.00         $341,739.77
28327138            8/1/1999          7/1/2029   2150.09     8/1/1999        $307,500        $307,500.00         $307,271.79
28328011            8/1/1999          7/1/2029   2641.84     8/1/1999        $382,500        $382,500.00         $382,208.94
28330082            8/1/1999          7/1/2029   2947.01     8/1/1999        $432,000        $432,000.00         $431,662.99
28330611            8/1/1999          7/1/2029   1756.4      8/1/1999        $264,000        $264,000.00         $264,000.00
28332385            9/1/1999          8/1/2029   2397.34     8/1/1999        $347,100        $347,100.00         $347,100.00
28332518            8/1/1999          7/1/2029   1914.1      8/1/1999        $273,750        $273,515.87         $273,515.87
28335313            8/1/1999          7/1/2029   2592.27     8/1/1999        $380,000        $380,000.00         $379,703.56
28345551            8/1/1999          7/1/2029   2128.39     8/1/1999        $312,000        $312,000.00         $311,756.61
28362465            8/1/1999          7/1/2029   2299.26     8/1/1999        $350,000        $349,705.95         $349,705.95



LOAN#         PURP               DOC         APPRAISAL       RTERM        CLTV
-----         ----               ---         ---------       -----        ----

22352918      R/T REFI           FULL        $650,000         352         60.7
22553820      PURCH              FULL        $414,000         358         79.9
22585582      PURCH              FULL        $405,000         350         73.3
22621577      C/O REFI           FULL       $1,025,000        353         53.3
22631881      C/O REFI           FULL        $529,000         353         70.3
22688089      PURCH              FULL        $375,000         353         79.5
22783856      R/T REFI           FULL        $475,000         355         73.2
22819221      C/O REFI           FULL        $625,000         358         63.9
22834675      PURCH              FULL        $410,000         358         79.9
22842462      PURCH              FULL        $360,000         358         79.9
22856181      PURCH              FULL        $430,000         359         79.9
22869085      PURCH              FULL        $338,000         358         79.8
22874820      R/T REFI           FULL        $500,000         358         79.9
22895171      PURCH              FULL        $469,900         359         84.9
22900567      R/T REFI           FULL        $320,000         359         79.9
22924005      R/T REFI           FULL        $365,000         358         79.9
22927644      PURCH              FULL        $500,000         358         79.9
22953012      R/T REFI           FULL        $590,000         358         79.7
22954036      R/T REFI           FULL        $340,000         358         79.1
22956841      PURCH              FULL        $367,000         359         79.9
22964258      R/T REFI           FULL        $450,000         358         79.9
22966014      PURCH              FULL        $418,000         358         79.9
22973309      PURCH              FULL        $274,000         358         89.9
22989453      PURCH              FULL        $690,000         359         58.2
22994396      PURCH              FULL        $685,000         358         79.9
22997183      PURCH              FULL        $485,000         359         89.9
22998082      R/T REFI           FULL        $365,000         359         74.9
22998389      PURCH              FULL        $500,000         358         79.9
22998991      R/T REFI           FULL        $565,000         359         79.6
22999080      R/T REFI           FULL        $465,000         359         78.2
22999270      PURCH              FULL        $360,000         359         79.9
23005226      R/T REFI           FULL        $353,000         358         79.9
23005440      PURCH              FULL        $217,000         358         79.9
23005994      R/T REFI           FULL        $288,000         358         93.6
23006414      PURCH              FULL        $379,000         359         79.9
23006430      R/T REFI           FULL        $650,000         359         73.2
23008261      PURCH              FULL        $405,000         358         79.9
23008980      PURCH              FULL        $535,000         358         67.2
23010275      PURCH              FULL        $346,000         358         79.9
23010614      PURCH              FULL        $640,000         358         79.9
23012123      PURCH              FULL        $552,000         359         79.9
23012222      PURCH              FULL        $465,000         359         77.7
23014111      PURCH              FULL        $395,000         359         79.9
23016686      R/T REFI           FULL        $800,000         359         79.9
23016785      R/T REFI           FULL        $765,000         359         79.9
23016850      PURCH              FULL        $475,000         358         79.9
23016942      PURCH              FULL        $404,853         359         79.9
23018724      PURCH              FULL        $400,000         358         89.7
23018997      PURCH              FULL        $277,000         358         94.8
23020068      PURCH              FULL        $216,000         356         79.8
23020274      PURCH              FULL        $180,000         356         79.5
23020340      PURCH              FULL        $271,000         356         94.7
23020431      PURCH              FULL        $140,000         356         79.7
23022072      PURCH              FULL        $157,000         356         79.5
23022213      PURCH              FULL        $243,000         356         60.0
23022429      R/T REFI           FULL         $95,000         356         74.5
23022544      R/T REFI           FULL        $192,000         356         79.4
23022858      PURCH              FULL        $775,000         359         33.3
23023468      C/O REFI           FULL        $300,000         355         69.7
23023567      R/T REFI           FULL        $486,000         356         33.8
23023609      R/T REFI           FULL        $240,000         356         77.0
23023732      PURCH              FULL        $275,000         356         79.7
23023898      C/O REFI           FULL        $440,000         358         74.9
23024144      R/T REFI           FULL        $312,000         355         69.7
23024276      PURCH              FULL        $386,000         359         79.9
23025885      R/T REFI           FULL        $449,000         359         76.6
23026727      PURCH              FULL        $440,000         359         77.2
23026933      C/O REFI           FULL        $770,000         356         72.2
23026958      PURCH              FULL        $125,000         356         79.7
23026974      C/O REFI           FULL        $150,500         356         66.2
23028434      PURCH              FULL        $144,000         358         79.9
23028590      PURCH              FULL        $560,000         359         63.6
23029515      R/T REFI           FULL        $387,000         359         79.9
23029606      PURCH              FULL        $550,000         358         72.0
23030984      C/O REFI           FULL        $825,000         359         60.6
23032824      PURCH              FULL        $440,000         358         74.8
23032840      PURCH              FULL        $405,000         359         79.9
23032931      PURCH              FULL        $376,500         358         79.9
23033418      R/T REFI           FULL        $550,000         359         51.8
23033459      PURCH              FULL        $455,000         358         79.9
23033822      PURCH              FULL        $395,000         359         79.8
23035058      PURCH              FULL        $545,000         359         76.4
23035777      R/T REFI           FULL        $625,000         358         62.3
23035918      PURCH              FULL        $350,000         359         79.9
23035975      PURCH              FULL        $338,000         358         79.9
23036148      PURCH              FULL        $326,000         358         79.9
23036601      PURCH              FULL        $700,000         359         59.2
23037088      PURCH              FULL        $948,000         359         62.9
23037286      PURCH              FULL        $430,000         359         79.9
23038698      PURCH              FULL        $335,000         359         89.9
23038805      PURCH              FULL        $261,000         356         79.8
23038821      PURCH              FULL        $383,000         358         67.2
23038839      PURCH              FULL        $395,000         359         67.9
23039092      R/T REFI           FULL        $400,000         357         79.8
23039191      R/T REFI           FULL        $380,000         355         62.9
23039266      R/T REFI           FULL        $400,000         358         74.9
23040330      PURCH              FULL         $93,000         356         73.7
23040496      R/T REFI           FULL        $163,000         355         69.1
23040868      PURCH              FULL        $279,000         357         63.9
23040876      PURCH              FULL        $177,900         355         69.7
23040900      R/T REFI           FULL        $450,000         356         44.3
23040934      PURCH              FULL        $207,000         355         74.6
23040991      PURCH              FULL        $262,000         356         74.5
23041791      R/T REFI           FULL        $500,000         358         78.9
23042625      PURCH              FULL        $350,000         358         79.9
23045198      PURCH              FULL        $355,000         359         79.9
23045248      PURCH              FULL        $455,000         358         79.9
23045701      PURCH              FULL        $602,000         359         79.7
23045784      PURCH              FULL        $335,000         359         79.9
23045958      R/T REFI           FULL        $360,000         358         79.8
23046162      PURCH              FULL        $340,000         359         74.9
23046568      PURCH              FULL        $405,000         359         89.9
23047400      R/T REFI           FULL        $355,000         359         79.4
23048432      C/O REFI           FULL        $676,000         359         51.6
23048465      R/T REFI           FULL        $899,000         359         74.9
23048754      C/O REFI           FULL       $1,000,000        359         39.5
23049505      C/O REFI           FULL        $403,000         359         73.1
23049596      R/T REFI           FULL        $375,000         358         77.4
23049752      PURCH              FULL        $450,000         359         77.4
23050743      PURCH              FULL        $397,250         359         79.9
23052459      PURCH              FULL        $351,000         358         79.9
23053416      PURCH              FULL        $512,000         358         79.9
23053663      PURCH              FULL        $439,000         358         64.2
23053820      PURCH              FULL        $457,000         357         77.3
23053853      PURCH              FULL        $525,000         358         79.9
23053887      R/T REFI           FULL        $400,000         358         71.4
23054224      C/O REFI           FULL        $700,000         359         55.7
23054414      PURCH              FULL        $382,000         358         79.9
23054489      PURCH              FULL        $450,000         359         79.9
23056252      PURCH              FULL        $420,000         358         79.9
23057656      PURCH              FULL        $315,000         359         89.9
23057722      PURCH              FULL        $584,000         359         65.7
23057938      PURCH              FULL        $525,000         359         61.1
23058076      PURCH              FULL        $460,000         358         60.1
23058779      PURCH              FULL        $348,000         359         89.9
23058837      PURCH              FULL        $322,000         358         79.7
23058852      R/T REFI           FULL        $350,000         358         69.7
23059140      PURCH              FULL        $657,000         359         69.9
23059280      PURCH              FULL        $380,000         358         76.4
23060973      R/T REFI           FULL        $420,000         358         79.9
23061161      PURCH              FULL        $435,000         359         79.9
23061260      PURCH              FULL        $198,000         359         79.9
23061443      PURCH              FULL        $283,500         359         89.9
23061609      R/T REFI           FULL        $375,000         359         79.9
23061831      PURCH              FULL        $354,000         358         78.4
23061963      R/T REFI           FULL        $900,000         359         53.1
23063092      PURCH              FULL        $346,000         358         79.9
23063381      PURCH              FULL        $315,000         359         89.9
23063555      PURCH              FULL        $650,000         359         46.1
23063639      PURCH              FULL        $850,000         359         58.8
23063977      PURCH              FULL        $410,000         358         79.8
23064132      PURCH              FULL        $337,000         359         79.9
23065055      PURCH              FULL        $782,000         359         79.9
23065709      PURCH              FULL        $335,000         359         79.9
23066285      PURCH              FULL        $330,000         358         79.9
23066350      PURCH              FULL        $343,000         359         89.7
23066814      PURCH              FULL        $317,000         359         79.9
23066954      PURCH              FULL        $810,000         358         67.5
23068380      PURCH              FULL        $440,000         359         79.9
23068653      PURCH              FULL        $352,500         358         89.9
23068794      PURCH              FULL        $286,000         358         94.9
23069487      PURCH              FULL        $284,000         359         94.9
23069610      R/T REFI           FULL        $353,000         359         79.9
23069743      PURCH              FULL        $355,000         358         79.9
23070279      PURCH              FULL        $500,000         358         79.9
23070618      PURCH              FULL        $401,000         358         69.4
23071186      PURCH              FULL        $390,000         359         79.9
23071319      PURCH              FULL        $563,000         359         79.9
23072218      PURCH              FULL        $215,000         359         79.9
23072648      R/T REFI           FULL        $615,000         359         73.1
23073703      C/O REFI           FULL        $436,000         358         68.7
23073844      PURCH              FULL        $615,000         358         79.9
23074040      PURCH              FULL        $650,000         359         61.5
23074891      PURCH              FULL        $465,000         359         79.8
23074933      R/T REFI           FULL        $875,000         358         55.9
23074966      R/T REFI           FULL        $365,000         358         76.6
23075476      PURCH              FULL        $380,000         358         79.9
23075492      PURCH              FULL        $276,000         358         79.9
23075799      PURCH              FULL        $331,000         359         79.9
23075989      PURCH              FULL        $360,000         358         78.2
23078819      PURCH              FULL        $367,000         359         72.5
23080096      R/T REFI           FULL        $658,000         299         54.6
23080690      PURCH              FULL        $345,000         358         79.9
23080864      PURCH              FULL        $265,000         358         79.8
23081920      PURCH              FULL        $299,000         358         92.0
23082571      PURCH              FULL        $535,000         359         79.9
23084072      PURCH              FULL        $715,000         359         69.9
23084759      PURCH              FULL        $480,000         360         80.0
23085897      PURCH              FULL        $559,000         359         65.2
23085954      PURCH              FULL        $360,000         358         79.8
23087273      PURCH              FULL        $325,000         359         89.9
23087901      R/T REFI           FULL        $400,000         358         79.9
23088172      PURCH              FULL        $847,500         359         74.9
23088362      R/T REFI           FULL        $323,000         359         88.6
23089139      PURCH              FULL        $350,000         358         79.8
23091770      C/O REFI           FULL        $500,000         359         71.9
23091895      PURCH              FULL        $785,000         358         52.8
23091937      PURCH              FULL        $290,000         359         89.9
23092000      PURCH              FULL        $396,431         358         85.9
23092232      PURCH              FULL        $355,000         358         79.9
23092398      PURCH              FULL        $385,000         358         79.9
23093016      PURCH              FULL        $624,000         359         67.8
23094006      PURCH              FULL        $479,000         359         79.9
23094014      C/O REFI           FULL       $1,100,000        358         50.8
23094022      PURCH              FULL        $454,000         358         65.9
23094501      PURCH              FULL        $436,500         358         89.7
23094667      PURCH              FULL        $600,000         359         79.9
23094774      C/O REFI           FULL        $525,000         359         58.8
23095060      R/T REFI           FULL       $1,000,000        358         50.7
23095169      R/T REFI           FULL        $309,000         359         79.9
23097140      PURCH              FULL        $481,000         359         79.9
23097298      PURCH              FULL        $590,000         358         79.5
23098056      PURCH              FULL        $825,000         359         78.7
23098866      PURCH              FULL        $275,000         359         94.9
23099583      PURCH              FULL        $440,000         359         79.9
23099781      PURCH              FULL        $315,000         358         94.9
23100647      PURCH              FULL        $490,000         359         63.8
23100811      PURCH              FULL        $396,000         358         69.9
23101033      R/T REFI           FULL        $680,000         359         45.6
23101728      PURCH              FULL        $900,000         359         56.1
23102551      PURCH              FULL        $376,000         359         79.9
23102635      PURCH              FULL        $360,000         358         77.4
23103526      PURCH              FULL        $365,000         358         89.9
23103955      PURCH              FULL        $455,000         359         79.9
23103989      PURCH              FULL        $540,420         359         79.9
23104821      R/T REFI           FULL        $306,500         358         87.9
23105240      PURCH              FULL        $355,000         359         79.9
23105323      PURCH              FULL        $415,000         359         79.9
23105349      PURCH              FULL        $625,000         359         60.0
23105679      PURCH              FULL        $480,000         359         79.9
23105778      PURCH              FULL        $937,000         359         58.6
23106297      PURCH              FULL        $419,971         359         79.9
23106453      PURCH              FULL        $487,000         359         75.7
23106479      C/O REFI           FULL        $380,000         359         74.0
23106669      PURCH              FULL        $463,000         358         79.8
23108483      PURCH              FULL        $405,000         359         89.3
23108798      PURCH              FULL        $360,000         359         79.9
23109416      C/O REFI           FULL        $405,000         358         74.9
23110554      PURCH              FULL        $449,000         359         84.9
23114093      PURCH              FULL        $340,000         359         89.9
23114242      PURCH              FULL        $303,000         358         94.9
23114614      PURCH              FULL        $310,000         358         79.9
23114952      PURCH              FULL        $449,009         358         74.9
23115116      PURCH              FULL        $315,000         359         89.9
23115595      PURCH              FULL        $385,000         359         89.9
23115843      PURCH              FULL        $430,000         358         77.6
23116387      PURCH              FULL        $455,000         358         76.9
23117922      R/T REFI           FULL        $315,000         358         81.5
23119480      PURCH              FULL        $490,000         358         73.5
23120041      R/T REFI           FULL        $502,000         359         49.5
23120355      PURCH              FULL        $568,000         359         79.9
23120629      R/T REFI           FULL        $387,000         359         73.6
23123425      PURCH              FULL        $343,000         359         79.9
23124464      PURCH              FULL        $205,000         359         79.9
23125412      PURCH              FULL        $825,000         359         48.4
23126030      PURCH              FULL        $420,000         359         89.0
23126055      C/O REFI           FULL        $435,000         358         74.9
23126147      R/T REFI           FULL        $975,000         359         66.6
23127202      PURCH              FULL        $710,000         358         79.9
23128358      PURCH              FULL        $385,000         359         79.9
23128705      PURCH              FULL        $660,000         358         79.9
23129570      C/O REFI           FULL        $400,000         359         75.0
23130024      R/T REFI           FULL        $745,000         358         53.6
23130925      PURCH              FULL        $271,000         358         94.9
23131006      PURCH              FULL        $345,000         359         79.9
23131857      PURCH              FULL        $340,000         358         85.0
23132558      PURCH              FULL        $292,000         358         89.9
23133176      C/O REFI           FULL       $1,250,000        358         48.6
23133952      PURCH              FULL        $436,000         359         79.9
23134018      PURCH              FULL        $380,000         359         79.9
23134117      PURCH              FULL        $375,000         359         79.9
23134216      PURCH              FULL        $555,000         359         79.9
23134398      PURCH              FULL        $437,000         359         79.9
23134950      PURCH              FULL        $620,000         359         41.2
23135031      PURCH              FULL        $839,000         359         47.6
23135361      C/O REFI           FULL        $370,000         359         71.6
23135445      PURCH              FULL        $371,000         359         72.1
23135585      PURCH              FULL        $430,000         359         79.9
23135882      PURCH              FULL        $395,000         358         79.8
23136104      PURCH              FULL        $386,000         359         79.9
23136591      PURCH              FULL        $722,000         359         79.9
23136625      PURCH              FULL        $467,000         359         79.9
23136906      PURCH              FULL        $337,000         359         79.9
23138100      PURCH              FULL        $400,000         359         65.5
23138548      PURCH              FULL        $595,000         359         68.9
23138696      PURCH              FULL        $561,500         359         79.9
23138795      PURCH              FULL        $607,000         359         65.9
23139488      PURCH              FULL        $790,000         359         79.9
23139496      PURCH              FULL        $895,000         359         55.3
23139793      PURCH              FULL        $551,500         359         59.8
23140106      PURCH              FULL        $345,000         359         89.9
23140114      R/T REFI           FULL        $427,000         359         79.9
23140502      PURCH              FULL        $545,000         359         79.9
23140635      PURCH              FULL        $630,000         359         79.9
23140981      PURCH              FULL        $730,000         359         79.2
23142193      PURCH              FULL        $456,000         359         79.9
23143381      PURCH              FULL        $280,000         358         94.9
23143456      PURCH              FULL        $390,000         359         79.9
23143597      PURCH              FULL        $200,000         359         79.9
23144421      R/T REFI           FULL        $358,000         359         89.9
23144686      PURCH              FULL        $450,000         359         71.1
23144926      PURCH              FULL        $435,000         359         68.9
23148109      PURCH              FULL        $575,000         359         79.9
23148638      PURCH              FULL        $499,000         359         72.1
23149768      PURCH              FULL        $353,000         359         85.7
23151640      PURCH              FULL        $331,000         359         79.9
23152473      PURCH              FULL        $528,000         359         79.9
23153323      PURCH              FULL        $417,000         359         79.9
23157142      PURCH              FULL        $305,000         359         94.9
23158553      PURCH              FULL        $435,000         359         79.3
23158702      PURCH              FULL        $430,000         359         79.9
23159023      PURCH              FULL        $320,000         359         94.9
23162092      PURCH              FULL        $149,000         359         79.9
23164148      PURCH              FULL        $285,000         357         94.7
23164346      PURCH              FULL        $326,000         357         92.0
23164445      PURCH              FULL        $340,500         358         76.2
23164494      PURCH              FULL        $310,000         357         79.8
23164585      PURCH              FULL        $192,000         358         79.9
23166358      PURCH              FULL        $372,500         359         79.9
23166846      PURCH              FULL        $471,500         359         79.7
23167844      PURCH              FULL        $500,000         359         64.9
23168495      PURCH              FULL        $545,000         359         68.9
23169279      R/T REFI           FULL        $660,000         359         48.3
23169428      PURCH              FULL        $365,000         359         79.9
23170723      PURCH              FULL        $670,000         359         44.7
23175805      R/T REFI           FULL        $325,000         359         79.9
23177298      PURCH              FULL        $404,000         358         77.9
23177470      PURCH              FULL        $280,000         358         94.9
23179872      PURCH              FULL        $607,000         359         79.9
23184807      PURCH              FULL        $302,000         358         79.9
23184856      PURCH              FULL        $370,000         358         79.9
23184864      PURCH              FULL        $349,000         358         79.9
23187230      PURCH              FULL        $179,000         358         79.9
23187354      PURCH              FULL        $316,100         358         79.9
23187495      PURCH              FULL        $332,000         357         76.5
23187644      PURCH              FULL        $657,700         358         57.2
23187677      PURCH              FULL        $665,000         358         79.9
23188089      PURCH              FULL        $157,000         357         79.8
23188113      C/O REFI           FULL        $470,000         359         69.6
23188121      PURCH              FULL        $132,000         357         79.8
23215957      R/T REFI           FULL        $330,000         359         79.5
23218852      PURCH              FULL        $450,000         352         75.1
23244684      R/T REFI           FULL        $520,000         358         79.6
23244700      PURCH              FULL        $350,000         358         88.4
23246606      R/T REFI           FULL        $277,000         358         19.8
23246721      R/T REFI           FULL        $747,000         358         49.5
23246838      PURCH              FULL        $383,000         358         79.9
23246895      PURCH              FULL        $290,000         358         94.7
23246911      C/O REFI           FULL        $391,500         358         79.9
23246986      PURCH              FULL        $267,000         358         94.9
23246994      PURCH              FULL        $387,500         357         79.8
23247026      PURCH              FULL        $345,000         358         79.9
23247034      PURCH              FULL        $375,000         358         79.9
23247067      PURCH              FULL        $127,000         358         69.9
23247091      PURCH              FULL        $118,000         358         79.9
23247166      PURCH              FULL        $365,000         358         89.9
23247216      PURCH              FULL        $333,000         358         79.9
23247232      R/T REFI           FULL        $330,000         358         77.6
23247265      PURCH              FULL        $295,000         358         94.9
23247273      C/O REFI           FULL        $345,000         358         74.9
23247281      PURCH              FULL        $820,000         358         77.6
23247331      R/T REFI           FULL        $440,000         358         79.4
23247364      PURCH              FULL        $455,000         358         88.8
23247398      PURCH              FULL        $530,000         358         79.9
23249212      PURCH              FULL        $325,000         358         79.9
23249527      PURCH              FULL        $461,000         358         79.5
23249576      PURCH              FULL        $324,000         358         79.9
23249634      PURCH              FULL        $406,000         358         79.9
23249667      PURCH              FULL        $350,000         358         79.9
23249683      PURCH              FULL        $160,000         358         79.9
23249840      PURCH              FULL        $822,000         358         69.5
23249931      PURCH              FULL        $310,000         358         79.9
23249964      R/T REFI           FULL        $175,000         358         65.6
23254097      PURCH              FULL        $695,000         358         79.9
23254196      PURCH              FULL        $325,000         359         79.9
23260961      PURCH              FULL       $1,050,000        358         69.9
23261027      PURCH              FULL        $373,000         359         89.9
23261324      PURCH              FULL        $370,000         358         79.9
23261399      PURCH              FULL        $349,000         358         79.9
23261472      R/T REFI           FULL        $850,000         358         74.9
23261555      PURCH              FULL        $375,000         358         70.5
23261647      PURCH              FULL        $350,000         358         79.8
23261761      PURCH              FULL        $383,000         358         79.9
23261811      PURCH              FULL        $355,000         358         79.9
23261860      PURCH              FULL        $390,000         358         89.9
23261985      PURCH              FULL        $305,000         358         94.8
23262025      PURCH              FULL        $373,000         358         79.6
23262124      PURCH              FULL        $335,000         358         79.9
23262249      PURCH              FULL        $377,000         358         79.9
23262355      PURCH              FULL        $343,000         358         79.9
23262454      R/T REFI           FULL        $395,000         238         69.8
23262686      PURCH              FULL        $300,000         358         89.8
23262736      C/O REFI           FULL        $605,000         358         49.5
23262959      PURCH              FULL        $411,000         358         87.7
23263049      R/T REFI           FULL        $250,000         357         74.2
23263247      PURCH              FULL        $395,000         358         77.1
23263296      PURCH              FULL        $341,000         357         79.8
23263510      R/T REFI           FULL        $505,000         358         79.9
23277304      R/T REFI           FULL        $475,000         360         80.0
23287642      C/O REFI           FULL        $385,000         358         71.3
23287808      PURCH              FULL        $405,000         359         79.6
23287816      PURCH              FULL        $340,000         358         79.8
23293897      PURCH              FULL        $635,000         359         71.0
23293947      PURCH              FULL       $2,200,000        358         27.8
26882100      PURCH              FULL        $355,000         359         92.9
27124734      R/T REFI           FULL        $330,000         299         78.1
27329309      PURCH            REDUCED      $1,300,000        360         54.3
27330885      PURCH              FULL        $770,000         357         74.8
27379080      R/T REFI           FULL        $320,000         359         85.4
27466960      PURCH            REDUCED       $295,000         359         88.4
27638576      PURCH            REDUCED       $440,000         359         73.6
27778943      PURCH            REDUCED       $600,000         359         79.9
27903079      PURCH            REDUCED       $705,000         359         79.9
27910835      R/T REFI         REDUCED       $706,000         359         55.6
27929066      PURCH            REDUCED       $368,000         359         74.9
27975408      R/T REFI         REDUCED       $360,000         359         79.9
27976182      PURCH            REDUCED       $448,250         359         79.9
27977545      PURCH            REDUCED       $665,140         359         65.9
28005775      R/T REFI           FULL        $430,000         359         74.5
28014512      PURCH            REDUCED       $530,000         359         79.9
28033942      R/T REFI         REDUCED       $370,000         359         71.0
28041747      PURCH            REDUCED       $660,000         359         79.9
28044105      PURCH            REDUCED       $602,000         360         80.0
28061687      PURCH            REDUCED       $445,000         359         79.9
28064269      PURCH            REDUCED       $434,250         359         74.1
28068054      PURCH              FULL        $345,750         359         79.9
28075984      PURCH              FULL        $385,000         359         79.9
28081628      PURCH            REDUCED       $480,000         359         79.9
28087534      R/T REFI           FULL        $750,000         359         73.3
28090017      PURCH            REDUCED       $559,000         358         74.9
28098671      PURCH            REDUCED       $340,000         359         79.9
28099158      C/O REFI         REDUCED       $480,000         359         59.3
28102234      PURCH              FULL        $365,000         359         79.9
28123198      PURCH            REDUCED       $900,000         359         72.7
28124071      R/T REFI           FULL        $525,000         358         66.6
28131910      PURCH            REDUCED       $598,000         359         63.2
28137081      PURCH            REDUCED       $610,000         359         57.3
28137362      PURCH            REDUCED       $390,000         359         79.9
28145001      PURCH            REDUCED       $315,000         359         89.9
28157519      PURCH            REDUCED       $393,500         359         79.9
28173821      PURCH            REDUCED       $425,000         359         79.9
28174027      PURCH              FULL        $360,000         359         89.9
28177129      R/T REFI           FULL       $2,200,000        359         47.7
28177913      C/O REFI         REDUCED       $985,000         359         65.9
28178572      PURCH            REDUCED       $285,000         359         94.9
28186252      PURCH              FULL        $519,000         359         77.6
28186401      PURCH            REDUCED       $799,950         359         69.9
28192524      R/T REFI           FULL        $860,000         359         69.7
28194223      R/T REFI           FULL        $360,000         359         73.3
28196962      R/T REFI         REDUCED       $400,000         359         70.4
28197036      PURCH              FULL        $460,000         359         75.5
28198976      PURCH              FULL        $529,000         359         79.9
28205805      C/O REFI           FULL        $840,000         359         66.6
28207769      C/O REFI           FULL        $532,000         359         73.6
28210342      PURCH            REDUCED       $500,000         359         79.9
28213486      R/T REFI         REDUCED       $365,000         299         70.7
28214328      PURCH            REDUCED       $385,000         359         79.9
28215457      C/O REFI           FULL        $480,000         359         54.4
28219749      PURCH            REDUCED       $448,000         359         79.9
28220366      PURCH            REDUCED       $350,000         359         79.9
28221612      PURCH            REDUCED       $730,055         359         79.9
28221851      PURCH            REDUCED       $326,000         359         94.9
28222164      PURCH            REDUCED       $705,000         360         56.9
28225522      PURCH            REDUCED       $420,000         359         79.9
28225845      R/T REFI         REDUCED       $377,000         359         77.8
28228609      R/T REFI         REDUCED       $750,000         359         47.8
28229458      PURCH            REDUCED       $278,000         359         89.9
28229730      PURCH            REDUCED       $437,000         359         68.7
28234847      PURCH              FULL        $404,000         359         64.3
28237105      R/T REFI           FULL        $375,000         360         73.3
28238038      PURCH            REDUCED       $525,000         359         74.2
28238475      PURCH              FULL        $600,000         359         79.9
28239689      R/T REFI           FULL        $500,000         359         61.9
28239994      PURCH              FULL        $485,000         359         89.9
28241081      PURCH            REDUCED       $340,250         359         79.9
28241560      R/T REFI           FULL        $450,000         359         85.5
28243210      PURCH              FULL        $720,000         359         76.3
28245892      C/O REFI         REDUCED       $665,000         358         67.6
28246213      R/T REFI           FULL        $686,000         358         76.6
28247690      PURCH              FULL        $395,000         359         79.9
28249357      PURCH            REDUCED       $490,000         360         80.0
28249654      PURCH            REDUCED       $410,000         359         64.3
28252138      PURCH            REDUCED       $381,500         359         79.7
28254704      R/T REFI         REDUCED       $430,000         359         69.6
28256261      PURCH              FULL        $330,000         359         79.9
28256550      PURCH            REDUCED       $410,000         359         79.9
28256964      PURCH            REDUCED       $650,000         359         79.9
28259562      R/T REFI         REDUCED       $650,000         359         76.0
28261212      PURCH            REDUCED       $517,000         360         62.0
28261667      PURCH              FULL        $885,000         359         79.9
28262566      R/T REFI         REDUCED       $325,000         359         79.9
28267136      PURCH              FULL        $575,000         359         65.2
28272912      PURCH            REDUCED       $518,000         359         79.9
28275121      PURCH            REDUCED       $385,000         359         79.9
28276186      PURCH            REDUCED       $685,000         359         66.1
28276780      PURCH              FULL        $342,000         360         80.0
28277085      R/T REFI           FULL        $325,000         359         79.9
28277713      PURCH            REDUCED       $355,000         359         79.9
28278950      C/O REFI         REDUCED       $515,000         359         70.2
28281574      PURCH              FULL        $242,000         359         79.9
28282127      PURCH              FULL        $455,000         359         71.8
28284842      PURCH            REDUCED       $534,000         359         79.9
28285633      PURCH            REDUCED       $685,000         360         80.0
28285989      PURCH              FULL        $132,000         359         79.9
28287167      R/T REFI         REDUCED       $475,000         359         69.4
28287936      PURCH              FULL        $440,000         359         79.9
28292043      PURCH            REDUCED       $325,000         359         79.9
28292191      PURCH              FULL        $387,000         359         79.9
28295095      PURCH              FULL        $732,000         359         51.7
28295772      PURCH            REDUCED       $351,000         359         71.4
28295863      R/T REFI           FULL        $390,000         359         67.6
28296796      PURCH            REDUCED       $415,000         359         75.7
28299303      PURCH              FULL       $1,600,000        359         44.8
28303683      R/T REFI         REDUCED       $410,000         359         78.7
28303881      C/O REFI           FULL        $390,000         359         68.7
28305175      PURCH            REDUCED       $455,000         359         79.9
28306702      PURCH            REDUCED       $490,000         359         79.9
28306751      PURCH              FULL        $345,000         359         78.3
28308880      C/O REFI           FULL        $400,000         359         74.9
28314185      R/T REFI         REDUCED       $347,000         359         79.9
28314987      R/T REFI         REDUCED       $352,000         359         73.5
28315224      PURCH            REDUCED       $660,000         359         50.3
28327096      PURCH            REDUCED       $430,000         359         79.9
28327138      C/O REFI         REDUCED       $410,000         359         74.9
28328011      PURCH            REDUCED       $460,000         359         84.9
28330082      PURCH              FULL        $548,000         359         79.9
28330611      PURCH              FULL        $335,000         359         80.0
28332385      PURCH            REDUCED       $465,000         360         75.0
28332518      PURCH              FULL        $365,000         359         74.9
28335313      PURCH            REDUCED       $680,000         359         58.8
28345551      PURCH            REDUCED       $392,000         359         79.9
28362465      PURCH            REDUCED       $465,000         359         75.6


Total Loans                   $532.00
Sched UPB             $178,238,557.50
   WAC                          $7.20
   WAM                        $358.01
  WOLTV                        $75.38



                                                             EXHIBIT D-3

                                                     BANA MORTGAGE LOAN SCHEDULE


LOAN#                CITY                ST         ZIP      OCC             PROP      TERM        OLTV       INT RATE
-----                ----                --         ---      ---             ----      ----        ----       --------
6004043029           HUNTINGTON          CA        92646     Secondary        SFR       360        80.0         7.25
6006498528           MORAGA              CA        94556     Primary          SFR       360        80.0         7.00
6007296038           SAN DIEGO (         CA        92014     Primary          SFR       360        80.0         7.25
6007758201           SAN DIEGO           CA        92130     Primary          SFR       360        80.0         7.25
6008978865           SCOTTSDALE          AZ        85259     Primary          PUD       360        80.0         7.63
6012361496           SEAL BEACH          CA        90740     Primary          PUD       360        80.0         7.25
6020074644           SARATOGA            CA        95070     Primary          SFR       360        42.1         7.50
6025137685           GLENDALE            CA        91208     Primary          SFR       360        80.0         7.63
6032116854           MORGAN HILL         CA        95037     Primary          SFR       360        80.0         7.25
6037553200           LAGUNA NIGU         CA        92677     Primary          PUD       360        42.7         7.50
6038441231           LOS GATOS           CA        95033     Primary          SFR       360        48.5         7.50
6039445587           WEST HOLLYW         CA        90069     Primary         Condo      360        80.0         7.25
6040798222           FRANKLIN            TN        37069     Primary          SFR       360        86.3         7.63
6043539045           BERKELEY            CA        94705     Primary          SFR       360        80.0         7.00
6047955189           OAKLAND             CA        94611     Primary          SFR       360        80.0         7.50
6048330655           SAN CARLOS          CA        94070     Primary          SFR       360        80.0         7.75
6049887109           BETHESDA            MD        20016     Primary          SFR       360        65.9         7.38
6050502449           WARWICK             RI        2818      Primary          SFR       360        80.0         7.25
6050530028           LAGUNA NIGU         CA        92677     Primary          PUD       360        64.0         7.25
6052195853           SALINAS             CA        93908     Primary          SFR       360        80.0         7.25
6052510184           NEWPORT BEA         CA        92660     Primary          PUD       360        71.9         6.88
6052627244           ESCONDIDO           CA        92026     Primary          SFR       360        90.0         7.38
6054586513           CARMEL              CA        93923     Primary          SFR       360        33.7         7.38
6060517924           SAN DIEGO(L         CA        92037     Primary          PUD       360        47.5         7.38
6061926769           MORGAN HILL         CA        95037     Primary          PUD       360        80.0         7.38
6062309965           L.A.(WOODLA         CA        91367     Primary          SFR       360        80.0         7.50
6063009879           ORINDA              CA        94563     Primary          PUD       360        80.0         7.50
6065165539           NEWPORT BEA         CA        92660     Primary          SFR       360        80.0         7.50
6065480029           RICHMOND            CA        94803     Primary          SFR       360        95.0         7.50
6069177514           NOVATO              CA        94949     Primary          SFR       360        60.8         7.63
6069981279           BERKELEY            CA        94708     Primary          SFR       360        80.0         7.63
6072625921           SAN FRANCIS         CA        94122     Primary          SFR       360        69.8         7.25
6076021887           YORBA LINDA         CA        92886     Investor         SFR       360        75.0         7.50
6077119912           PIEDMONT            CA        94610     Primary          SFR       360        80.0         7.50
6079092323           LOS ANGELES         CA        90045     Primary          SFR       360        58.7         7.25
6079270499           BERKELEY            CA        94702     Primary          SFR       360        80.0         7.38
6080857888           PALOS VERDE         CA        90274     Primary          SFR       360        34.3         7.13
6082907905           ORANGE              CA        92867     Primary          PUD       360        75.5         7.63
6086385603           ORINDA              CA        94563     Primary          SFR       360        68.2         7.50
6087453970           BELLEVUE            WA        98004     Primary          SFR       360        95.0         7.75
6091119807           MORGAN HILL         CA        95037     Primary          SFR       360        80.0         7.50
6092683942           OAKLAND             CA        94611     Primary          PUD       360        57.6         7.50
6093686332           SAN MATEO           CA        94403     Primary          SFR       360        53.6         7.00
6096931362           MANASSAS            VA        20112     Primary          PUD       360        80.0         7.13
6097851213           SAN GABRIEL         CA        91775     Primary          SFR       360        79.6         7.50
6099037985           OAKLAND             CA        94602     Primary          SFR       360        80.0         7.75
6100320545           FOLSOM              CA        95630     Primary          SFR       360        67.5         7.75
6102374524           SEDONA              AZ        86351     Primary          SFR       360        90.0         7.38
6104775181           TARZANA             CA        91356     Primary          PUD       360        53.4         7.13
6104846024           PLEASANT HI         CA        94523     Primary          SFR       360        80.0         7.38
6105920471           REDWOOD CIT         CA        94061     Primary          SFR       360        67.7         7.00
6106335869           DANVILLE            CA        94506     Primary          PUD       360        80.0         7.50
6107087659           CORONADO            CA        92118     Primary          PUD       360        68.7         7.50
6107270081           MERCER ISLA         WA        98040     Primary          PUD       360        57.8         7.50
6112307027           NOVATO              CA        94949     Primary          PUD       360        79.8         7.75
6116430759           LOS GATOS           CA        95030     Primary          SFR       360        44.1         7.25
6116909372           LOS ANGELES         CA        90067     Primary         Condo      360        62.4         7.50
6117621992           IRVINE              CA        92620     Primary          PUD       360        80.0         7.75
6117689361           SALINAS             CA        93908     Primary          PUD       360        57.9         7.38
6118666558           FREMONT             CA        94539     Primary          SFR       360        70.0         7.13
6119047352           SAN MATEO           CA        94402     Primary          SFR       360        80.0         7.13
6121281213           SCOTTSDALE          AZ        85262     Secondary        PUD       360        57.1         7.50
6124670362           SAN DIEGO           CA        92106     Primary          SFR       360        80.0         7.38
6126045357           SAN DIEGO (         CA        92037     Primary          SFR       360        52.9         7.13
6126903472           ALBANY              CA        94706     Primary          SFR       360        80.0         7.50
6129014764           SAN JOSE            CA        95133     Primary          SFR       360        63.3         7.38
6144335483           CUPERTINO           CA        95014     Primary          SFR       360        80.0         6.88
6146330169           WALNUT CREE         CA        94596     Primary          SFR       360        68.8         7.13
6152664501           SANTA CLARA         CA        95051     Primary          SFR       360        90.0         7.50
6155762914           PROSPECT            KY        40059     Primary          SFR       360        80.0         7.25
6159223947           SANTA CLARA         UT        84765     Primary          SFR       360        76.9         7.25
6159768453           SANTA BARBA         CA        93109     Primary          SFR       360        75.0         7.25
6164965839           CARLSBAD            CA        92009     Primary          PUD       360        59.7         7.38
6167282885           L.A.(PLAYA          CA        90293     Primary          SFR       360        80.0         7.50
6170338419           ST.HELENA           CA        94574     Secondary        SFR       360        80.0         7.13
6172187566           NEWARK              CA        94560     Primary          SFR       360        79.9         7.75
6172618354           BOISE               ID        83702     Primary          PUD       360        80.0         7.13
6174932068           ST. HELENA          CA        94574     Secondary        SFR       360        72.9         7.25
6179483471           LANSDALE            PA        19446     Primary          SFR       360        80.0         7.00
6182501913           SAN FRANCIS         CA        94122     Primary          SFR       360        80.0         7.75
6185626295           CARLSBAD            CA        92008     Primary          SFR       360        80.0         7.63
6186048606           CULVER CITY         CA        90232     Primary          SFR       360        80.0         7.38
6192031067           GEORGETOWN          KY        40324     Primary          SFR       360        80.0         7.38
6194184575           APPLE VALLE         CA        92307     Primary          SFR       360        73.5         6.88
6195528325           KENT                WA        98042     Primary          PUD       360        95.0         7.63
6195557761           LOS ANGELES         CA        90064     Primary          SFR       360        74.5         7.38
6200046701           NOVATO              CA        94949     Primary          SFR       360        80.0         7.25
6201705693           ORINDA              CA        94563     Primary          SFR       360        59.4         7.13
6202866536           SAN JOSE            CA        95129     Primary          SFR       360        80.0         7.63
6205311217           SEATTLE             WA        98199     Primary          SFR       360        95.0         7.25
6205543488           DANVILLE            CA        94526     Primary          SFR       360        72.5         7.25
6212627852           ALBANY              CA        94706     Primary          SFR       360        80.0         7.25
6212813130           SAN DIEGO           CA        92107     Primary          SFR       360        75.0         7.13
6214240282           GREENBRAE           CA        94904     Primary          SFR       360        80.0         7.75
6216285350           RANCHO SANT         CA        92067     Primary          PUD       360        35.4         7.38
6216832888           SAN FRANCIS         CA        94122     Primary          SFR       360        79.2         7.00
6218989926           FREMONT             CA        94539     Primary          SFR       360        70.4         7.25
6219327282           PORTLAND            OR        97225     Primary          SFR       360        80.0         7.25
6223350049           LAFAYETTE           CA        94549     Primary          SFR       360        72.5         7.38
6228694433           SOUTH SAN F         CA        94080     Primary          PUD       360        90.0         7.50
6230231505           BETHESDA            MD        20817     Primary          SFR       360        76.8         7.00
6230794767           COTO DE CAZ         CA        92679     Primary          PUD       360        80.0         7.13
6238488347           LAGUNA BEAC         CA        92651     Primary          SFR       360        80.0         7.25
6243809198           SAN FRANCIS         CA        94110     Primary          SFR       360        68.6         7.38
6244804982           PONTE VEDRA         FL        32082     Primary          PUD       360        79.0         7.75
6248590330           BOCA RATON          FL        33496     Primary          SFR       360        51.8         7.25
6250297337           SAN DIEGO           CA        92122     Primary          SFR       360        89.9         7.75
6253003427           ALAMO AREA          CA        94507     Primary          PUD       360        65.1         7.38
6253479841           SACRAMENTO          CA        95816     Primary          SFR       360        75.6         7.25
6257884244           ESCONDIDO           CA        92029     Primary          SFR       360        80.0         7.25
6264924132           BROOKLINE           MA        2446      Primary         Condo      360        55.0         7.00
6265337995           SAN JOSE            CA        95118     Primary          PUD       360        80.0         7.00
6267027016           BROOKLYN            NY        11223     Primary       2-Family     360        90.0         7.75
6268420483           THOUSAND OA         CA        91361     Primary          PUD       360        44.3         7.75
6268432231           LAS FLORES          CA        92688     Primary          PUD       360        80.0         7.38
6268506638           SAN JOSE            CA        95135     Primary          SFR       360        80.0         7.50
6273776374           SAN FRANCIS         CA        94116     Primary          SFR       360        80.0         7.50
6275008743           SAN RAFAEL          CA        94903     Primary          SFR       360        65.3         7.25
6277013790           SUNNYVALE           CA        94087     Primary          SFR       360        64.4         7.38
6277767296           LOS ANGELES         CA        90027     Primary          SFR       360        80.0         7.25
6277784366           LOS ALTOS           CA        94024     Primary          SFR       360        75.0         7.25
6280762540           PALOS VERDE         CA        90274     Primary          SFR       360        47.2         7.13
6282046801           SAN DIEGO           CA        92129     Primary          PUD       360        80.0         7.25
6284895460           SANTA CLARI         CA        91350     Primary          SFR       360        60.5         7.38
6289561653           SARATOGA            CA        95070     Primary          SFR       360        62.9         7.25
6295909110           MISSION VIE         CA        92692     Primary          PUD       360        90.0         7.63
6296283655           SAN DIEGO           CA        92131     Primary          PUD       360        80.0         7.00
6300280424           LOS ANGELES         CA        90293     Primary          SFR       360        80.0         7.50
6300475420           GLENDALE            CA        91208     Primary          SFR       360        76.5         6.75
6303219429           DANA POINT          CA        92629     Secondary        PUD       360        72.9         7.75
6303353509           SANTA YNEZ          CA        93460     Primary          PUD       360        73.9         7.25
6305524685           ARCADIA             CA        91007     Primary          SFR       360        80.0         7.75
6309313523           WALNUT CREE         CA        94596     Primary          SFR       360        80.0         7.38
6314010734           SEVERNA PAR         MD        21146     Primary          SFR       360        80.0         7.63
6314937076           BELMONT             CA        94002     Primary          SFR       360        59.4         7.25
6323384641           OAKLAND             CA        94705     Primary          SFR       360        51.3         7.38
6323816287           SAN FRANCIS         CA        94112     Primary          SFR       360        80.0         7.75
6324353751           PASADENA            CA        91104     Primary          SFR       360        75.0         7.00
6326919799           KENSINGTON          CA        94708     Primary          SFR       360        59.0         7.13
6327827082           SAN FRANCIS         CA        94116     Primary          SFR       360        89.9         7.50
6328513764           OAKLAND             CA        94705     Primary          SFR       360        58.8         7.38
6329536574           SIMI VALLEY         CA        93065     Primary          PUD       360        80.0         7.25
6334089999           WHITTIER            CA        90605     Primary          SFR       360        80.0         7.75
6344280901           PALM DESERT         CA        92211     Primary         Condo      360        89.9         7.13
6349893989           ALAMO               CA        94507     Primary          PUD       360        74.3         7.50
6350442817           L.A.-MARINA         CA        90292     Primary         Condo      360        89.9         7.38
6350560584           WALNUT CREE         CA        94596     Primary          PUD       360        80.0         7.13
6355256444           ALAMO               CA        94507     Primary          PUD       360        59.0         7.75
6356255635           FREMONT             CA        94555     Primary          PUD       360        70.1         7.25
6356542420           DIABLO              CA        94528     Primary          SFR       360        63.5         7.13
6360854647           ROLLING HIL         CA        90274     Secondary        SFR       360        75.0         7.13
6360993882           FOSTER CITY         CA        94404     Primary          SFR       360        63.6         7.25
6362917715           LAGUNA NIGU         CA        92677     Primary          PUD       360        70.0         7.13
6364090362           SAN FRANCIS         CA        94110     Primary       2-Family     360        66.2         7.50
6368909633           ORANGE AREA         CA        92869     Primary          SFR       360        74.1         7.38
6371070407           SANTA CRUZ          CA        95062     Primary          SFR       240        75.0         7.50
6380579802           SAN JOSE            CA        95124     Primary          SFR       360        80.0         7.50
6383545321           SAN RAFAEL          CA        94901     Primary          SFR       360        80.0         7.25
6390942735           KATONAH             NY        10536     Primary          SFR       360        80.0         7.63
6399862330           SANTA CRUZ          CA        95062     Primary          SFR       360        75.0         7.38
6401440596           SYOSSET             NY        11791     Primary          SFR       360        80.0         7.50
6403774968           TORRANCE            CA        90505     Primary          SFR       360        80.0         7.25
6405181840           SAN FRANCIS         CA        94118     Primary         Condo      360        80.0         7.50
6411551390           PHOENIX             AZ        85018     Primary          SFR       360        80.0         7.75
6412190594           SAN CARLOS          CA        94070     Primary          SFR       360        68.8         7.38
6414221041           HAYWARD             CA        94541     Primary          SFR       360        80.0         7.38
6415097549           LOS ANGELES         CA        90068     Primary          SFR       360        80.0         7.38
6416290804           REDWOOD CIT         CA        94065     Primary          PUD       360        69.9         7.13
6416959671           SANTA ANA A         CA        92705     Primary          PUD       360        80.0         7.25
6420994284           PEBBLE BEAC         CA        93953     Primary          SFR       360        56.8         7.25
6421850667           NEEDLES             CA        92363     Secondary        SFR       360        80.0         7.00
6422867751           NOVATO              CA        94945     Primary          SFR       360        63.0         7.25
6423472247           SAN LEANDRO         CA        94579     Primary          PUD       360        80.0         7.63
6424301098           LOS ANGELES         CA        90066     Primary          SFR       360        80.0         7.25
6427189565           CUPERTINO           CA        95014     Primary          SFR       360        56.5         7.50
6431051983           VISTA               CA        92084     Primary          SFR       360        80.0         7.50
6433295869           WALNUT CREE         CA        94598     Primary          SFR       360        80.0         7.75
6433934590           SAN DIEGO           CA        92110     Primary          SFR       360        80.0         7.13
6434984016           MORGAN HILL         CA        95037     Primary          SFR       360        51.3         7.13
6445823823           NEWPORT BEA         CA        92660     Primary          SFR       360        80.0         7.50
6446995885           SAN JOSE            CA        95138     Primary          PUD       360        80.0         7.75
6448927613           TRABUCO CAN         CA        92679     Primary          PUD       360        80.0         7.63
6452686709           ALAMO AREA          CA        94507     Primary          SFR       360        80.0         7.38
6456621926           VASHON ISLA         WA        98070     Primary          SFR       360        80.0         7.00
6463528593           L.A-PACIFIC         CA        90272     Primary          PUD       360        80.0         7.38
6466485759           SAN DIEGO           CA        92106     Primary          SFR       360        90.0         7.75
6467511983           WEEMS               VA        22576     Secondary        SFR       360        73.7         7.38
6468675282           LOS GATOS           CA        95032     Primary          SFR       360        80.0         7.13
6473868237           BELMONT             CA        94002     Primary          SFR       360        79.6         7.63
6475384100           CONCORD             CA        94521     Primary          SFR       360        80.0         7.38
6478669242           LOS GATOS           CA        95033     Primary          SFR       360        80.0         7.63
6487077494           SAN JOSE            CA        95132     Primary          SFR       360        80.0         7.50
6489858842           FRESNO              CA        93711     Primary          PUD       360        59.3         7.00
6493706847           IRVINE              CA        92612     Primary          PUD       360        75.0         7.50
6495907047           LIVERMORE           CA        94550     Primary          SFR       360        62.7         7.38
6497106697           POWAY               CA        92064     Primary          SFR       360        80.0         6.88
6498424719           SANTA CLARA         CA        95050     Primary          SFR       360        80.0         7.25
6503747377           SAN JOSE            CA        95124     Primary          SFR       360        75.0         6.88
6508284731           SAN FRANCIS         CA        94131     Primary          SFR       360        80.0         7.75
6508630099           THOUSAND OA         CA        91360     Primary          SFR       360        90.0         7.25
6509324619           SOLANA BEAC         CA        92075     Primary          SFR       360        80.0         7.25
6509653983           ROCKVILLE           MD        20852     Primary          SFR       360        80.0         7.50
6515834304           MOUNTAIN VI         CA        94040     Primary          SFR       360        68.0         7.25
6517417587           POWAY               CA        92064     Primary          SFR       360        80.0         7.25
6520383057           OAKLAND             CA        94611     Primary          SFR       360        80.0         7.50
6530514782           FELTON              CA        95018     Primary          SFR       360        90.0         7.38
6530861407           PINOLE              CA        94564     Primary          PUD       360        79.7         7.50
6532746150           SANTA YNEZ          CA        93460     Primary          SFR       360        80.0         7.00
6532989867           PACIFICA            CA        94044     Primary          SFR       360        74.2         7.75
6539461738           LAKE ZURICH         IL        60047     Primary          SFR       360        78.2         7.50
6550296815           ORANGE              CA        92869     Primary          SFR       360        73.6         7.50
6554082484           LAGUNA HILL         CA        92653     Primary          PUD       360        62.9         7.13
6554639200           FRISCO              TX        75034     Primary          PUD       360        80.0         7.75
6557738629           WATSONVILLE         CA        95076     Primary          SFR       360        72.5         7.38
6559354169           REDONDO BEA         CA        90277     Primary          SFR       360        76.9         7.38
6562062593           ARLINGTON           TX        76006     Primary          PUD       360        80.0         7.50
6566852304           EL GRANADA          CA        94018     Primary          SFR       360        70.8         7.50
6570220373           SAN RAFAEL          CA        94901     Primary          SFR       360        80.0         7.25
6574209141           NEWTON              CT        6470      Primary          SFR       360        80.0         7.75
6576211855           SAN JOSE            CA        95135     Primary          SFR       360        80.0         7.25
6577651760           LOS ANGELES         CA        90045     Primary          SFR       360        80.0         7.25
6577815316           MISSION VIE         CA        92692     Primary          PUD       360        80.0         7.38
6580333216           YORK                PA        17402     Primary          SFR       360        88.7         7.38
6581194625           PORTAGE             MI        49002     Primary          SFR       360        75.0         7.00
6581678239           WEST HARTFO         CT        6117      Primary          SFR       360        80.0         7.63
6583939068           SAN JOSE            CA        95123     Primary          SFR       360        89.1         7.50
6587461028           LOS ANGELES         CA        90049     Primary         Condo      360        80.0         7.38
6587477537           LEXINGTON           KY        40503     Primary          SFR       360        80.0         7.38
6592704982           SUNNYVALE           CA        94087     Primary          SFR       360        45.6         7.13
6606353891           WAKEFIELD           MA        1880      Primary          SFR       360        80.0         7.63
6610898998           OAKLAND             CA        94611     Primary          SFR       360        80.0         7.25
6611532679           GLENDALE            CA        91206     Primary          SFR       360        72.7         6.63
6612299708           EDWARDS             CO        81632     Primary          PUD       360        80.0         7.63
6612956893           WEST HOLLYW         CA        90069     Primary         Condo      360        80.0         7.38
6615678858           GLEN ELLEN          CA        95422     Primary          SFR       360        80.0         7.50
6616749492           CASTRO VALL         CA        94546     Primary          SFR       360        79.4         7.13
6619780130           KENT                WA        98042     Primary          SFR       360        80.0         7.13
6620289477           SUNNYVALE           CA        94087     Primary          SFR       360        80.0         7.38
6620678448           RALEIGH             NC        27614     Primary          SFR       360        80.0         7.13
6623540272           SEATTLE             WA        98115     Primary          SFR       360        80.0         7.25
6631067011           MALIBU              CA        90265     Primary          SFR       360        78.8         7.25
6631931588           BELLEVUE            WA        98004     Primary          SFR       360        80.0         7.38
6632924970           DANVILLE            CA        94526     Primary          SFR       360        68.5         7.38
6634428996           ALBANY              CA        94706     Primary          SFR       360        80.0         7.38
6639332961           JAMAICA PLA         MA        2130      Primary          SFR       360        90.0         7.75
6639527255           SAN DIEGO           CA        92119     Primary          SFR       360        78.5         7.63
6642552670           LAFAYETTE           CA        94549     Primary          SFR       360        32.3         7.13
6643913574           JAMUL               CA        91935     Primary          SFR       360        75.0         6.75
6645807097           LOS ANGELES         CA        90077     Primary          SFR       360        79.9         7.75
6647872479           YORBA LINDA         CA        92886     Primary          PUD       360        80.0         7.25
6650262980           RANCHO PALO         CA        90275     Primary          SFR       360        77.8         7.38
6655515283           SACRAMENTO          CA        95831     Primary          PUD       360        79.4         7.50
6655994314           ALAMEDA             CA        94501     Primary          SFR       360        80.0         7.50
6656069330           VALLEY CENT         CA        92082     Primary          PUD       360        74.8         7.50
6656383632           L.A.(SAN PE         CA        90731     Primary       2-Family     360        70.9         7.75
6656886683           SAN FRANCIS         CA        94114     Primary          SFR       360        80.0         7.38
6659132515           AGOURA HILL         CA        91301     Primary          SFR       360        75.0         7.63
6659481169           REDONDO BEA         CA        90278     Primary         Condo      360        80.0         7.50
6660918993           L.A.(CHATSW         CA        91311     Primary          SFR       360        80.0         7.75
6666549420           FOSTER CITY         CA        94404     Primary          SFR       360        77.4         7.25
6666861551           DOVE CANYON         CA        92679     Primary          PUD       360        85.0         7.25
6668094268           DIAMOND BAR         CA        91765     Primary          SFR       360        72.6         7.00
6671681994           LIVERMORE           CA        94550     Primary          SFR       360        64.8         7.00
6672577167           LAGUNA BEAC         CA        92651     Primary          SFR       360        80.0         7.13
6673521644           LIVERMORE           CA        94550     Primary          PUD       360        80.0         7.25
6675772039           OAKLAND             CA        94619     Primary          PUD       360        80.0         7.25
6676943522           SAN JUAN CA         CA        92675     Primary          PUD       360        80.0         7.25
6681334717           CUPERTINO           CA        95014     Primary          SFR       360        70.0         7.75
6682410235           BERKELEY            CA        94709     Primary          SFR       360        80.0         7.25
6691318213           KETCHUM             ID        83340     Secondary        SFR       360        80.0         7.63
6691450057           BRYN MAWR           PA        19010     Primary          SFR       360        79.8         7.13
6692683276           FREMONT             CA        94539     Primary          PUD       360        80.0         7.00
6694943470           THOUSAND OA         CA        91362     Primary          SFR       360        69.7         7.38
6696744629           SAN JOSE            CA        95125     Primary          SFR       360        80.0         7.13
6697322581           DUBLIN              CA        94568     Primary          PUD       360        67.8         7.63
6698567457           CHASKA              MN        55318     Primary          SFR       360        89.8         7.25
6700084020           HUNTINGTON          CA        92646     Primary          SFR       360        80.0         7.38
6700687665           WEST NYACK          NY        10994     Primary          SFR       360        74.8         7.75
6701838929           BODEGA BAY          CA        94923     Primary          PUD       360        80.0         7.50
6706221113           SAN JOSE            CA        95126     Primary          SFR       360        48.2         7.25
6706364319           BERKELEY            CA        94707     Primary          SFR       360        68.1         7.13
6708549412           PALO ALTO           CA        94306     Primary          SFR       360        80.0         7.13
6713272083           L.A. (HOLLY         CA        90077     Primary          SFR       360        80.0         7.25
6713364419           SARATOGA            CA        95070     Primary          PUD       360        75.0         7.63
6713846258           AGOURA HILL         CA        91301     Primary          SFR       360        80.0         7.75
6723277783           ALTADENA AR         CA        91001     Primary          SFR       360        75.0         7.50
6729264728           BELMONT             MA        2478      Primary          SFR       360        73.3         7.38
6730397749           LONG BEACH          CA        90807     Primary          SFR       360        74.1         7.38
6733089640           MILL VALLEY         CA        94941     Primary          SFR       360        80.0         7.00
6739862883           EDMONDS             WA        98020     Primary          SFR       360        66.7         7.38
6741268236           OAKLEY              CA        94561     Primary          SFR       360        73.8         7.25
6741715368           RANCHO CUCA         CA        91737     Primary          SFR       360        80.0         7.25
6741942731           MENDOCINO           CA        95460     Secondary        SFR       360        80.0         7.75
6749057789           ISSAQUAH            WA        98029     Primary          PUD       360        66.9         7.63
6753135935           BERKELEY            CA        94705     Primary          SFR       360        59.3         7.25
6753209110           BELLEVUE            WA        98006     Primary          PUD       360        80.0         7.63
6759013144           CASTRO VALL         CA        94552     Primary          PUD       360        80.0         7.63
6761496006           PALO ALTO           CA        94301     Primary          SFR       360        26.9         7.25
6763003867           DANVILLE            CA        94526     Primary          PUD       360        80.0         7.25
6763718936           CALABASAS           CA        91302     Primary         Condo      360        77.9         7.38
6766573205           TORRANCE            CA        90503     Primary         Condo      360        80.0         7.63
6770368006           SANTA CLARA         CA        95051     Primary          SFR       360        60.2         7.50
6770412135           GILROY              CA        95020     Primary          SFR       360        65.0         7.13
6771737670           SAN JOSE            CA        95124     Primary          SFR       360        80.0         7.25
6772989809           WOODSIDE            CA        94062     Primary          SFR       360        75.0         6.88
6773582157           WINNETKA            IL        60093     Primary          SFR       360        80.0         7.25
6775406942           SAN JOSE            CA        95112     Primary          SFR       360        90.0         7.25
6783859652           SCARSDALE           NY        10583     Primary          SFR       360        80.0         7.63
6787572871           CAMPBELL            CA        95008     Primary          PUD       360        80.0         7.38
6790013962           DANVILLE            CA        94506     Primary          PUD       360        60.0         7.13
6790049545           BEVERLY HIL         CA        90210     Primary          SFR       360        29.5         7.38
6790483678           LOS ANGELES         CA        90046     Primary       2-Family     360        80.0         7.00
6792642164           SAN CLEMENT         CA        92672     Primary          SFR       360        72.6         7.25
6794181955           OAKLAND             CA        94611     Primary          SFR       360        80.0         7.25
6794434800           SAN DIEGO           CA        92106     Primary          SFR       360        64.9         7.50
6795010252           WHITTIER            CA        90601     Primary          SFR       360        95.0         7.63
6795293627           GOLD RIVER          CA        95670     Primary          PUD       360        90.0         7.75
6795372892           MOORPARK            CA        93021     Primary          PUD       360        77.1         7.25
6796454707           IRVINE              CA        92620     Primary          SFR       360        80.0         7.25
6801778132           SAN FRANCIS         CA        94111     Primary         Condo      360        80.0         7.25
6802108339           LAGUNA NIGU         CA        92677     Primary          PUD       360        61.3         7.63
6805727770           MENLO PARK          CA        94025     Primary          SFR       360        80.0         7.25
6808833393           LA HABRA HE         CA        90631     Primary          SFR       360        80.0         7.25
6809112862           HONOLULU            HI        96816     Primary          SFR       360        80.0         7.75
6809230201           SAN FRANCIS         CA        94132     Primary          SFR       360        71.1         7.25
6810441060           SAN JOSE            CA        95119     Primary          SFR       360        76.6         7.50
6811147229           MORGAN HILL         CA        95037     Primary          SFR       360        78.1         7.25
6813250187           LAFAYETTE           CA        94549     Primary          SFR       360        80.0         7.50
6822590755           SCOTTS VALL         CA        95066     Primary          SFR       360        69.2         7.63
6825823351           LOS ANGELES         CA        90066     Primary          SFR       360        68.3         7.63
6828187507           SAN ANSELMO         CA        94960     Primary          SFR       360        72.5         7.63
6829522413           LARKSPUR            CA        94939     Primary          SFR       300        67.9         7.38
6844527744           POWAY               CA        92064     Primary          SFR       360        68.6         7.38
6845243507           SAN FRANCIS         CA        94122     Primary       2-Family     360        80.0         7.50
6845494431           LOS ANGELES         CA        90045     Primary          SFR       360        80.0         7.63
6845944476           LOS ANGELES         CA        90049     Primary          SFR       360        69.9         7.50
6847999114           L.A.(SAN PE         CA        90731     Primary          SFR       360        65.2         7.38
6850907418           BERKELEY            CA        94706     Primary          SFR       360        80.0         7.13
6856724676           TORRANCE            CA        90505     Primary          SFR       360        62.4         7.13
6857016999           RENO                NV        89509     Primary          SFR       360        80.0         7.25
6857831454           SAN FRANCIS         CA        94114     Primary         Condo      360        55.5         7.25
6858137943           LOS ANGELES         CA        90049     Primary          SFR       360        38.7         7.38
6864246274           ALBANY              CA        94706     Primary          SFR       360        80.0         7.00
6865461708           STAMFORD            CT        6903      Primary          SFR       360        80.0         7.50
6873003955           NEEDHAM             MA        2492      Primary          SFR       360        80.0         7.75
6880063836           SAN FRANCIS         CA        94132     Primary          SFR       360        80.0         7.63
6883216969           LOS ALTOS           CA        94024     Primary          SFR       360        50.0         7.50
6885965746           SAN JOSE            CA        95120     Primary          SFR       360        58.9         7.25
6888059596           ENCINITAS           CA        92024     Primary          SFR       360        69.3         7.50
6888247084           FOUNTAIN HI         AZ        85268     Primary          PUD       360        63.7         7.38
6890589648           REDONDO BEA         CA        90278     Primary         Condo      360        80.0         7.38
6891240662           SALINAS             CA        93908     Primary          PUD       360        80.0         7.13
6891684489           DRACUT              MA        1826      Primary          SFR       360        73.4         7.50
6891874981           PALO ALTO           CA        94306     Primary          SFR       360        58.3         7.50
6894753455           MISSION VIE         CA        92692     Primary          PUD       360        73.2         7.25
6895584016           IRVINE              CA        92602     Primary          SFR       360        80.0         7.50
6896140990           SANTA BARBA         CA        93103     Primary          SFR       360        90.0         7.25
6899509308           SAN JOSE            CA        95133     Primary          SFR       360        80.0         7.50
6901543154           SAN FRANCIS         CA        94122     Primary       2-Family     360        38.8         7.63
6906449993           SAN DIEGO           CA        92130     Primary          SFR       360        80.0         7.63
6906781940           BERNARDS TW         NJ        7920      Primary          SFR       360        80.0         7.50
6907187014           SANTA CRUZ          CA        95060     Primary          SFR       360        52.6         7.25
6907694340           DANVILLE            CA        94506     Primary          PUD       360        80.0         7.00
6910975660           SANTA FE            NM        87501     Primary          SFR       360        52.5         7.13
6915662941           HUBBARD             OH        44425     Primary          SFR       360        80.0         7.50
6918494367           LIVERMORE           CA        94550     Primary          SFR       360        80.0         7.63
6923251232           PACIFICA            CA        94044     Primary          SFR       360        75.0         7.50
6925925767           NEWBURY PAR         CA        91320     Primary          PUD       360        75.0         7.25
6932088716           NEEDHAM             MA        2492      Primary          SFR       360        72.7         7.38
6934606507           SAN JUAN CA         CA        92675     Primary          SFR       360        80.0         7.13
6935644648           SAN JOSE            CA        95136     Primary          SFR       360        80.0         7.63
6936054755           LOS ANGELES         CA        90068     Primary          SFR       360        80.0         7.63
6939479108           FREMONT             CA        94536     Primary          SFR       360        74.3         7.75
6941773274           WEST COVINA         CA        91791     Primary          SFR       360        95.0         7.63
6942284867           L.A.(MARINA         CA        90292     Primary         Condo      360        73.5         7.38
6946877641           NEWARK              CA        94560     Primary          SFR       360        73.9         7.50
6948880197           POWAY               CA        92064     Primary          SFR       360        70.0         7.25
6950008489           FULLERTON           CA        92835     Primary          SFR       360        88.0         7.25
6950799707           SAN MATEO           CA        94403     Primary          SFR       360        77.6         7.25
6953036255           SCOTTS VALL         CA        95066     Primary          PUD       360        56.9         7.13
6955616989           ROHNERT PAR         CA        94928     Primary          SFR       360        90.0         7.63
6962241649           PALO ALTO           CA        94301     Primary          SFR       360        70.0         7.75
6972839416           EL DORADO H         CA        95762     Primary          SFR       360        80.0         7.00
6972938598           SAN MARINO          CA        91108     Primary          SFR       360        70.0         7.38
6975508067           ALPHARETTA          GA        30004     Primary          PUD       360        80.0         7.25
6977626370           NEWPORT BEA         CA        92660     Primary          PUD       360        87.7         7.50
6977645412           SAN DIEGO(L         CA        92037     Primary          SFR       360        76.3         7.25
6981327213           WEST WINDSO         NJ        8648      Primary          PUD       360        90.0         7.50
6984733839           GLENDALE            CA        91203     Primary         Condo      360        87.5         7.38
6985561981           SAN JOSE            CA        95117     Primary       2-Family     360        80.0         7.63
6985611521           APTOS               CA        95003     Primary          PUD       360        80.0         7.25
6986547617           LOS ANGELES         CA        90027     Primary          SFR       360        80.0         7.13
6989493470           SAN CLEMENT         CA        92673     Primary          PUD       360        80.0         7.25
6996006208           ORINDA              CA        94563     Primary          SFR       360        68.1         7.63
6997049868           LOOMIS              CA        95650     Primary          SFR       360        31.8         7.63
6997647224           CHULA VISTA         CA        91910     Primary          PUD       360        80.0         7.38
6998386459           EDEN PRAIRI         MN        55347     Primary          SFR       360        69.6         7.00
6998521808           SAN FRANCIS         CA        94116     Primary          SFR       360        80.0         7.75
6999158972           LAFAYETTE           CA        94549     Primary          SFR       360        80.0         7.25
6999727420           CULVER CITY         CA        90230     Primary          SFR       360        90.0         7.38
6999907279           LIVERMORE           CA        94550     Primary          SFR       360        71.8         7.50




LOAN#              FPAYDT           MATDT           PANDI          PTDATE         ORIG BAL         ACT BALANCE
-----              ------           -----           -----          ------         --------         -----------
6004043029         9/1/1999         8/1/2029       $1,702.72       8/1/1999        $249,600         $249,600.00
6006498528         8/1/1999         7/1/2029       $3,459.58       8/1/1999        $520,000         $519,573.75
6007296038         9/1/1999         8/1/2029       $2,264.83       8/1/1999        $332,000         $332,000.00
6007758201         8/1/1999         7/1/2029       $2,837.86       8/1/1999        $416,000         $416,000.00
6008978865         8/1/1999         7/1/2029       $1,811.96       8/1/1999        $256,000         $256,000.00
6012361496         8/1/1999         7/1/2029       $2,082.01       8/1/1999        $305,200         $304,211.91
6020074644         8/1/1999         7/1/2029       $4,195.29       8/1/1999        $600,000         $600,000.00
6025137685         8/1/1999         7/1/2029       $3,935.34       8/1/1999        $556,000         $555,597.58
6032116854         8/1/1999         7/1/2029       $2,865.15       8/1/1999        $420,000         $420,000.00
6037553200         8/1/1999         7/1/2029       $1,748.04       8/1/1999        $250,000         $249,814.46
6038441231         8/1/1999         7/1/2029       $3,218.49       8/1/1999        $460,300         $460,300.00
6039445587         8/1/1999         7/1/2029       $2,182.97       8/1/1999        $320,000         $320,000.00
6040798222         8/1/1999         7/1/2029       $2,746.24       8/1/1999        $388,000         $388,000.00
6043539045         8/1/1999         7/1/2029       $3,752.31       8/1/1999        $564,000         $563,537.69
6047955189         8/1/1999         7/1/2029       $2,657.02       8/1/1999        $380,000         $380,000.00
6048330655         8/1/1999         7/1/2029       $2,765.36       8/1/1999        $386,000         $385,727.56
6049887109         8/1/1999         7/1/2029       $2,072.03       8/1/1999        $300,000         $299,771.72
6050502449         8/1/1999         7/1/2029       $3,150.98       8/1/1999        $461,900         $461,900.00
6050530028         8/1/1999         7/1/2029       $2,728.71       8/1/1999        $400,000         $400,000.00
6052195853         8/1/1999         7/1/2029       $1,991.41       8/1/1999        $291,920         $291,920.00
6052510184         8/1/1999         7/1/2029       $3,284.65       8/1/1999        $500,000         $499,579.93
6052627244         8/1/1999         7/1/2029       $1,976.72       8/1/1999        $286,200         $286,200.00
6054586513         8/1/1999         7/1/2029       $4,316.72       8/1/1999        $625,000         $625,000.00
6060517924         8/1/1999         7/1/2029       $1,864.83       8/1/1999        $270,000         $270,000.00
6061926769         8/1/1999         7/1/2029       $2,221.22       8/1/1999        $321,600         $321,355.28
6062309965         8/1/1999         7/1/2029       $1,594.21       8/1/1999        $228,000         $228,000.00
6063009879         9/1/1999         8/1/2029       $4,189.70       8/1/1999        $599,200         $599,200.00
6065165539         8/1/1999         7/1/2029       $3,070.96       8/1/1999        $439,200         $439,200.00
6065480029         8/1/1999         7/1/2029       $1,893.13       8/1/1999        $270,750         $270,549.06
6069177514         8/1/1999         7/1/2029       $2,194.17       8/1/1999        $310,000         $309,775.62
6069981279         9/1/1999         8/1/2029       $3,085.99       8/1/1999        $436,000         $436,000.00
6072625921         8/1/1999         7/1/2029       $1,998.78       8/1/1999        $293,000         $293,000.00
6076021887         8/1/1999         7/1/2029       $1,925.92       8/1/1999        $275,440         $273,064.08
6077119912         8/1/1999         7/1/2029       $3,468.11       8/1/1999        $496,000         $496,000.00
6079092323         8/1/1999         7/1/2029       $2,524.06       8/1/1999        $370,000         $370,000.00
6079270499         8/1/1999         7/1/2029       $1,906.27       8/1/1999        $276,000         $276,000.00
6080857888         8/1/1999         7/1/2029       $3,200.17       8/1/1999        $475,000         $475,000.00
6082907905         8/1/1999         7/1/2029       $2,831.18       8/1/1999        $400,000         $400,000.00
6086385603         8/1/1999         7/1/2029       $3,051.38       8/1/1999        $436,400         $436,400.00
6087453970         8/1/1999         7/1/2029       $2,082.62       8/1/1999        $290,700         $290,494.82
6091119807         8/1/1999         7/1/2029       $1,840.34       8/1/1999        $263,200         $263,200.00
6092683942         8/1/1999         7/1/2029       $2,657.02       8/1/1999        $380,000         $380,000.00
6093686332         8/1/1999         7/1/2029       $1,783.02       8/1/1999        $268,000         $267,780.31
6096931362         8/1/1999         7/1/2029       $1,757.06       8/1/1999        $260,800         $260,800.00
6097851213         8/1/1999         7/1/2029       $1,792.09       8/1/1999        $256,300         $256,300.00
6099037985         8/1/1999         7/1/2029       $1,834.02       8/1/1999        $256,000         $256,000.00
6100320545         8/1/1999         7/1/2029       $2,159.99       8/1/1999        $301,500         $301,287.20
6102374524         8/1/1999         7/1/2029       $2,020.23       8/1/1999        $292,500         $292,277.43
6104775181         8/1/1999         7/1/2029       $2,411.92       8/1/1999        $358,000         $358,000.00
6104846024         8/1/1999         7/1/2029       $1,795.76       8/1/1999        $260,000         $260,000.00
6105920471         8/1/1999         7/1/2029       $2,860.81       8/1/1999        $430,000         $430,000.00
6106335869         8/1/1999         7/1/2029       $3,160.45       8/1/1999        $452,000         $452,000.00
6107087659         8/1/1999         7/1/2029       $2,377.33       8/1/1999        $340,000         $340,000.00
6107270081         8/1/1999         7/1/2029       $2,424.18       8/1/1999        $346,700         $346,700.00
6112307027         8/1/1999         7/1/2029       $2,786.85       8/1/1999        $389,000         $389,000.00
6116430759         8/1/1999         7/1/2029       $2,360.34       8/1/1999        $346,000         $346,000.00
6116909372         8/1/1999         7/1/2029       $3,076.55       8/1/1999        $440,000         $439,673.45
6117621992         9/1/1999         8/1/2029       $2,338.37       8/1/1999        $326,400         $326,400.00
6117689361         8/1/1999         7/1/2029       $1,899.36       8/1/1999        $275,000         $275,000.00
6118666558         8/1/1999         7/1/2029       $2,122.22       8/1/1999        $315,000         $314,748.09
6119047352         8/1/1999         7/1/2029       $2,721.83       8/1/1999        $404,000         $403,676.92
6121281213         8/1/1999         7/1/2029       $3,496.08       8/1/1999        $500,000         $500,000.00
6124670362         8/1/1999         7/1/2029       $2,044.40       8/1/1999        $296,000         $296,000.00
6126045357         8/1/1999         7/1/2029       $3,031.74       8/1/1999        $450,000         $450,000.00
6126903472         8/1/1999         7/1/2029       $1,963.40       8/1/1999        $280,800         $280,800.00
6129014764         8/1/1999         7/1/2029       $1,747.41       8/1/1999        $253,000         $253,000.00
6144335483         8/1/1999         7/1/2029       $3,258.37       8/1/1999        $496,000         $496,000.00
6146330169         8/1/1999         7/1/2029       $1,969.28       8/1/1999        $292,300         $292,300.00
6152664501         8/1/1999         7/1/2029       $2,643.04       8/1/1999        $378,000         $378,000.00
6155762914         8/1/1999         7/1/2029       $2,864.80       8/1/1999        $419,950         $419,950.00
6159223947         8/1/1999         7/1/2029       $3,410.89       8/1/1999        $500,000         $500,000.00
6159768453         8/1/1999         7/1/2029       $2,941.89       8/1/1999        $431,250         $431,250.00
6164965839         8/1/1999         7/1/2029       $2,121.76       8/1/1999        $307,200         $307,200.00
6167282885         8/1/1999         7/1/2029       $2,964.67       8/1/1999        $424,000         $424,000.00
6170338419         8/1/1999         7/1/2029       $2,263.36       8/1/1999        $335,950         $335,950.00
6172187566         8/1/1999         7/1/2029       $2,056.11       8/1/1999        $287,000         $286,697.43
6172618354         8/1/1999         7/1/2029       $3,696.70       8/1/1999        $548,700         $548,261.21
6174932068         8/1/1999         7/1/2029       $2,387.62       8/1/1999        $350,000         $350,000.00
6179483471         8/1/1999         7/1/2029       $3,028.46       8/1/1999        $455,200         $455,200.00
6182501913         8/1/1999         7/1/2029       $2,751.03       8/1/1999        $384,000         $383,728.97
6185626295         8/1/1999         7/1/2029       $2,180.01       8/1/1999        $308,000         $308,000.00
6186048606         9/1/1999         8/1/2029       $2,829.01       8/1/1999        $409,600         $409,600.00
6192031067         8/1/1999         7/1/2029       $2,127.28       8/1/1999        $308,000         $308,000.00
6194184575         8/1/1999         7/1/2029       $2,463.49       8/1/1999        $375,000         $375,000.00
6195528325         8/1/1999         7/1/2029       $2,050.84       8/1/1999        $289,750         $289,750.00
6195557761         8/1/1999         7/1/2029       $1,774.40       8/1/1999        $256,908         $256,908.00
6200046701         8/1/1999         7/1/2029       $2,977.02       8/1/1999        $436,400         $436,400.00
6201705693         8/1/1999         7/1/2029       $3,301.23       8/1/1999        $490,000         $490,000.00
6202866536         8/1/1999         7/1/2029       $2,548.06       8/1/1999        $360,000         $360,000.00
6205311217         8/1/1999         7/1/2029       $1,847.00       8/1/1999        $270,750         $270,538.78
6205543488         8/1/1999         7/1/2029       $3,315.38       8/1/1999        $486,000         $485,620.87
6212627852         8/1/1999         7/1/2029       $3,138.02       8/1/1999        $460,000         $460,000.00
6212813130         8/1/1999         7/1/2029       $2,426.07       8/1/1999        $360,100         $360,100.00
6214240282         8/1/1999         7/1/2029       $3,868.63       8/1/1999        $540,000         $540,000.00
6216285350         8/1/1999         7/1/2029       $2,935.37       8/1/1999        $425,000         $425,000.00
6216832888         8/1/1999         7/1/2029       $2,029.18       8/1/1999        $305,000         $305,000.00
6218989926         8/1/1999         7/1/2029       $2,251.19       8/1/1999        $330,000         $329,742.56
6219327282         8/1/1999         7/1/2029       $2,177.51       8/1/1999        $319,200         $318,950.99
6223350049         8/1/1999         7/1/2029       $2,956.09       8/1/1999        $428,000         $428,000.00
6228694433         8/1/1999         7/1/2029       $2,761.20       8/1/1999        $394,900         $394,606.93
6230231505         8/1/1999         7/1/2029       $2,195.50       8/1/1999        $330,000         $329,729.50
6230794767         9/1/1999         8/1/2029       $3,132.80       8/1/1999        $465,000         $465,000.00
6238488347         8/1/1999         7/1/2029       $2,073.82       8/1/1999        $304,000         $304,000.00
6243809198         8/1/1999         7/1/2029       $2,417.37       8/1/1999        $350,000         $350,000.00
6244804982         8/1/1999         7/1/2029       $3,272.58       8/1/1999        $456,800         $456,800.00
6248590330         8/1/1999         7/1/2029       $3,410.89       8/1/1999        $500,000         $500,000.00
6250297337         8/1/1999         7/1/2029       $1,832.59       8/1/1999        $255,800         $255,800.00
6253003427         8/1/1999         7/1/2029       $2,900.84       8/1/1999        $420,000         $420,000.00
6253479841         8/1/1999         7/1/2029       $4,434.15       8/1/1999        $650,000         $650,000.00
6257884244         8/1/1999         7/1/2029       $2,319.40       8/1/1999        $340,000         $340,000.00
6264924132         8/1/1999         7/1/2029       $2,286.98       8/1/1999        $343,750         $343,750.00
6265337995         8/1/1999         7/1/2029       $3,353.13       8/1/1999        $504,000         $503,586.87
6267027016         9/1/1999         8/1/2029       $2,788.64       8/1/1999        $389,250         $389,250.00
6268420483         8/1/1999         7/1/2029       $2,149.24       8/1/1999        $300,000         $300,000.00
6268432231         8/1/1999         7/1/2029       $2,680.52       8/1/1999        $388,100         $388,100.00
6268506638         8/1/1999         7/1/2029       $2,041.71       8/1/1999        $292,000         $292,000.00
6273776374         8/1/1999         7/1/2029       $1,957.81       8/1/1999        $280,000         $280,000.00
6275008743         8/1/1999         7/1/2029       $1,910.10       8/1/1999        $280,000         $279,781.57
6277013790         8/1/1999         7/1/2029       $2,762.71       8/1/1999        $400,000         $400,000.00
6277767296         8/1/1999         7/1/2029       $2,674.14       8/1/1999        $392,000         $392,000.00
6277784366         8/1/1999         7/1/2029       $4,384.35       8/1/1999        $642,700         $642,700.00
6280762540         9/1/1999         8/1/2029       $2,687.47       8/1/1999        $398,900         $398,900.00
6282046801         8/1/1999         7/1/2029       $1,945.57       8/1/1999        $285,200         $284,977.51
6284895460         8/1/1999         7/1/2029       $4,489.39       8/1/1999        $650,000         $649,505.40
6289561653         8/1/1999         7/1/2029       $2,489.95       8/1/1999        $365,000         $362,920.07
6295909110         8/1/1999         7/1/2029       $1,901.14       8/1/1999        $268,600         $268,600.00
6296283655         8/1/1999         7/1/2029       $3,028.46       8/1/1999        $455,200         $454,826.87
6300280424         8/1/1999         7/1/2029       $3,177.24       8/1/1999        $454,400         $454,400.00
6300475420         8/1/1999         7/1/2029       $1,686.36       8/1/1999        $260,000         $259,662.50
6303219429         8/1/1999         7/1/2029       $1,826.86       8/1/1999        $255,000         $255,000.00
6303353509         9/1/1999         8/1/2029       $2,899.25       8/1/1999        $425,000         $425,000.00
6305524685         8/1/1999         7/1/2029       $2,349.84       8/1/1999        $328,000         $328,000.00
6309313523         8/1/1999         7/1/2029       $3,011.35       8/1/1999        $436,000         $436,000.00
6314010734         8/1/1999         7/1/2029       $2,463.13       8/1/1999        $348,000         $348,000.00
6314937076         8/1/1999         7/1/2029       $2,005.60       8/1/1999        $294,000         $294,000.00
6323384641         9/1/1999         8/1/2029       $3,453.38       8/1/1999        $500,000         $500,000.00
6323816287         8/1/1999         7/1/2029       $2,636.40       8/1/1999        $368,000         $368,000.00
6324353751         8/1/1999         7/1/2029       $2,070.76       8/1/1999        $311,250         $311,250.00
6326919799         8/1/1999         7/1/2029       $2,358.02       8/1/1999        $350,000         $350,000.00
6327827082         8/1/1999         7/1/2029       $2,796.86       8/1/1999        $400,000         $400,000.00
6328513764         8/1/1999         7/1/2029       $3,798.72       8/1/1999        $550,000         $548,991.55
6329536574         8/1/1999         7/1/2029       $2,019.25       8/1/1999        $296,000         $296,000.00
6334089999         8/1/1999         7/1/2029       $2,521.78       8/1/1999        $352,000         $352,000.00
6344280901         8/1/1999         7/1/2029       $1,877.32       8/1/1999        $278,650         $278,650.00
6349893989         8/1/1999         7/1/2029       $4,544.90       8/1/1999        $650,000         $650,000.00
6350442817         8/1/1999         7/1/2029       $1,800.59       8/1/1999        $260,700         $260,700.00
6350560584         8/1/1999         7/1/2029       $3,422.50       8/1/1999        $508,000         $507,593.75
6355256444         8/1/1999         7/1/2029       $4,119.38       8/1/1999        $575,000         $575,000.00
6356255635         8/1/1999         7/1/2029       $2,558.17       8/1/1999        $375,000         $375,000.00
6356542420         8/1/1999         7/1/2029       $2,930.68       8/1/1999        $435,000         $435,000.00
6360854647         8/1/1999         7/1/2029       $3,537.03       8/1/1999        $525,000         $524,580.16
6360993882         8/1/1999         7/1/2029       $3,274.45       8/1/1999        $480,000         $479,625.55
6362917715         8/1/1999         7/1/2029       $2,217.89       8/1/1999        $329,200         $329,200.00
6364090362         8/1/1999         7/1/2029       $3,146.47       8/1/1999        $450,000         $450,000.00
6368909633         8/1/1999         7/1/2029       $3,454.76       8/1/1999        $500,200         $499,819.39
6371070407         9/1/1999         8/1/2019       $2,730.97       8/1/1999        $339,000         $339,000.00
6380579802         8/1/1999         7/1/2029       $3,384.20       8/1/1999        $484,000         $484,000.00
6383545321         8/1/1999         7/1/2029       $2,349.42       8/1/1999        $344,400         $344,131.33
6390942735         8/1/1999         7/1/2029       $2,180.01       8/1/1999        $308,000         $307,777.07
6399862330         8/1/1999         7/1/2029       $2,072.03       8/1/1999        $300,000         $300,000.00
6401440596         9/1/1999         8/1/2029       $2,517.18       8/1/1999        $360,000         $360,000.00
6403774968         8/1/1999         7/1/2029       $1,828.24       8/1/1999        $268,000         $268,000.00
6405181840         8/1/1999         7/1/2029       $2,125.62       8/1/1999        $304,000         $303,774.38
6411551390         8/1/1999         7/1/2029       $3,037.59       8/1/1999        $424,000         $423,490.64
6412190594         8/1/1999         7/1/2029       $2,507.16       8/1/1999        $363,000         $363,000.00
6414221041         8/1/1999         7/1/2029       $1,795.76       8/1/1999        $260,000         $260,000.00
6415097549         8/1/1999         7/1/2029       $2,817.96       8/1/1999        $408,000         $407,689.54
6416290804         8/1/1999         7/1/2029       $4,298.33       8/1/1999        $638,000         $638,000.00
6416959671         8/1/1999         7/1/2029       $3,683.76       8/1/1999        $540,000         $539,578.74
6420994284         8/1/1999         7/1/2029       $1,841.88       8/1/1999        $270,000         $269,789.37
6421850667         8/1/1999         7/1/2029       $1,969.30       8/1/1999        $296,000         $296,000.00
6422867751         8/1/1999         7/1/2029       $2,319.40       8/1/1999        $340,000         $340,000.00
6423472247         9/1/1999         8/1/2029       $1,862.56       8/1/1999        $263,150         $263,150.00
6424301098         8/1/1999         7/1/2029       $2,455.84       8/1/1999        $360,000         $359,719.16
6427189565         8/1/1999         7/1/2029       $2,489.21       8/1/1999        $356,000         $356,000.00
6431051983         8/1/1999         7/1/2029       $2,461.24       8/1/1999        $352,000         $352,000.00
6433295869         8/1/1999         7/1/2029       $2,865.65       8/1/1999        $400,000         $400,000.00
6433934590         8/1/1999         7/1/2029       $2,592.47       8/1/1999        $384,800         $384,492.27
6434984016         8/1/1999         7/1/2029       $2,263.70       8/1/1999        $336,000         $336,000.00
6445823823         9/1/1999         8/1/2029       $2,550.74       8/1/1999        $364,800         $364,800.00
6446995885         8/1/1999         7/1/2029       $2,831.27       8/1/1999        $395,200         $395,200.00
6448927613         8/1/1999         7/1/2029       $2,109.23       8/1/1999        $298,000         $298,000.00
6452686709         8/1/1999         7/1/2029       $4,137.15       8/1/1999        $599,000         $598,544.20
6456621926         8/1/1999         7/1/2029       $2,128.97       8/1/1999        $320,000         $319,737.70
6463528593         8/1/1999         7/1/2029       $3,950.67       8/1/1999        $572,000         $571,564.75
6466485759         8/1/1999         7/1/2029       $1,933.96       8/1/1999        $269,950         $269,759.47
6467511983         8/1/1999         7/1/2029       $2,520.97       8/1/1999        $365,000         $365,000.00
6468675282         8/1/1999         7/1/2029       $3,691.98       8/1/1999        $548,000         $548,000.00
6473868237         8/1/1999         7/1/2029       $4,388.33       8/1/1999        $620,000         $620,000.00
6475384100         8/1/1999         7/1/2029       $1,762.61       8/1/1999        $255,200         $255,200.00
6478669242         8/1/1999         7/1/2029       $1,981.83       8/1/1999        $280,000         $280,000.00
6487077494         8/1/1999         7/1/2029       $2,366.15       8/1/1999        $338,400         $338,148.85
6489858842         8/1/1999         7/1/2029       $2,661.22       8/1/1999        $400,000         $399,672.11
6493706847         8/1/1999         7/1/2029       $2,176.31       8/1/1999        $311,250         $311,250.00
6495907047         8/1/1999         7/1/2029       $2,486.44       8/1/1999        $360,000         $360,000.00
6497106697         8/1/1999         7/1/2029       $2,246.70       8/1/1999        $342,000         $342,000.00
6498424719         8/1/1999         7/1/2029       $1,855.52       8/1/1999        $272,000         $271,787.81
6503747377         8/1/1999         7/1/2029       $1,798.35       8/1/1999        $273,750         $273,520.01
6508284731         8/1/1999         7/1/2029       $2,779.68       8/1/1999        $388,000         $388,000.00
6508630099         8/1/1999         7/1/2029       $1,998.10       8/1/1999        $292,900         $292,670.52
6509324619         8/1/1999         7/1/2029       $4,038.49       8/1/1999        $592,000         $592,000.00
6509653983         8/1/1999         7/1/2029       $1,935.43       8/1/1999        $276,800         $276,800.00
6515834304         8/1/1999         7/1/2029       $2,783.28       8/1/1999        $408,000         $408,000.00
6517417587         8/1/1999         7/1/2029       $3,776.53       8/1/1999        $553,600         $552,844.67
6520383057         8/1/1999         7/1/2029       $2,310.21       8/1/1999        $330,400         $330,400.00
6530514782         8/1/1999         7/1/2029       $2,517.52       8/1/1999        $364,500         $364,500.00
6530861407         8/1/1999         7/1/2029        $911.08        8/1/1999        $130,300         $130,203.30
6532746150         8/1/1999         7/1/2029       $2,874.11       8/1/1999        $432,000         $432,000.00
6532989867         8/1/1999         7/1/2029       $2,242.38       8/1/1999        $313,000         $313,000.00
6539461738         8/1/1999         7/1/2029       $1,803.98       8/1/1999        $258,000         $257,808.52
6550296815         8/1/1999         7/1/2029       $2,626.25       8/1/1999        $375,600         $375,600.00
6554082484         8/1/1999         7/1/2029       $2,280.54       8/1/1999        $338,500         $338,500.00
6554639200         8/1/1999         7/1/2029       $2,137.21       8/1/1999        $298,320         $298,320.00
6557738629         8/1/1999         7/1/2029       $1,823.39       8/1/1999        $264,000         $264,000.00
6559354169         9/1/1999         8/1/2029       $3,453.38       8/1/1999        $500,000         $500,000.00
6562062593         8/1/1999         7/1/2029       $2,125.62       8/1/1999        $304,000         $304,000.00
6566852304         8/1/1999         7/1/2029       $2,964.67       8/1/1999        $424,000         $424,000.00
6570220373         8/1/1999         7/1/2029       $3,301.74       8/1/1999        $484,000         $484,000.00
6574209141         8/1/1999         7/1/2029       $1,994.50       8/1/1999        $278,400         $278,400.00
6576211855         8/1/1999         7/1/2029       $3,339.26       8/1/1999        $489,500         $489,500.00
6577651760         8/1/1999         7/1/2029       $2,412.18       8/1/1999        $353,600         $353,324.15
6577815316         8/1/1999         7/1/2029       $2,043.71       8/1/1999        $295,900         $295,900.00
6580333216         8/1/1999         7/1/2029       $1,685.25       8/1/1999        $244,000         $244,000.00
6581194625         8/1/1999         7/1/2029       $1,796.32       8/1/1999        $270,000         $270,000.00
6581678239         8/1/1999         7/1/2029       $2,270.61       8/1/1999        $320,800         $320,567.81
6583939068         8/1/1999         7/1/2029       $1,824.95       8/1/1999        $261,000         $260,806.30
6587461028         9/1/1999         8/1/2029       $2,265.42       8/1/1999        $328,000         $328,000.00
6587477537         8/1/1999         7/1/2029       $1,795.76       8/1/1999        $260,000         $259,802.16
6592704982         8/1/1999         7/1/2029       $2,290.65       8/1/1999        $340,000         $339,728.10
6606353891         8/1/1999         7/1/2029       $1,828.94       8/1/1999        $258,400         $258,400.00
6610898998         8/1/1999         7/1/2029       $2,903.35       8/1/1999        $425,600         $425,600.00
6611532679         9/1/1999         8/1/2029       $2,561.25       8/1/1999        $400,000         $400,000.00
6612299708         8/1/1999         7/1/2029       $3,352.12       8/1/1999        $473,600         $473,600.00
6612956893         9/1/1999         8/1/2029       $2,110.71       8/1/1999        $305,600         $305,600.00
6615678858         8/1/1999         7/1/2029       $2,738.13       8/1/1999        $391,600         $391,600.00
6616749492         8/1/1999         7/1/2029       $1,819.04       8/1/1999        $270,000         $270,000.00
6619780130         8/1/1999         7/1/2029       $2,964.37       8/1/1999        $440,000         $440,000.00
6620289477         8/1/1999         7/1/2029       $2,331.72       8/1/1999        $337,600         $337,600.00
6620678448         8/1/1999         7/1/2029       $2,021.16       8/1/1999        $300,000         $300,000.00
6623540272         8/1/1999         7/1/2029       $3,219.88       8/1/1999        $472,000         $471,631.79
6631067011         8/1/1999         7/1/2029       $4,434.15       8/1/1999        $650,000         $649,492.93
6631931588         8/1/1999         7/1/2029       $2,320.67       8/1/1999        $336,000         $336,000.00
6632924970         8/1/1999         7/1/2029       $1,968.43       8/1/1999        $285,000         $285,000.00
6634428996         8/1/1999         7/1/2029       $1,944.95       8/1/1999        $281,600         $281,600.00
6639332961         8/1/1999         7/1/2029       $2,353.42       8/1/1999        $328,500         $328,500.00
6639527255         8/1/1999         7/1/2029       $1,889.81       8/1/1999        $267,000         $267,000.00
6642552670         8/1/1999         7/1/2029       $1,738.20       8/1/1999        $258,000         $258,000.00
6643913574         8/1/1999         7/1/2029       $1,945.80       8/1/1999        $300,000         $300,000.00
6645807097         8/1/1999         7/1/2029       $4,234.00       8/1/1999        $591,000         $591,000.00
6647872479         8/1/1999         7/1/2029       $2,210.26       8/1/1999        $324,000         $324,000.00
6650262980         8/1/1999         7/1/2029       $2,417.37       8/1/1999        $350,000         $350,000.00
6655515283         8/1/1999         7/1/2029       $1,968.99       8/1/1999        $281,600         $281,600.00
6655994314         8/1/1999         7/1/2029       $2,013.74       8/1/1999        $288,000         $287,786.26
6656069330         9/1/1999         8/1/2029       $2,597.59       8/1/1999        $371,500         $371,500.00
6656383632         8/1/1999         7/1/2029       $2,063.27       8/1/1999        $288,000         $288,000.00
6656886683         8/1/1999         7/1/2029       $3,508.63       8/1/1999        $508,000         $508,000.00
6659132515         8/1/1999         7/1/2029       $1,857.96       8/1/1999        $262,500         $262,500.00
6659481169         9/1/1999         8/1/2029       $2,153.59       8/1/1999        $308,000         $308,000.00
6660918993         9/1/1999         8/1/2029       $2,349.84       8/1/1999        $328,000         $328,000.00
6666549420         8/1/1999         7/1/2029       $2,640.03       8/1/1999        $387,000         $387,000.00
6666861551         8/1/1999         7/1/2029       $2,026.07       8/1/1999        $297,000         $297,000.00
6668094268         8/1/1999         7/1/2029       $1,763.06       8/1/1999        $265,000         $265,000.00
6671681994         8/1/1999         7/1/2029       $2,627.95       8/1/1999        $395,000         $395,000.00
6672577167         8/1/1999         7/1/2029       $2,802.67       8/1/1999        $416,000         $416,000.00
6673521644         8/1/1999         7/1/2029       $2,384.89       8/1/1999        $349,600         $349,600.00
6675772039         8/1/1999         7/1/2029       $2,947.01       8/1/1999        $432,000         $432,000.00
6676943522         8/1/1999         7/1/2029       $1,882.81       8/1/1999        $276,000         $275,784.69
6681334717         8/1/1999         7/1/2029       $4,513.40       8/1/1999        $630,000         $630,000.00
6682410235         8/1/1999         7/1/2029       $3,056.15       8/1/1999        $448,000         $448,000.00
6691318213         8/1/1999         7/1/2029       $2,123.39       8/1/1999        $300,000         $300,000.00
6691450057         8/1/1999         7/1/2029       $2,144.72       8/1/1999        $318,340         $318,340.00
6692683276         8/1/1999         7/1/2029       $3,656.51       8/1/1999        $549,600         $549,600.00
6694943470         8/1/1999         7/1/2029       $2,012.04       8/1/1999        $291,314         $291,314.00
6696744629         8/1/1999         7/1/2029       $3,072.16       8/1/1999        $456,000         $456,000.00
6697322581         8/1/1999         7/1/2029       $2,158.78       8/1/1999        $305,000         $305,000.00
6698567457         8/1/1999         7/1/2029       $2,694.60       8/1/1999        $395,000         $395,000.00
6700084020         8/1/1999         7/1/2029       $1,757.08       8/1/1999        $254,400         $254,400.00
6700687665         8/1/1999         7/1/2029       $2,579.09       8/1/1999        $360,000         $360,000.00
6701838929         8/1/1999         7/1/2029       $1,957.11       8/1/1999        $279,900         $279,900.00
6706221113         8/1/1999         7/1/2029       $2,046.53       8/1/1999        $300,000         $300,000.00
6706364319         8/1/1999         7/1/2029       $1,859.47       8/1/1999        $276,000         $276,000.00
6708549412         8/1/1999         7/1/2029       $3,099.11       8/1/1999        $460,000         $460,000.00
6713272083         8/1/1999         7/1/2029       $2,723.25       8/1/1999        $399,200         $399,200.00
6713364419         8/1/1999         7/1/2029       $3,901.72       8/1/1999        $551,250         $551,250.00
6713846258         8/1/1999         7/1/2029       $2,807.62       8/1/1999        $391,900         $391,623.40
6723277783         8/1/1999         7/1/2029       $1,887.88       8/1/1999        $270,000         $270,000.00
6729264728         8/1/1999         7/1/2029       $3,038.98       8/1/1999        $440,000         $440,000.00
6730397749         8/1/1999         7/1/2029       $2,099.66       8/1/1999        $304,000         $304,000.00
6733089640         8/1/1999         7/1/2029       $4,114.24       8/1/1999        $618,400         $618,400.00
6739862883         8/1/1999         7/1/2029       $3,453.38       8/1/1999        $500,000         $499,119.54
6741268236         8/1/1999         7/1/2029       $2,264.83       8/1/1999        $332,000         $332,000.00
6741715368         8/1/1999         7/1/2029       $1,664.52       8/1/1999        $244,000         $244,000.00
6741942731         8/1/1999         7/1/2029       $1,891.33       8/1/1999        $264,000         $264,000.00
6749057789         8/1/1999         7/1/2029       $2,371.11       8/1/1999        $335,000         $335,000.00
6753135935         8/1/1999         7/1/2029       $3,138.02       8/1/1999        $460,000         $460,000.00
6753209110         8/1/1999         7/1/2029       $3,243.97       8/1/1999        $458,320         $458,320.00
6759013144         8/1/1999         7/1/2029       $2,151.34       8/1/1999        $303,950         $303,950.00
6761496006         8/1/1999         7/1/2029       $2,387.62       8/1/1999        $350,000         $350,000.00
6763003867         8/1/1999         7/1/2029       $2,685.05       8/1/1999        $393,600         $393,600.00
6763718936         8/1/1999         7/1/2029       $2,127.28       8/1/1999        $308,000         $308,000.00
6766573205         8/1/1999         7/1/2029       $2,462.42       8/1/1999        $347,900         $347,900.00
6770368006         8/1/1999         7/1/2029       $1,894.88       8/1/1999        $271,000         $270,798.87
6770412135         8/1/1999         7/1/2029       $2,145.80       8/1/1999        $318,500         $318,500.00
6771737670         8/1/1999         7/1/2029       $2,551.34       8/1/1999        $374,000         $374,000.00
6772989809         8/1/1999         7/1/2029       $1,970.79       8/1/1999        $300,000         $300,000.00
6773582157         8/1/1999         7/1/2029       $2,376.71       8/1/1999        $348,400         $348,128.21
6775406942         8/1/1999         7/1/2029       $1,755.93       8/1/1999        $257,400         $257,400.00
6783859652         9/1/1999         8/1/2029       $3,754.14       8/1/1999        $530,400         $530,400.00
6787572871         9/1/1999         8/1/2029       $2,375.93       8/1/1999        $344,000         $344,000.00
6790013962         8/1/1999         7/1/2029       $2,546.66       8/1/1999        $378,000         $377,697.72
6790049545         8/1/1999         7/1/2029       $4,489.39       8/1/1999        $650,000         $649,505.40
6790483678         8/1/1999         7/1/2029       $3,126.93       8/1/1999        $470,000         $469,614.74
6792642164         8/1/1999         7/1/2029       $2,319.40       8/1/1999        $340,000         $339,734.77
6794181955         8/1/1999         7/1/2029       $2,292.12       8/1/1999        $336,000         $335,737.88
6794434800         8/1/1999         7/1/2029       $2,269.66       8/1/1999        $324,600         $324,600.00
6795010252         8/1/1999         7/1/2029       $1,741.53       8/1/1999        $246,050         $246,050.00
6795293627         8/1/1999         7/1/2029       $1,908.20       8/1/1999        $266,355         $266,355.00
6795372892         8/1/1999         7/1/2029       $2,182.97       8/1/1999        $320,000         $320,000.00
6796454707         8/1/1999         7/1/2029       $1,964.67       8/1/1999        $288,000         $288,000.00
6801778132         8/1/1999         7/1/2029       $4,093.06       8/1/1999        $600,000         $599,531.94
6802108339         8/1/1999         7/1/2029       $2,279.10       8/1/1999        $322,000         $321,766.94
6805727770         8/1/1999         7/1/2029       $2,237.54       8/1/1999        $328,000         $328,000.00
6808833393         8/1/1999         7/1/2029       $1,888.27       8/1/1999        $276,800         $276,800.00
6809112862         9/1/1999         8/1/2029       $3,610.72       8/1/1999        $504,000         $504,000.00
6809230201         9/1/1999         8/1/2029       $3,342.67       8/1/1999        $490,000         $490,000.00
6810441060         8/1/1999         7/1/2029       $2,174.56       8/1/1999        $311,000         $311,000.00
6811147229         8/1/1999         7/1/2029       $2,264.83       8/1/1999        $332,000         $332,000.00
6813250187         8/1/1999         7/1/2029       $3,831.70       8/1/1999        $548,000         $547,593.30
6822590755         8/1/1999         7/1/2029       $1,811.96       8/1/1999        $256,000         $256,000.00
6825823351         8/1/1999         7/1/2029       $1,981.83       8/1/1999        $280,000         $279,797.34
6828187507         8/1/1999         7/1/2029       $2,611.76       8/1/1999        $369,000         $369,000.00
6829522413         8/1/1999         7/1/2024       $3,128.17       8/1/1999        $428,000         $428,000.00
6844527744         8/1/1999         7/1/2029       $2,265.42       8/1/1999        $328,000         $328,000.00
6845243507         8/1/1999         7/1/2029       $2,405.30       8/1/1999        $344,000         $343,744.70
6845494431         8/1/1999         7/1/2029       $2,123.39       8/1/1999        $300,000         $299,782.86
6845944476         9/1/1999         8/1/2029       $3,496.08       8/1/1999        $500,000         $500,000.00
6847999114         8/1/1999         7/1/2029       $3,038.98       8/1/1999        $440,000         $440,000.00
6850907418         8/1/1999         7/1/2029       $2,503.54       8/1/1999        $371,600         $371,600.00
6856724676         8/1/1999         7/1/2029       $1,677.56       8/1/1999        $249,000         $248,800.88
6857016999         8/1/1999         7/1/2029       $2,947.01       8/1/1999        $432,000         $432,000.00
6857831454         8/1/1999         7/1/2029       $2,558.17       8/1/1999        $375,000         $375,000.00
6858137943         8/1/1999         7/1/2029       $3,170.20       8/1/1999        $459,000         $459,000.00
6864246274         8/1/1999         7/1/2029       $2,075.75       8/1/1999        $312,000         $312,000.00
6865461708         8/1/1999         7/1/2029       $2,447.26       8/1/1999        $350,000         $350,000.00
6873003955         8/1/1999         7/1/2029       $2,005.96       8/1/1999        $280,000         $280,000.00
6880063836         8/1/1999         7/1/2029       $1,783.65       8/1/1999        $252,000         $252,000.00
6883216969         9/1/1999         8/1/2029       $3,496.08       8/1/1999        $500,000         $500,000.00
6885965746         8/1/1999         7/1/2029       $2,830.35       8/1/1999        $414,900         $414,900.00
6888059596         8/1/1999         7/1/2029       $2,272.45       8/1/1999        $325,000         $323,758.80
6888247084         8/1/1999         7/1/2029       $2,869.76       8/1/1999        $415,500         $415,183.83
6890589648         8/1/1999         7/1/2029       $1,851.01       8/1/1999        $268,000         $268,000.00
6891240662         8/1/1999         7/1/2029       $1,967.26       8/1/1999        $292,000         $292,000.00
6891684489         8/1/1999         7/1/2029       $1,922.84       8/1/1999        $275,000         $275,000.00
6891874981         8/1/1999         7/1/2029       $2,936.71       8/1/1999        $420,000         $420,000.00
6894753455         8/1/1999         7/1/2029       $2,720.18       8/1/1999        $398,750         $398,750.00
6895584016         8/1/1999         7/1/2029       $2,168.27       8/1/1999        $310,100         $309,869.86
6896140990         7/1/1999         6/1/2029       $1,841.88       8/1/1999        $270,000         $269,789.37
6899509308         8/1/1999         7/1/2029       $2,433.27       8/1/1999        $348,000         $347,741.73
6901543154         8/1/1999         7/1/2029       $2,420.66       8/1/1999        $342,000         $341,752.47
6906449993         8/1/1999         7/1/2029       $3,425.73       8/1/1999        $484,000         $483,649.69
6906781940         8/1/1999         7/1/2029       $2,083.66       8/1/1999        $298,000         $298,000.00
6907187014         8/1/1999         7/1/2029       $1,705.45       8/1/1999        $250,000         $249,804.97
6907694340         8/1/1999         7/1/2029       $2,022.52       8/1/1999        $304,000         $303,750.81
6910975660         8/1/1999         7/1/2029       $2,088.53       8/1/1999        $310,000         $310,000.00
6915662941         8/1/1999         7/1/2029       $3,672.28       8/1/1999        $525,200         $525,200.00
6918494367         8/1/1999         7/1/2029       $4,154.05       8/1/1999        $586,900         $586,475.21
6923251232         8/1/1999         7/1/2029       $2,176.31       8/1/1999        $311,250         $311,019.00
6925925767         7/1/1999         6/1/2029       $2,200.02       8/1/1999        $322,500         $321,995.32
6932088716         8/1/1999         7/1/2029       $2,762.71       8/1/1999        $400,000         $400,000.00
6934606507         8/1/1999         7/1/2029       $2,452.34       8/1/1999        $364,000         $364,000.00
6935644648         8/1/1999         7/1/2029       $2,264.94       8/1/1999        $320,000         $319,633.33
6936054755         8/1/1999         7/1/2029       $2,038.45       8/1/1999        $288,000         $288,000.00
6939479108         8/1/1999         7/1/2029       $2,794.01       8/1/1999        $390,000         $390,000.00
6941773274         8/1/1999         7/1/2029       $1,781.88       8/1/1999        $251,750         $251,325.94
6942284867         8/1/1999         7/1/2029       $1,823.39       8/1/1999        $264,000         $264,000.00
6946877641         8/1/1999         7/1/2029       $2,195.54       8/1/1999        $314,000         $314,000.00
6948880197         8/1/1999         7/1/2029       $1,910.10       8/1/1999        $280,000         $280,000.00
6950008489         8/1/1999         7/1/2029       $2,251.19       8/1/1999        $330,000         $330,000.00
6950799707         8/1/1999         7/1/2029       $2,387.62       8/1/1999        $350,000         $350,000.00
6953036255         8/1/1999         7/1/2029       $2,021.16       8/1/1999        $300,000         $300,000.00
6955616989         8/1/1999         7/1/2029       $1,719.94       8/1/1999        $243,000         $243,000.00
6962241649         8/1/1999         7/1/2029       $3,560.57       8/1/1999        $497,000         $496,649.22
6972839416         8/1/1999         7/1/2029       $1,729.79       8/1/1999        $260,000         $260,000.00
6972938598         8/1/1999         7/1/2029       $3,132.91       8/1/1999        $453,600         $453,600.00
6975508067         8/1/1999         7/1/2029       $2,292.46       8/1/1999        $336,050         $336,050.00
6977626370         8/1/1999         7/1/2029       $2,514.38       8/1/1999        $359,600         $359,333.12
6977645412         8/1/1999         7/1/2029       $4,266.34       8/1/1999        $625,400         $625,400.00
6981327213         8/1/1999         7/1/2029       $2,643.04       8/1/1999        $378,000         $378,000.00
6984733839         8/1/1999         7/1/2029       $1,926.99       8/1/1999        $279,000         $279,000.00
6985561981         8/1/1999         7/1/2029       $2,406.50       8/1/1999        $340,000         $340,000.00
6985611521         8/1/1999         7/1/2029       $2,045.85       8/1/1999        $299,900         $299,900.00
6986547617         8/1/1999         7/1/2029       $3,745.88       8/1/1999        $556,000         $556,000.00
6989493470         8/1/1999         7/1/2029       $3,017.95       8/1/1999        $442,400         $442,400.00
6996006208         9/1/1999         8/1/2029       $2,385.27       8/1/1999        $337,000         $337,000.00
6997049868         8/1/1999         7/1/2029       $3,376.18       8/1/1999        $477,000         $477,000.00
6997647224         8/1/1999         7/1/2029       $3,204.74       8/1/1999        $464,000         $464,000.00
6998386459         8/1/1999         7/1/2029       $2,128.97       8/1/1999        $320,000         $320,000.00
6998521808         8/1/1999         7/1/2029       $3,066.25       8/1/1999        $428,000         $428,000.00
6999158972         8/1/1999         7/1/2029       $2,182.97       8/1/1999        $320,000         $320,000.00
6999727420         8/1/1999         7/1/2029       $2,417.37       8/1/1999        $350,000         $349,733.67
6999907279         8/1/1999         7/1/2029       $2,761.90       8/1/1999        $395,000         $394,706.85





LOAN#         SCHED BALANCE      PURP       DOC      APPRAISAL   RTERM     CLTV
-----         -------------      ----       ---      ---------   -----     ----
6004043029      249,600.00        PURCH      RAPD      $312,000    360      80.0
6006498528      519,573.75        PURCH      RAPD      $650,000    359      79.9
6007296038      332,000.00        PURCH      RAPD      $415,000    360      80.0
6007758201      415,675.47        PURCH      RAPD      $520,000    359      79.9
6008978865      255,814.71      R/T REFI     FULL      $320,000    359      79.9
6012361496      304,211.91        PURCH      FULL      $382,000    359      79.7
6020074644      599,554.71        PURCH      RAPD    $1,425,000    359      42.1
6025137685      555,597.58        PURCH      RAPD      $695,000    359      79.9
6032116854      419,672.35        PURCH      RAPD      $535,000    359      79.9
6037553200      249,814.46        PURCH      RAPD      $585,000    359      42.7
6038441231      459,958.39      R/T REFI     FULL      $950,000    359      48.4
6039445587      319,750.36      R/T REFI     FULL      $400,000    359      79.9
6040798222      387,719.18        PURCH      FULL      $460,000    359      86.3
6043539045      563,537.69        PURCH      FULL      $705,000    359      79.9
6047955189      379,717.98        PURCH      RAPD      $475,000    359      79.9
6048330655      385,727.56        PURCH      RAPD      $482,500    359      79.9
6049887109      299,771.72        PURCH      RAPD      $455,000    359      65.9
6050502449      461,539.67        PURCH      FULL      $578,000    359      79.9
6050530028      399,687.96        PURCH      RAPD      $625,000    359      64.0
6052195853      291,692.27        PURCH      FULL      $365,000    359      79.9
6052510184      499,579.93        PURCH      RAPD      $700,000    359      71.9
6052627244      285,982.22        PURCH      RAPD      $318,000    359      89.9
6054586513      624,524.43        PURCH      RAPD    $1,855,000    359      33.7
6060517924      269,794.55      R/T REFI     RAPD      $569,000    359      47.4
6061926769      321,355.28        PURCH      RAPD      $402,000    359      79.9
6062309965      227,830.79        PURCH      RAPD      $285,000    359      79.9
6063009879      599,200.00        PURCH      RAPD      $749,000    360      80.0
6065165539      438,874.04        PURCH      RAPD      $570,000    359      79.9
6065480029      270,549.06        PURCH      RAPD      $285,000    359      94.9
6069177514      309,775.62        PURCH      RAPD      $510,000    359      60.8
6069981279      436,000.00        PURCH      RAPD      $545,000    360      80.0
6072625921      292,771.43        PURCH      RAPD      $420,000    359      69.7
6076021887      272,844.81        PURCH      FULL      $368,000    359      74.3
6077119912      495,631.89        PURCH      RAPD      $620,000    359      79.9
6079092323      369,711.36      R/T REFI     RAPD      $630,000    359      58.7
6079270499      275,789.98        PURCH      FULL      $345,000    359      79.9
6080857888      474,620.14        PURCH      FULL    $1,385,000    359      34.3
6082907905      399,710.49      R/T REFI     RAPD      $530,000    359      75.4
6086385603      436,076.12      C/O REFI     FULL      $640,000    359      68.1
6087453970      290,494.82        PURCH      FULL      $306,000    359      94.9
6091119807      263,004.66        PURCH      FULL      $329,000    359      79.9
6092683942      379,717.98      C/O REFI     RAPD      $660,000    359      57.5
6093686332      267,780.31      R/T REFI     RAPD      $500,000    359      53.6
6096931362      260,591.44        PURCH      RAPD      $326,000    359      79.9
6097851213      256,109.79      R/T REFI     RAPD      $322,000    359      79.5
6099037985      255,819.31        PURCH      RAPD      $335,000    359      79.9
6100320545      301,287.20        PURCH      RAPD      $450,000    359      67.5
6102374524      292,277.43        PURCH      RAPD      $330,000    359      89.9
6104775181      357,713.71      R/T REFI     RAPD      $670,000    359      53.4
6104846024      259,802.16      R/T REFI     FULL      $325,000    359      79.9
6105920471      429,647.52      C/O REFI     FULL      $635,000    359      67.7
6106335869      451,664.55        PURCH      RAPD      $565,000    359      79.9
6107087659      339,747.67      R/T REFI     RAPD      $495,000    359      68.6
6107270081      346,442.70      R/T REFI     RAPD      $600,000    359      57.7
6112307027      388,725.44        PURCH      RAPD      $495,000    359      79.8
6116430759      345,730.08        PURCH      RAPD      $789,000    359      44.1
6116909372      439,673.45        PURCH      RAPD      $705,000    359      62.4
6117621992      326,400.00        PURCH      RAPD      $408,000    360      80.0
6117689361      274,790.74        PURCH      RAPD      $475,000    359      57.9
6118666558      314,748.09        PURCH      RAPD      $450,000    359      69.9
6119047352      403,676.92        PURCH      RAPD      $505,000    359      79.9
6121281213      499,628.92        PURCH      FULL      $875,000    359      57.1
6124670362      295,774.77        PURCH      RAPD      $375,000    359      79.9
6126045357      449,640.14      C/O REFI     FULL      $850,000    359      52.9
6126903472      280,591.60        PURCH      RAPD      $351,000    359      79.9
6129014764      252,807.49      R/T REFI     RAPD      $400,000    359      63.2
6144335483      495,583.30        PURCH      RAPD      $620,000    359      79.9
6146330169      292,066.25      R/T REFI     RAPD      $425,000    359      68.7
6152664501      377,719.46        PURCH      RAPD      $420,000    359      89.9
6155762914      419,622.40        PURCH      RAPD      $530,000    359      79.9
6159223947      499,609.94      R/T REFI     RAPD      $650,000    359      76.9
6159768453      430,913.58      C/O REFI     FULL      $575,000    359      74.9
6164965839      306,966.24      C/O REFI     RAPD      $515,000    359      59.6
6167282885      423,685.33        PURCH      RAPD      $530,000    359      79.9
6170338419      335,681.34        PURCH      RAPD      $420,000    359      79.9
6172187566      286,697.43        PURCH      RAPD      $360,000    359      79.9
6172618354      548,261.21        PURCH      RAPD      $690,000    359      79.9
6174932068      349,726.96        PURCH      RAPD      $480,000    359      72.9
6179483471      454,826.87        PURCH      RAPD      $571,000    359      79.9
6182501913      383,728.97        PURCH      RAPD      $490,000    359      79.9
6185626295      307,777.07        PURCH      FULL      $385,000    359      79.9
6186048606      409,600.00        PURCH      FULL      $512,000    360      80.0
6192031067      307,765.64      R/T REFI     FULL      $385,000    359      79.9
6194184575      374,684.95      R/T REFI     RAPD      $510,000    359      73.5
6195528325      289,540.28        PURCH      FULL      $305,000    359      94.9
6195557761      256,712.51      R/T REFI     RAPD      $345,000    359      74.4
6200046701      436,059.56        PURCH      RAPD      $545,500    359      79.9
6201705693      489,608.15        PURCH      RAPD      $825,000    359      59.3
6202866536      359,739.44        PURCH      RAPD      $460,000    359      79.9
6205311217      270,538.78        PURCH      FULL      $285,000    359      94.9
6205543488      485,620.87        PURCH      RAPD      $670,000    359      72.5
6212627852      459,641.15        PURCH      RAPD      $575,000    359      79.9
6212813130      359,812.02        PURCH      RAPD      $488,000    359      74.9
6214240282      539,618.87        PURCH      RAPD      $675,000    359      79.9
6216285350      424,676.61        PURCH      FULL    $1,444,000    359      35.4
6216832888      304,749.99        PURCH      RAPD      $385,000    359      79.2
6218989926      329,742.56        PURCH      RAPD      $469,000    359      70.3
6219327282      318,950.99        PURCH      RAPD      $399,000    359      79.9
6223350049      427,674.33      R/T REFI     RAPD      $590,000    359      72.5
6228694433      394,606.93        PURCH      FULL      $439,000    359      89.9
6230231505      329,729.50        PURCH      FULL      $430,000    359      76.7
6230794767      465,000.00        PURCH      FULL      $582,000    360      80.0
6238488347      303,762.85        PURCH      RAPD      $380,000    359      79.9
6243809198      349,733.67        PURCH      RAPD      $510,000    359      68.6
6244804982      456,477.59      R/T REFI     FULL      $578,000    359      79.0
6248590330      499,609.94        PURCH      RAPD    $1,000,000    359      51.8
6250297337      255,619.45        PURCH      RAPD      $285,000    359      89.8
6253003427      419,680.41      C/O REFI     FULL      $645,000    359      65.1
6253479841      649,492.93      R/T REFI     FULL      $860,000    359      75.5
6257884244      339,734.77        PURCH      RAPD      $425,000    359      79.9
6264924132      343,468.23        PURCH      RAPD      $630,000    359      55.0
6265337995      503,586.87        PURCH      FULL      $630,000    359      79.9
6267027016      389,250.00        PURCH      FULL      $435,000    360      90.0
6268420483      299,788.26        PURCH      RAPD      $680,000    359      44.3
6268432231      387,804.68        PURCH      RAPD      $491,400    359      79.9
6268506638      291,783.29      R/T REFI     FULL      $365,000    359      79.9
6273776374      279,792.19        PURCH      RAPD      $350,000    359      79.9
6275008743      279,781.57        PURCH      RAPD      $429,000    359      65.2
6277013790      399,695.62        PURCH      RAPD      $621,000    359      64.4
6277767296      391,694.19        PURCH      RAPD      $500,000    359      79.9
6277784366      642,198.63        PURCH      RAPD      $857,000    359      74.9
6280762540      398,900.00        PURCH      RAPD      $845,000    360      47.2
6282046801      284,977.51        PURCH      RAPD      $357,000    359      79.9
6284895460      649,505.40        PURCH      RAPD    $1,075,000    359      60.4
6289561653      362,920.07      R/T REFI     RAPD      $580,000    359      62.6
6295909110      268,405.59        PURCH      RAPD      $298,500    359      89.9
6296283655      454,826.87        PURCH      FULL      $569,000    359      79.9
6300280424      454,062.76        PURCH      RAPD      $568,000    359      79.9
6300475420      259,662.50      R/T REFI     RAPD      $340,000    359      76.4
6303219429      254,820.02      R/T REFI     FULL      $350,000    359      72.8
6303353509      425,000.00        PURCH      RAPD      $575,000    360      73.9
6305524685      327,768.49        PURCH      RAPD      $410,000    359      79.9
6309313523      435,668.23        PURCH      RAPD      $550,000    359      79.9
6314010734      347,748.12        PURCH      RAPD      $435,000    359      79.9
6314937076      293,770.65      C/O REFI     FULL      $495,000    359      59.3
6323384641      500,000.00        PURCH      RAPD      $975,000    360      51.3
6323816287      367,740.27        PURCH      RAPD      $460,000    359      79.9
6324353751      310,994.87        PURCH      RAPD      $415,000    359      74.9
6326919799      349,720.11        PURCH      RAPD      $593,000    359      59.0
6327827082      399,703.14        PURCH      RAPD      $445,000    359      89.8
6328513764      548,991.55        PURCH      RAPD      $935,000    359      58.7
6329536574      295,769.08        PURCH      FULL      $370,000    359      79.9
6334089999      351,751.55        PURCH      RAPD      $440,000    359      79.9
6344280901      278,427.16        PURCH      RAPD      $310,000    359      89.8
6349893989      649,517.60        PURCH      RAPD      $875,000    359      74.2
6350442817      260,501.63        PURCH      FULL      $290,000    359      89.8
6350560584      507,593.75        PURCH      RAPD      $635,000    359      79.9
6355256444      574,594.16      R/T REFI     RAPD      $975,000    359      58.9
6356255635      374,707.46        PURCH      RAPD      $535,000    359      70.0
6356542420      434,652.13        PURCH      RAPD      $685,000    359      63.5
6360854647      524,580.16        PURCH      FULL      $700,000    359      74.9
6360993882      479,625.55        PURCH      RAPD      $755,000    359      63.5
6362917715      328,936.74        PURCH      RAPD      $473,000    359      69.9
6364090362      449,666.03      C/O REFI     FULL      $680,000    359      66.1
6368909633      499,819.39        PURCH      RAPD      $675,500    359      74.0
6371070407      339,000.00      R/T REFI     RAPD      $452,000    240      75.0
6380579802      483,640.80        PURCH      RAPD      $605,000    359      79.9
6383545321      344,131.33        PURCH      FULL      $430,500    359      79.9
6390942735      307,777.07        PURCH      RAPD      $385,000    359      79.9
6399862330      299,771.72      C/O REFI     RAPD      $400,000    359      74.9
6401440596      360,000.00        PURCH      RAPD      $469,000    360      80.0
6403774968      267,790.93        PURCH      FULL      $335,000    359      79.9
6405181840      303,774.38        PURCH      FULL      $380,000    359      79.9
6411551390      423,490.64        PURCH      RAPD      $531,000    359      79.9
6412190594      362,723.78      C/O REFI     FULL      $528,000    359      68.7
6414221041      259,802.16        PURCH      RAPD      $325,000    359      79.9
6415097549      407,689.54        PURCH      FULL      $530,000    359      79.9
6416290804      637,489.80        PURCH      RAPD      $913,000    359      69.8
6416959671      539,578.74        PURCH      RAPD      $675,000    359      79.9
6420994284      269,789.37      C/O REFI     FULL      $475,000    359      56.8
6421850667      295,757.37        PURCH      FULL      $370,000    359      79.9
6422867751      339,734.77      C/O REFI     RAPD      $540,000    359      62.9
6423472247      263,150.00        PURCH      RAPD      $328,950    360      80.0
6424301098      359,719.16        PURCH      FULL      $450,000    359      79.9
6427189565      355,735.79      C/O REFI     RAPD      $630,000    359      56.5
6431051983      351,738.76        PURCH      RAPD      $440,000    359      79.9
6433295869      399,717.68        PURCH      RAPD      $505,000    359      79.9
6433934590      384,492.27        PURCH      RAPD      $485,000    359      79.9
6434984016      335,731.30      C/O REFI     RAPD      $655,000    359      51.3
6445823823      364,800.00        PURCH      RAPD      $460,000    360      80.0
6446995885      394,921.06        PURCH      FULL      $501,000    359      79.9
6448927613      297,784.31        PURCH      FULL      $372,500    359      79.9
6452686709      598,544.20        PURCH      RAPD      $985,000    359      79.9
6456621926      319,737.70        PURCH      FULL      $400,000    359      79.9
6463528593      571,564.75        PURCH      RAPD      $715,000    359      79.9
6466485759      269,759.47        PURCH      RAPD      $300,000    359      89.9
6467511983      364,722.26      R/T REFI     FULL      $495,000    359      73.7
6468675282      547,561.77        PURCH      RAPD      $685,000    359      79.9
6473868237      619,551.25        PURCH      FULL      $779,000    359      79.5
6475384100      255,005.81        PURCH      RAPD      $320,000    359      79.9
6478669242      279,797.34        PURCH      RAPD      $350,000    359      79.9
6487077494      338,148.85        PURCH      RAPD      $423,000    359      79.9
6489858842      399,672.11        PURCH      FULL      $675,000    359      59.2
6493706847      311,019.00        PURCH      RAPD      $415,000    359      74.9
6495907047      359,726.06        PURCH      RAPD      $600,000    359      62.7
6497106697      341,712.68        PURCH      RAPD      $428,000    359      79.9
6498424719      271,787.81        PURCH      RAPD      $340,000    359      79.9
6503747377      273,520.01      C/O REFI     RAPD      $365,000    359      74.9
6508284731      387,726.15        PURCH      RAPD      $485,000    359      79.9
6508630099      292,670.52        PURCH      RAPD      $325,500    359      89.9
6509324619      591,538.18        PURCH      RAPD      $740,000    359      79.9
6509653983      276,594.57        PURCH      RAPD      $346,000    359      79.9
6515834304      407,681.72      R/T REFI     RAPD      $600,000    359      67.9
6517417587      552,844.67        PURCH      RAPD      $692,000    359      79.9
6520383057      330,154.79        PURCH      RAPD      $413,000    359      79.9
6530514782      364,222.64        PURCH      FULL      $410,000    359      89.9
6530861407      130,203.30        PURCH      FULL      $163,500    359      79.6
6532746150      431,645.89        PURCH      RAPD      $540,000    359      79.9
6532989867      312,779.08      C/O REFI     RAPD      $422,000    359      74.1
6539461738      257,808.52        PURCH      RAPD      $330,000    359      78.1
6550296815      375,321.25      C/O REFI     FULL      $510,000    359      73.6
6554082484      338,229.30        PURCH      RAPD      $540,000    359      62.8
6554639200      298,109.44        PURCH      RAPD      $373,000    359      79.9
6557738629      263,799.11        PURCH      FULL      $364,000    359      72.5
6559354169      500,000.00      R/T REFI     RAPD      $650,000    360      76.9
6562062593      303,774.38        PURCH      FULL      $400,000    359      79.9
6566852304      423,685.33        PURCH      RAPD      $599,000    359      70.7
6570220373      483,622.43        PURCH      RAPD      $615,000    359      79.9
6574209141      278,203.50        PURCH      FULL      $350,000    359      79.9
6576211855      489,118.14        PURCH      RAPD      $612,000    359      79.9
6577651760      353,324.15        PURCH      FULL      $442,000    359      79.9
6577815316      295,674.84        PURCH      RAPD      $370,000    359      79.9
6580333216      243,814.33        PURCH      RAPD      $276,800    359      88.7
6581194625      269,778.68      C/O REFI     RAPD      $360,000    359      74.9
6581678239      320,567.81        PURCH      RAPD      $409,000    359      79.9
6583939068      260,806.30      R/T REFI     RAPD      $293,000    359      89.0
6587461028      328,000.00        PURCH      RAPD      $410,000    360      80.0
6587477537      259,802.16        PURCH      FULL      $325,000    359      79.9
6592704982      339,728.10      R/T REFI     RAPD      $745,000    359      45.6
6606353891      258,212.98        PURCH      RAPD      $325,000    359      79.9
6610898998      425,267.98        PURCH      FULL      $532,000    359      79.9
6611532679      400,000.00      R/T REFI     RAPD      $550,000    360      72.7
6612299708      473,257.21        PURCH      FULL      $595,000    359      79.9
6612956893      305,600.00        PURCH      RAPD      $382,000    360      80.0
6615678858      391,309.37        PURCH      RAPD      $493,000    359      79.9
6616749492      269,784.09      C/O REFI     FULL      $340,000    359      79.3
6619780130      439,648.13        PURCH      RAPD      $550,000    359      79.9
6620289477      337,343.11        PURCH      RAPD      $422,000    359      79.9
6620678448      299,760.09      R/T REFI     RAPD      $375,000    359      79.9
6623540272      471,631.79        PURCH      RAPD      $610,000    359      79.9
6631067011      649,492.93        PURCH      FULL      $825,000    359      78.7
6631931588      335,744.33      C/O REFI     RAPD      $420,000    359      79.9
6632924970      284,783.13      C/O REFI     RAPD      $416,000    359      68.5
6634428996      281,385.72        PURCH      RAPD      $352,000    359      79.9
6639332961      328,268.14        PURCH      FULL      $365,000    359      89.9
6639527255      266,806.75      R/T REFI     RAPD      $340,000    359      78.5
6642552670      257,793.68      R/T REFI     FULL      $800,000    359      32.2
6643913574      299,741.70        PURCH      RAPD      $400,000    359      74.9
6645807097      590,582.88        PURCH      FULL      $740,000    359      79.8
6647872479      323,747.24        PURCH      RAPD      $405,000    359      79.9
6650262980      349,733.67        PURCH      RAPD      $450,000    359      77.7
6655515283      281,391.01        PURCH      RAPD      $355,000    359      79.3
6655994314      287,786.26        PURCH      RAPD      $360,000    359      79.9
6656069330      371,500.00        PURCH      FULL      $500,000    360      74.8
6656383632      287,796.73      C/O REFI     FULL      $406,000    359      70.9
6656886683      507,613.45        PURCH      FULL      $635,000    359      79.9
6659132515      262,310.01      C/O REFI     FULL      $350,000    359      74.9
6659481169      308,000.00        PURCH      RAPD      $385,000    360      80.0
6660918993      328,000.00        PURCH      FULL      $425,000    360      80.0
6666549420      386,698.10      R/T REFI     RAPD      $500,000    359      77.3
6666861551      296,768.31        PURCH      FULL      $350,000    359      84.9
6668094268      264,782.77        PURCH      RAPD      $365,000    359      72.5
6671681994      394,676.22      R/T REFI     FULL      $610,000    359      64.7
6672577167      415,667.33        PURCH      RAPD      $520,000    359      79.9
6673521644      349,327.28        PURCH      RAPD      $437,000    359      79.9
6675772039      431,662.99        PURCH      FULL      $540,000    359      79.9
6676943522      275,784.69        PURCH      RAPD      $350,000    359      79.9
6681334717      629,555.35        PURCH      RAPD      $900,000    359      70.0
6682410235      447,650.52        PURCH      FULL      $560,000    359      79.9
6691318213      299,782.86        PURCH      RAPD      $375,000    359      79.9
6691450057      318,085.42        PURCH      RAPD      $400,000    359      79.7
6692683276      549,149.49        PURCH      RAPD      $687,000    359      79.9
6694943470      291,092.33      R/T REFI     RAPD      $418,000    359      69.6
6696744629      455,635.34        PURCH      RAPD      $570,000    359      79.9
6697322581      304,779.24        PURCH      RAPD      $450,000    359      67.7
6698567457      394,691.86      R/T REFI     FULL      $440,000    359      89.7
6700084020      254,206.42        PURCH      RAPD      $318,000    359      79.9
6700687665      359,745.91      C/O REFI     RAPD      $481,000    359      74.8
6701838929      279,692.27        PURCH      RAPD      $350,000    359      79.9
6706221113      299,765.97        PURCH      RAPD      $623,000    359      48.1
6706364319      275,779.28      R/T REFI     RAPD      $405,000    359      68.1
6708549412      459,632.14        PURCH      RAPD      $575,000    359      79.9
6713272083      398,888.58        PURCH      RAPD      $500,000    359      79.9
6713364419      550,851.01        PURCH      RAPD      $735,000    359      74.9
6713846258      391,623.40        PURCH      RAPD      $490,000    359      79.9
6723277783      269,799.62      C/O REFI     FULL      $360,000    359      74.9
6729264728      439,665.19        PURCH      RAPD      $607,000    359      73.3
6730397749      303,768.67      C/O REFI     FULL      $410,000    359      74.1
6733089640      617,893.09        PURCH      RAPD      $773,000    359      79.9
6739862883      499,119.54        PURCH      RAPD      $750,000    359      66.5
6741268236      331,741.00      R/T REFI     RAPD      $450,000    359      73.7
6741715368      243,809.65        PURCH      RAPD      $305,000    359      79.9
6741942731      263,813.67        PURCH      RAPD      $330,000    359      79.9
6749057789      334,757.54        PURCH      RAPD      $501,000    359      66.8
6753135935      459,641.15      C/O REFI     FULL      $776,000    359      59.2
6753209110      457,988.27        PURCH      FULL      $575,000    359      79.9
6759013144      303,730.01        PURCH      RAPD      $379,950    359      79.9
6761496006      349,726.96        PURCH      RAPD    $1,301,000    359      26.9
6763003867      393,292.95        PURCH      FULL      $492,000    359      79.9
6763718936      307,765.64        PURCH      RAPD      $412,065    359      77.8
6766573205      347,648.19        PURCH      RAPD      $435,000    359      79.9
6770368006      270,798.87      R/T REFI     RAPD      $450,000    359      60.2
6770412135      318,245.29      R/T REFI     RAPD      $490,000    359      64.9
6771737670      373,708.24        PURCH      RAPD      $468,000    359      79.9
6772989809      299,747.96      R/T REFI     FULL      $400,000    359      74.9
6773582157      348,128.21        PURCH      FULL      $437,500    359      79.9
6775406942      257,199.20        PURCH      RAPD      $286,000    359      89.9
6783859652      530,400.00        PURCH      RAPD      $680,000    360      80.0
6787572871      344,000.00        PURCH      RAPD      $435,000    360      80.0
6790013962      377,697.72        PURCH      RAPD      $630,000    359      60.0
6790049545      649,505.40      R/T REFI     FULL    $2,200,000    359      29.5
6790483678      469,614.74        PURCH      FULL      $588,000    359      79.9
6792642164      339,734.77      C/O REFI     RAPD      $468,000    359      72.6
6794181955      335,737.88        PURCH      RAPD      $420,000    359      79.9
6794434800      324,359.09      R/T REFI     RAPD      $500,000    359      64.9
6795010252      245,871.91        PURCH      FULL      $260,000    359      94.9
6795293627      266,167.01        PURCH      RAPD      $297,000    359      89.9
6795372892      319,750.36      R/T REFI     FULL      $415,000    359      77.0
6796454707      287,775.33        PURCH      RAPD      $360,000    359      79.9
6801778132      599,531.94        PURCH      RAPD      $750,000    359      79.9
6802108339      321,766.94      R/T REFI     RAPD      $525,000    359      61.3
6805727770      327,744.13        PURCH      RAPD      $410,000    359      79.9
6808833393      276,584.06        PURCH      FULL      $350,000    359      79.9
6809112862      504,000.00        PURCH      RAPD      $632,000    360      80.0
6809230201      490,000.00        PURCH      FULL      $689,000    360      71.1
6810441060      310,769.19        PURCH      RAPD      $413,000    359      76.5
6811147229      331,741.00        PURCH      RAPD      $425,000    359      78.1
6813250187      547,593.30        PURCH      FULL      $685,000    359      79.9
6822590755      255,814.71      R/T REFI     FULL      $370,000    359      69.1
6825823351      279,797.34      C/O REFI     RAPD      $410,000    359      68.2
6828187507      368,732.93        PURCH      RAPD      $510,000    359      72.4
6829522413      427,502.25      C/O REFI     RAPD      $630,000    299      67.9
6844527744      327,750.41        PURCH      RAPD      $480,000    359      68.6
6845243507      343,744.70        PURCH      FULL      $430,000    359      79.9
6845494431      299,782.86        PURCH      FULL      $376,000    359      79.9
6845944476      500,000.00        PURCH      RAPD      $715,000    360      69.9
6847999114      439,665.19      R/T REFI     RAPD      $675,000    359      65.1
6850907418      371,302.84        PURCH      RAPD      $465,000    359      79.9
6856724676      248,800.88        PURCH      FULL      $400,000    359      62.4
6857016999      431,662.99        PURCH      RAPD      $610,000    359      79.9
6857831454      374,707.46        PURCH      RAPD      $696,000    359      55.5
6858137943      458,650.74      R/T REFI     RAPD    $1,185,000    359      38.7
6864246274      311,744.25        PURCH      RAPD      $390,000    359      79.9
6865461708      349,740.24        PURCH      RAPD      $439,000    359      79.9
6873003955      279,802.37        PURCH      RAPD      $350,000    359      79.9
6880063836      251,817.60        PURCH      RAPD      $315,000    359      79.9
6883216969      500,000.00      R/T REFI     RAPD    $1,000,000    360      50.0
6885965746      414,576.34        PURCH      RAPD      $800,000    359      58.8
6888059596      323,758.80      R/T REFI     RAPD      $469,000    359      69.0
6888247084      415,183.83      R/T REFI     FULL      $652,000    359      63.7
6890589648      267,796.07        PURCH      RAPD      $335,000    359      79.9
6891240662      291,766.49        PURCH      RAPD      $365,000    359      79.9
6891684489      274,795.91        PURCH      FULL      $375,000    359      73.3
6891874981      419,688.29      C/O REFI     RAPD      $720,000    359      58.3
6894753455      398,438.93      C/O REFI     RAPD      $545,000    359      73.1
6895584016      309,869.86        PURCH      RAPD      $388,000    359      79.9
6896140990      269,577.47        PURCH      RAPD      $300,000    358      89.9
6899509308      347,741.73        PURCH      RAPD      $435,000    359      79.9
6901543154      341,752.47        PURCH      FULL      $882,000    359      38.7
6906449993      483,649.69        PURCH      RAPD      $605,000    359      79.9
6906781940      297,778.84        PURCH      RAPD      $375,000    359      79.9
6907187014      249,804.97        PURCH      RAPD      $475,000    359      52.6
6907694340      303,750.81        PURCH      RAPD      $380,000    359      79.9
6910975660      309,752.10        PURCH      RAPD      $590,000    359      52.5
6915662941      524,810.22      R/T REFI     FULL      $656,500    359      79.9
6918494367      586,475.21        PURCH      RAPD      $770,000    359      79.9
6923251232      311,019.00      C/O REFI     RAPD      $415,000    359      74.9
6925925767      321,995.32      C/O REFI     FULL      $430,000    358      74.9
6932088716      399,695.62      C/O REFI     FULL      $550,000    359      72.7
6934606507      363,708.91        PURCH      RAPD      $492,000    359      79.9
6935644648      319,633.33        PURCH      RAPD      $400,000    359      79.9
6936054755      287,791.55      R/T REFI     RAPD      $360,000    359      79.9
6939479108      389,724.74      C/O REFI     FULL      $525,000    359      74.2
6941773274      251,325.94        PURCH      FULL      $265,000    359      94.8
6942284867      263,799.11        PURCH      RAPD      $359,000    359      73.5
6946877641      313,766.96      R/T REFI     RAPD      $425,000    359      73.8
6948880197      279,781.57      R/T REFI     FULL      $400,000    359      69.9
6950008489      329,742.56        PURCH      RAPD      $380,000    359      87.9
6950799707      349,726.96        PURCH      RAPD      $455,000    359      77.5
6953036255      299,760.09        PURCH      RAPD      $529,000    359      56.9
6955616989      242,824.12        PURCH      RAPD      $270,000    359      89.9
6962241649      496,649.22      C/O REFI     FULL      $710,000    359      70.0
6972839416      259,786.88        PURCH      FULL      $325,000    359      79.9
6972938598      453,254.84        PURCH      RAPD      $648,000    359      69.9
6975508067      335,787.84        PURCH      RAPD      $445,000    359      79.9
6977626370      359,333.12        PURCH      RAPD      $410,000    359      87.6
6977645412      624,912.12        PURCH      RAPD      $825,000    359      76.2
6981327213      377,719.46        PURCH      RAPD      $420,000    359      89.9
6984733839      278,787.70        PURCH      RAPD      $319,000    359      87.4
6985561981      339,753.92        PURCH      FULL      $425,000    359      79.9
6985611521      299,666.05        PURCH      RAPD      $375,000    359      79.9
6986547617      555,555.37        PURCH      RAPD      $695,000    359      79.9
6989493470      442,054.88        PURCH      RAPD      $553,000    359      79.9
6996006208      337,000.00      R/T REFI     FULL      $495,000    360      68.1
6997049868      476,654.76      R/T REFI     RAPD    $1,500,000    359      31.8
6997647224      463,646.93        PURCH      RAPD      $670,000    359      79.9
6998386459      319,737.70        PURCH      RAPD      $460,000    359      69.5
6998521808      427,697.92        PURCH      RAPD      $550,000    359      79.9
6999158972      319,750.36        PURCH      FULL      $410,000    359      79.9
6999727420      349,733.67        PURCH      FULL      $389,000    359      89.9
6999907279      394,706.85      R/T REFI     RAPD      $550,000    359      71.8



     Total Loans                                   401.00
     Sched UPB                             148,674,619.29
     WAC                                             7.37
     WAM                                           358.63
     WOLTV                                          74.04

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]


To:     The Bank of New York
        101 Barclay Street - 12 E
        New York, New York 10286
        Attn:  Inventory Control

        Re: The Pooling and Servicing Agreement dated August 26, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

        In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____    1._____Mortgage Paid in Full

____    2._____Foreclosure

____    3._____Substitution

____    4._____Other Liquidation

____    5._____Nonliquidation                        Reason: ___________________

                                      By:---------------------------------------
                                            authorized signer of Bank of America
                                            Mortgage Securities, Inc.)


                                            Issuer:_____________________________
                                            Address:____________________________


                                            Date:_______________________________

Custodian
The Bank of New York
Please acknowledge the execution of the above request by your signature and date below:


----------------------------------  ---------------
Signature                           Date

Documents returned to Custodian:


----------------------------------- ----------------
Custodian                           Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                     [Date]


        [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated August 26, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                                     [---------------],

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

        Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-9, Class ___, having an initial aggregate Certificate Balance as of August 26, 1999 of $-----------

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated August 26, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

               1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferor)

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

        Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-9, Class ___, having an initial aggregate Certificate Balance as of August 26, 1999 of $---------]

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated August 26, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

               1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

               2. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

               3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferor)

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                             Nominee Acknowledgment

        The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                            ------------------------------------
                                            (Nominee)

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                                         ANNEX 1 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


        The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

        1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

        2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis
$____________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

        ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

        ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

        ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar


----------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least
               $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

        ___    Broker-dealer.  The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

        ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

        ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

        ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

        ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

        ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

        3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

        4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

        5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ____    ____        Will the Transferee be purchasing the Transferred
         Yes     No          Certificates only for the Transferee's own account?

        6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

        7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________
                                            Date:_______________________________

                                                         ANNEX 2 TO EXHIBIT G-2A


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]


        The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

        1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

        2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

        ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

        3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

        4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

        5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ____    ____           Will the Transferee be purchasing the Transferred
      Yes     No             Certificates only for the Transferee's own account?

        6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

        7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            ------------------------------------
                                            Print Name of Transferee or Adviser

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            IF AN ADVISER:

                                            ------------------------------------
                                            Print Name of Transferee

                                            By:_________________________________
                                            Date:_______________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
101 Barclay Street-12 E
New York, New York 10286

        Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-9, Class ___, having an initial aggregate Certificate Principal Balance as of August 26, 1999 of $_________

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated August 26, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB as Servicer, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

        1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

        2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

        3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

        THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

        UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)),
        THERE IS NO BENEFIT PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

        4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

        5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

        6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

        7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferee)

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________
                                            Date:_______________________________

                             Nominee Acknowledgment

        The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                            ------------------------------------
                                            (Nominee)

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

        Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-9, Class ___, having an initial aggregate Certificate Principal Balance as of August 26, 1999 of $_________

Ladies and Gentlemen:

        This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated August 26, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

        The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

        (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

        (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                            Very truly yours,

                                            ------------------------------------
                                            (Transferee)

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________
                                            Date:_______________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 1999-9

STATE OF                   )
                           )  ss:
COUNTY OF                  )

        The undersigned, being first duly sworn, deposes and says as follows:

        1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated August 26, 1999, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer, Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

        2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Class A-R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

        3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Class A-R Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

        4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

        5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Class A-R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

        6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Class A-R Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Class A-R Certificate or cause the Class A-R Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

        7. The Transferee historically has paid its debts as they have become due.

        8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificate.

        9.    The    Transferee's    taxpayer     identification    number    is
________________________.

        10. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

        11. The Transferee is aware that the Class A-R Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Class A-R Certificate as such taxes become due.

        12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                            * * *

        IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                            ------------------------------------
                                            Print Name of Transferee

                                            By:_________________________________
                                               Name:
                                               Title:

        Personally       appeared       before      me      the      above-named
______________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

        Subscribed and sworn before me this _____ day of ______________________,
 ____.






                                           -------------------------------------
                                                           NOTARY PUBLIC

                                           My Commission expires the ____ day of
                                            _____________,_____

                                    EXHIBIT J

                     CONTENTS OF EACH SERVICER MORTGAGE FILE
1.      Copies of Mortgage Loans Documents.
2.      Residential loan application.
3.      Mortgage Loan closing statement.
4.      Verification of employment and income, if required.
5.      Verification of acceptable evidence of source and amount of downpayment.
6.      Credit report on Mortgagor,in a form acceptable to either FNMA or FHLMC.
7.      Residential appraisal report.
8.      Photograph of the Mortgaged Property.
9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.
10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.
11.     Copies of all required  disclosure  statements.
12. If applicable, termite report, structural engineer's report, water potability and septic certification.
13.     Sales  Contract,  if  applicable.
14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.
15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

           FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ______________, among NationsBanc Mortgage Corporation, Bank of America, FSB, Bank of America, N.A. (each a "Servicer," and together, the "Servicers") and ______________________ (the "Purchaser").

                              PRELIMINARY STATEMENT

      _________________ is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicers, and The Bank of New York, as Trustee.

      ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that each Servicer will engage in certain special servicing procedures relating to foreclosures of the Mortgage Loans serviced by such Servicer for the benefit of the Purchaser, and that the Purchaser will deposit funds in one or more collateral funds to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicers and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicers and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral  Fund:  Any  fund  established  and  maintained  pursuant  to
Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the related Servicer, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the related Servicer, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the related Servicer) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Servicer servicing such Mortgage Loan as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on such Servicer's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Monthly   Advances:   Principal  and  interest  advances  and  servicing
advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and
Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02      Definitions Incorporated by Reference



                                  ARTICLE II

                         SPECIAL SERVICING PROCEDURES

      Section 2.01      Reports and Notices


            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans serviced by it, each Servicer shall provide to the Purchaser the following notices and reports:

               (i)Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), each Servicer shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans serviced by such Servicer that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Servicer of such Mortgage Loan shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, each Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan serviced by such Servicer identified in a report under subsection (a)
(i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c)   In addition to the  foregoing,  each Servicer  shall provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan serviced by such Servicer that is at least ninety days delinquent and each Mortgage Loan serviced by such Servicer which has become real estate owned, through the final liquidation thereof; provided, that such Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential; provided, however, that the Purchaser will reimburse each Servicer for any out of pocket expenses.


      Section 2.02      Purchaser's Election to Delay Foreclosure Proceedings


            (a) The Purchaser shall be deemed to direct the related Servicer that in the event that such Servicer does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by such Servicer under Section 2.01 (a) (ii) subject to extension as set forth in Section 2.02(b), such Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by such Servicer) or (ii) if such Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, such Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b)   In  connection  with any Mortgage Loan with respect to which a notice  under  Section  2.01(a)(ii)  has been  given to the  Purchaser,  the
Purchaser may elect to instruct the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that such Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by such Servicer under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the related Servicer with a copy of such Current Appraisal.

            (d)   Within two  Business  Days of making any  Election  to Delay
Foreclosure, the Purchaser shall remit by wire transfer to the Servicer servicing the related Mortgage Loan, for deposit in the Collateral Fund maintained by such Servicer, an amount, as calculated by such Servicer, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, such Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Servicer servicing the related Mortgage Loan for deposit in the Collateral Fund maintained by such Servicer the amount of each additional month's interest, as calculated by such Servicer, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer of such Mortgage Loan may withdraw from the Collateral Fund maintained by such Servicer from time to time amounts necessary to reimburse such Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by such Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, such Servicer may withdraw the additional amount from the applicable Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the applicable Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from a Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the applicable Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify such Servicer that it believes that it is appropriate to do so, such Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the related Collateral Fund to such to such purchase price, and
(y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the related Servicer for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, such Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), such Servicer shall withdraw the amount of such excess from the Collateral Fund maintained by such Servicer, and shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.


      Section 2.03      Purchaser's   Election   to  Commence   Foreclosure
Proceedings


      (a)      In  connection  with any Mortgage  Loan  identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by such Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the related Servicer, for deposit in the related Collateral Fund, an amount, as calculated by such Servicer, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in such Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, such Servicer shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the related Collateral Fund as are provided under Section 2.02(e), and such Servicer shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The related Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) such Servicer believes there is a breach of representations or warranties in the Pooling and Servicing Agreement by the Depositor, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) such Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the such Servicer's right not to proceed with the Commencement of Foreclosure, such Servicer supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such
forbearance   agreement  is  not  in  conformity  with  reasonable   servicing
practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, such Servicer shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the related Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and such Servicer shall withdraw the amount of such excess from the related Collateral Fund, shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan) shall be released to the Purchaser.

      Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Servicers' obligations under Section 2.01 shall terminate (i) at such time as the Class Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by such Servicer) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that each Servicer estimates through its normal servicing practices will be required to be withdrawn from the related Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current Class Balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Servicers of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Servicers hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in any Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to any Collateral Fund pursuant to this Agreement.



                                   ARTICLE III

                       COLLATERAL FUNDS; SECURITY INTEREST


      Section 3.01      Collateral Funds


      Upon receipt from the Purchaser of the initial amount required to be deposited in any Collateral Fund pursuant to Article II, the related Servicer shall establish and maintain with ________________ as a segregated account on its books and records an account (each, a "Collateral Fund"), entitled "_____________________________________, for the benefit of registered holders of Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series __________. Amounts held in any Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from such Collateral Fund pursuant to
Section 2.02 or 2.03 hereof. Each Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to any Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to any Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicers shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Funds (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Funds, funds in the Collateral Funds shall be applied consistent with the terms of this Agreement.

      Section 3.02      Collateral Fund Permitted Investments.


      Each Servicer shall, at the written direction of the Purchaser, invest the funds in the related Collateral Fund in Collateral Fund Permitted
Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, a Servicer shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in a Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in such Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the related Collateral Fund promptly upon realization. Each Servicer shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the related Collateral Fund, equal to the amount by which the balance of such Collateral Fund, after giving effect to all other distributions to be made from such Collateral Fund on such date, exceeds the Required Collateral Fund Balance for such Collateral Fund. Any amounts so distributed shall be released from the lien and security interest of this Agreement.


      Section 3.03      Grant of Security Interest

      The Purchaser hereby grants to each Servicer for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund,
(2) all amounts deposited in the related Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by a Servicer as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to each Servicer for filing of appropriate financing statements in accordance with applicable law. Each Servicer shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

      Section 3.04      Collateral Shortfalls.

      In the event that amounts on deposit in a Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the related Servicer is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to such Servicer immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03
(b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and such Servicer's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of such Servicer.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment.

      This Agreement may be amended from time to time by the Servicers and the Purchaser by written agreement signed by the Servicers and the Purchaser.

            Section 4.02      Counterparts.

      This  Agreement  may  be  executed   simultaneously  in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a)   in the case of the Servicers,

            Bank of America, FSB
            555 California Street
            San Francisco, California  94104

            Attention:_______________
            Phone:_______________
            Fax:_______________

            Bank of America, N.A.
            101 South Tryon Street
            Charlotte, NC 28255

            Attention:_______________

            Phone:_______________
            Fax:_______________

            NationsBanc Mortgage Corporation
            201 North Tryon Street
            Charlotte, North Carolina  28255

            Attention:_______________
            Phone:_______________
            Fax:_______________

      (b)   in the case of the Purchaser,
            _____________________________
            _____________________________
            _____________________________
            Attention:___________________

            Section 4.05      Severability of Provisions.

      If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns.


      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Servicers.

            Section 4.07      Article and Section Headings.

      The  article  and  section   headings  herein  are  for  convenience  of
reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality.

      The Purchaser agrees that all information supplied by or on behalf of the Servicers pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Servicers and the Purchaser agrees to hold such information confidential and not to disclose such information.

      Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification.

      The Purchaser agrees to indemnify and hold harmless the Servicers and the Depositor and each person who controls the Servicers and the Depositor and each of their respective officers, directors, affiliates and agents acting at the Servicers' or the Depositor's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Servicers or the Depositor, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Servicers' or the Depositor's obligations under the Pooling and Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.


      IN WITNESS WHEREOF, BAFSB, BANA, NMC and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Bank of America, FSB


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                          Bank of America, N.A.


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________



                                          NationsBanc Mortgage Corporation


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          [Purchaser]

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________